Exhibit 2.20

FIFTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT
among
NMC FUNDING CORPORATION,
as Transferor
NATIONAL MEDICAL CARE, INC.,
as Collection Agent
THE ENTITIES PARTIES HERETO,
as Conduit Investors
THE FINANCIAL INSTITUTIONS PARTIES HERETO,
as Bank Investors
THE BANK OF NOVA SCOTIA
BARCLAYS BANK PLC
BAYERISCHE LANDESBANK, NEW YORK BRANCH
CALYON NEW YORK BRANCH
ROYAL BANK OF CANADA and
WESTLB AG, NEW YORK BRANCH
as Administrative Agents
and
WESTLB AG, NEW YORK BRANCH,
as Agent
Dated as of November 17, 2009

i

ii

SCHEDULES

SCHEDULE I	Notice Addresses of Bank Investors	70
SCHEDULE II	Commitments of Bank Investors	72
SCHEDULE III	Perfection Representations	73

EXHIBITS

iii

FIFTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT

FIFTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (this “Agreement”), dated as of November 17, 2009, by and among NMC FUNDING CORPORATION, a Delaware corporation, as transferor (in such capacity, the “Transferor”), NATIONAL MEDICAL CARE, INC., a Delaware corporation, as the initial “Collection Agent”, PARADIGM FUNDING LLC, a Delaware limited liability company, as a Conduit Investor, GIRO BALANCED FUNDING CORPORATION, a Delaware Corporation, as a Conduit Investor, LIBERTY STREET FUNDING LLC, a Delaware limited liability company, as a Conduit Investor, ATLANTIC ASSET SECURITIZATION LLC, a Delaware limited liability company, as a Conduit Investor, SALISBURY RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as a Conduit Investor, OLD LINE FUNDING, LLC, a Delaware limited liability company, as a Conduit Investor, the FINANCIAL INSTITUTIONS PARTIES HERETO, as Bank Investors, BAYERISCHE LANDESBANK, NEW YORK BRANCH, as an Administrative Agent, THE BANK OF NOVA SCOTIA, as an Administrative Agent, BARCLAYS BANK PLC, as an Administrative Agent, CALYON NEW YORK BRANCH, as an Administrative Agent, ROYAL BANK OF CANADA, as an Administrative Agent, and WESTLB AG, NEW YORK BRANCH, as an Administrative Agent and as agent (in such capacity, the “Agent”) for the Investors.

PRELIMINARY STATEMENTS

WHEREAS, the Transferor, the Collection Agent, certain of the Conduit Investors, certain of the Bank Investors, certain of the Administrative Agents, and the Agent are parties to that certain Fourth Amended and Restated Transfer and Administration Agreement dated as of October 16, 2008 (as amended prior to the date hereof, the “Existing TAA”); and

WHEREAS, the parties hereto desire to amend and restate the Existing TAA in its entirety.

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Account Agent Agreement” means an agreement in substantially the form of Exhibit R hereto.

“Account Schedule” has the meaning specified in Section 3.1(s).

“Administrative Agent” means (i) WestLB AG, New York Branch, as administrative agent for the Related Group that includes Paradigm, (ii) Bayerische Landesbank, New York Branch, as administrative agent for the Related Group that includes GBFC, (iii) The Bank of Nova Scotia, as administrative agent for the Related Group that includes Liberty Street, (iv) Barclays Bank PLC, as administrative agent for the Related Group that includes Salisbury, (v) Calyon New York Branch, as administrative agent for the Related Group that includes Atlantic Securitization and (vi) Royal Bank of Canada, as administrative agent for the Related Group that includes Old Line.

“Administration Fee” means the fee payable by the Transferor to the Agent pursuant to Section 2.7(iii) hereof, the terms of which are set forth in the Agent Fee Letter.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than customary rights of set-off and other similar claims.

“Affected Assets” means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

“Agent” means WestLB, in its capacity as agent for the Investors, and any successor thereto appointed pursuant to Article IX.

“Agent Fee Letter” means the Amended and Restated Agent Fee Letter dated as of the Closing Date between the Transferor and the Agent relating to certain fees payable by the Transferor to the Agent hereunder, as amended, restated, supplemented or otherwise modified from time to time.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Investors at such time.

“Agreement” shall have the meaning specified in the Preamble to this Agreement.

“Applicable Margin” means 2.75%.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

“Atlantic Securitization” means Atlantic Asset Securitization LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Auditor” shall have the meaning specified in Section 6.2(c).

“Bank Investors” means each financial institution identified as a “Bank Investor” on Schedule II and their respective successors and assigns.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101 et seq., as amended.

“Barclays” means Barclays Bank PLC, together with its successors and permitted assigns.

“Base Rate” or “BR” means, with respect to the Investors in any Related Group, a rate per annum equal to the greatest of (i) the prime rate of interest announced by the Administrative Agent for such Related Group from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Administrative Agent), (ii) the Eurodollar Rate determined as of such date for an assumed Eurodollar Tranche Period of one month commencing on such date and (iii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by such Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“BayernLB” means Bayerische Landesbank, New York Branch, together with its successors and permitted assigns.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“BMA” means Bio-Medical Applications Management Company, Inc., a Delaware corporation, and its successors and permitted assigns.

“BMA Transfer Agreement” means that certain Receivables Purchase Agreement dated as of August 28, 1997 by and between BMA, as seller, and NMC, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Business Day” means any day excluding Saturday, Sunday and any day on which banks in New York, New York are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

“BR Tranche” means a Tranche as to which Discount is calculated at the Base Rate.

“BR Tranche Period” means, with respect to a BR Tranche for the Investors in any Related Group, either (i) prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Administrative Agent for such Related Group, commencing on a Business Day requested by the Transferor and agreed to by such Administrative Agent, or (ii) after the Termination Date, a period of one day. If such BR

Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

“Calyon” means Calyon New York Branch, together with its successors and assigns.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Certificate” means the certificate issued to the Agent for the benefit of the Investors pursuant to Section 2.2(d) of the Existing TAA.

“CHAMPUS/VA” means, collectively, (i) the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense and established by 10 USC § 1071 et seq. and (ii) the Civilian Health and Medical Program of Veterans Affairs, a program of medical benefits covering dependents of veterans, administered by the United States Veterans’ Administration and Department of Defense and established by 38 USC § 1713 et seq.

“CHAMPUS/VA Regulations” means collectively, all regulations of the Civilian Health and Medical Program of the Uniformed Services and the Civilian Health and Medical Program of Veterans Affairs, including (a) all federal statutes (whether set forth in 10 USC 1071, 38 USC 1713 or elsewhere) affecting CHAMPUS/VA; and (b) all applicable provisions of all rules, regulations (including 32 CFR 199 and 38 CFR 17.54), manuals, orders, and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, the Department of Defense, the Veterans’ Administration, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

“Change of Control” means if the general partner of the FME KGaA charged with management of FME KGaA shall at any time fail to be a Subsidiary of Fresenius SE, or if Fresenius SE shall fail at any time to own and control more than twenty-five percent (25.00%) of the Voting Stock of FME KGaA.

“Closing Date” means October 16, 2008.

“CMS” means the Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration), an agency of the HHS charged with administering and regulating, among other things, certain aspects of Medicaid and Medicare.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” means with respect to the Related Group that includes Paradigm, WestLB AG, as collateral agent for any related Liquidity Provider, any related Credit Support Provider, the holders of Commercial Paper issued by Paradigm or its Related CP Issuer and certain other parties.

“Collection Account” means the account, established in the name of either the Agent or the Transferor, for the benefit of the Investors, pursuant to Section 2.12; provided that, until the Agent otherwise notifies the Collection Agent, the Collection Account shall be the same as the Concentration Account.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

“Collection Agent Default” has the meaning specified in Section 6.4 hereof.

“Collection Delay Factor” means 10 days or such other number of days as the Agent may select upon three Business Days’ notice to the Transferor.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, all payments under the Medicare “cost of recovery” process that are allocable to such Receivable and all other cash proceeds of Related Security with respect to such Receivable.

“Commercial Obligor” means any Obligor referred to in clause (C) or (E) of the definition of “Obligor” contained in this Section 1.1 hereof.

“Commercial Paper” means, with respect to any Conduit Investor, the promissory notes issued by such Conduit Investor or its Related CP Issuer in the commercial paper market.

“Commitment” means (i) with respect to each Bank Investor party hereto, the agreement of such Bank Investor to make acquisitions from the Transferor or the Conduit Investor in its Related Group in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor’s name on Schedule II hereto under the heading “Commitment”, minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor’s Commitment consented to by such Bank Investor prior to the time of determination, (ii) with respect to any assignee of a Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or the Conduit Investor in its Related Group not to exceed the amount set forth in such Assignment and Assumption Agreement minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and (iii) with respect to any assignee of an assignee referred to in clause (ii), the commitment of such assignee to make acquisitions from the Transferor or the Conduit Investor in its Related Group not to exceed the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign.

“Commitment Termination Date” means October 15, 2010, or such later date to which the Commitment Termination Date may be extended by Transferor, the Agent and the Bank Investors.

“Concentration Account” means a special depositary account in the name of the Transferor maintained at a bank acceptable to each Administrative Agent for the purpose of receiving Collections remitted from the Special Accounts and the Intermediate Concentration Account.

“Concentration Account Agreement” means an agreement substantially in the form attached as Exhibit D-2 hereto among the Transferor, the Concentration Account Bank and the Agent.

“Concentration Account Bank” means the bank holding the Concentration Account.

“Concentration Account Notice” means a notice, in substantially the form of the Notice of Effectiveness attached to the Concentration Account Agreement, from the Agent to the Concentration Account Bank.

“Concentration Factor” means for any Designated Obligor (or, in the case of clause (c) below, all Self-Pay Obligors in the aggregate) on any date of determination (calculated prior to the payment of any Transfer Price to be made on such date but as if such payment had been made):

(a) in the case of any Commercial Obligor or Hospital Obligor that does not have a Special Concentration Limit (as defined below), 2.50% of the Eligible Receivable Balance outstanding on such date; provided that, subject to clause (c) below, the Concentration Factor for each of Aetna, Inc., Cigna Corp., Wellpoint Inc. and United Healthcare Insurance Company, and any successor thereto, shall be (i) for so long as such Obligor is rated at least A- by Standard & Poor’s and at least A3 by Moody’s and, if rated by Fitch, at least A- by Fitch, 10.00% of the Eligible Receivable Balance outstanding on such date and (ii) for so long as clause (i) does not apply but such Obligor is rated at least BBB- by Standard & Poor’s and at least Baa3 by Moody’s and, if rated by Fitch, at least BBB- by Fitch, 6.67% of the Eligible Receivable Balance outstanding on such date;

(b) in the case of any US Government Obligor that does not have a Special Concentration Limit, 80.00% of the Eligible Receivable Balance on such date; or

(c) in the case of all Self-Pay Obligors in the aggregate, 5.00% of the Eligible Receivable Balance; or

(d) in the case of any Obligor (including any Obligor described in clauses (a), (b) and (c)), such higher amount determined by the Agent (with the consent of each Administrative Agent) or such lower amount determined by any Administrative Agent in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor and the other Administrative Agents (any such higher or lower amount being a ‘‘Special Concentration Limit”).

“Conduit Investor” means Atlantic Securitization, Paradigm, GBFC, Liberty Street, Salisbury or Old Line.

“Confidential Information” shall have the meaning specified in Section 5.1(d).

“Contract” means an agreement between an Originating Entity and an Obligor (including, without limitation, an oral agreement, a written contract, an invoice or an open account agreement) pursuant to or under which such Obligor shall be obligated to pay for services or merchandise from time to time; provided that, in order to be an “Eligible Receivable”, a Receivable must arise from a Contract which (i) if in writing, is in substantially the form of one of the forms of written contract delivered to the Administrative Agents by the Collection Agent on the date hereof or otherwise approved by each Administrative Agent, and (ii) if an open account agreement, is evidenced by one of the forms of invoices delivered to the Administrative Agents by the Collection Agent on the date hereof or otherwise approved by each Administrative Agent.

“Contractual Adjustment” means, with respect to any Receivable, an amount by which the outstanding principal amount of such Receivable is reduced as a result of (i) Medicare or Medicaid program funding and fee requirements or (ii) any other reasonable and customary insurance company or other charge or reimbursement policies or procedures.

“CP Rate” means, for any CP Tranche Period for any Conduit Investor, the per annum rate equivalent to the weighted average cost (as determined by the related Administrative Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Investor or its Related CP Issuer, other borrowings by such Conduit Investor or its Related CP Issuer and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Investor or its Related CP Issuer or its related Administrative Agent to fund or maintain the related Tranche during such CP Tranche Period (and which may also be allocated in part to the funding of other assets of the Conduit Investor); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such Tranche for such CP Tranche Period, the related Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CP Tranche” means a Tranche as to which Discount is calculated at a CP Rate.

“CP Tranche Period” means, with respect to a CP Tranche for any Conduit Investor, (i) initially, the period commencing on (and including) the date such CP Tranche is established and ending on (and including) the next succeeding CP Tranche Period End Date, and (ii) thereafter, each successive period commencing on (but excluding) a CP Tranche Period End Date and ending on (and including) the next succeeding CP Tranche Period End Date; provided that, from and after the Termination Date, each CP Tranche Period shall be such period as may be selected pursuant to Section 2.3(b).

“CP Tranche Period End Date” means the last day of each calendar month.

“Credit and Collection Policy” shall mean the Transferor’s credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in the written summary of such policies and practices furnished by the Collection Agent to the Administrative Agents on the date hereof, as modified from time to time in compliance with Section 5.2(c).

“Credit Support Agreement” means, with respect to any Conduit Investor, an agreement between such Conduit Investor or its Related CP Issuer and a Credit Support Provider evidencing the obligation of such Credit Support Provider to provide credit support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper.

“Credit Support Provider” means, with respect to any Conduit Investor, the Person or Persons who provides credit support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper.

“Deemed Collections” means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

“Default Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the sum (without duplication) of (a) the aggregate Outstanding Balance of all Receivables that became Defaulted Receivables during such month plus (b) the aggregate Outstanding Balance of all Receivables that became Disputed Receivables during such month, plus (c) the gross write-offs on Receivables (other than any Government Program Receivable) that were less than 270 days past due by (ii) the aggregate Outstanding Balance of Receivables that shall have been acquired by the Seller during the month occurring nine (9) months prior to such calendar month.

“Defaulted Receivable” means: (i) a Receivable as to which any payment, or part thereof, remains unpaid for over 270 days from the original due date; (ii) a Receivable as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof (unless the Transferor, the Originating Entity and the Collection Agent do not know, and could not reasonably be expected to know, of the existence of such Event of Bankruptcy); or (iii) a Receivable less than 270 days past due from the original due date which has been written off as uncollectible or should be written off as uncollectible in accordance with the Credit and Collection Policy; provided that the term “Defaulted Receivable” shall not include any Government Program Receivable.

“Delinquent Receivable” means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date and (ii) which is not a Defaulted Receivable.

“Designated Account Agent” means, in the case of any Originating Entity, an Affiliate thereof that (i) is, directly or indirectly, a wholly-owned Subsidiary of FMCH, (ii) has agreed to maintain a deposit account for the benefit of such Originating Entity to which Obligors in respect of such Originating Entity have been directed to remit payments on Receivables, and (iii) shall have executed and delivered to the Agent an Account Agent Agreement.

“Designated Obligor” means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from any Administrative Agent, delivered at any time (with a copy to the other Administrative Agents).

“Diluted Government Program Receivable” has the meaning set forth in the definition of “Dilution Ratio”.

“Dilution Horizon” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables acquired by the Transferor during the calendar month preceding such calendar month by (ii) the Net Receivables Balance as of such last day of such calendar month.

“Dilution Ratio” means, with respect to any calendar month, the greater of (a) the ratio (expressed as a percentage) computed as of the last day of such calendar month by dividing (i) the sum (without duplication) of (A) the aggregate amount of any reductions to or cancellations of the respective Outstanding Balances of the Receivables as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, Contractual Adjustments and any other billing and other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by the Seller, the Transferor or the Collection Agent, provided to Obligors in respect of Receivables during such month, excluding any Pre-Arranged Contractual Adjustment reflected in the initial Outstanding Balance of the applicable Receivable and (B) the aggregate Outstanding Balance of Government Program Receivables less than 270 days past due from the original due date which have been written off as uncollectible during such month or should be written off as uncollectible in accordance with the Credit and Collection Policy during such month (with such Outstanding Balance being determined without giving effect to such write-off) (each such Receivable, a “Diluted Government Program Receivable”) by (ii) the aggregate Outstanding Balance of all Receivables which arose during the preceding month and (b) 2.0%.

“Dilution Reserve” means, at any time, the greater of (A) the product of (i) the Dilution Reserve Percentage and (ii) the Net Receivables Balance on such date and (B) the product of (i) 2.0% and (ii) the Net Receivables Balance on such date.

“Dilution Reserve Percentage” means, on any day, an amount equal to:

[ (2.25 x ADR ) + [( DS − ADR ) x ( DS / ADR)] ] x DH

Where:

ADR	=	the average Dilution Ratio in respect of the 12 calendar month period then most recently ended.
DS	=	the highest Dilution Ratio at any time during the 12 calendar month period then most recently ended.
DH	=	the Dilution Horizon on such date.

“Discount” means, with respect to any Tranche Period:

(TR x TNI x  AD )
            360

Where:

TR	=	the Tranche Rate applicable to such Tranche Period.
TNI	=	the portion of the Net Investment allocated to such Tranche Period.
AD	=	the actual number of days during such Tranche Period.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

‘‘Discount Reserve” means, at any time, an amount equal to:

TD + LY

Where:

TD	=	the sum of the unpaid Discount for all Tranche Periods to which any portion of the Net Investment is allocated.
LY	=	the Liquidation Yield.

“Disputed Receivable” means, any Receivable under the Medicare, Medicaid or CHAMPUS/VA program as to which any payment, or part thereof, remains unpaid for 270 days or more from the original due date.

“Early Collection Fee” means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period (or, in the case of a CP Tranche Period, during the period until the maturity date of the Commercial Paper allocated to fund or maintain such Net Investment) if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

“Effective Date” has the meaning specified in Section 1.4.

“Eligible Investments” means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody’s and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody’s and S&P of at least “P-1” and A-1”, respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a) (ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody’s and S& P of at least “P-1” and “A-1”, respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively.

“Eligible Receivable” means, at any time, any Receivable:

(i) which has been (A) originated by the Seller or a Transferring Affiliate, (B) sold by the applicable Transferring Affiliate to the Seller pursuant to (and in accordance with) the Transferring Affiliate Letter or the BMA Transfer Agreement, free and clear of any Adverse Claim, in the case of a Receivable originated by a Transferring Affiliate, and (C) sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement, with the effect that the Transferor has good title thereto, free and clear of all Adverse Claims;

(ii) which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Investors, of all of the Transferor’s right, title and interest therein or the grant of a first priority perfected security interest herein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement;

(iii) the Obligor of which (A) is a United States resident, (B) is a Designated Obligor at the time of the initial creation of an interest therein hereunder, (C) is not an Affiliate of any Originating Entity or any of the parties hereto, and (D) other than in the case of any Obligor of the type described in clause (A), (B) or (F) of the definition herein of “Obligor”, is not a government or a governmental subdivision or agency;

(iv) which is not (a) a Defaulted Receivable, (b) a Disputed Receivable, (c) in the case of a Medicare Receivable, more than 90 days past due or (d) in the case of any other Receivable, more than 180 days past due;

(v) which is not a Delinquent Receivable at the time of the initial creation of an interest of the Agent or any Investor therein;

(vi) which, (A) arises pursuant to a Contract with respect to which each of the Seller and the Transferor has performed all material obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder; (B) has been billed in accordance with the Credit and Collection Policy and in accordance with such requirements (including any requirements that relate to the timing of billing) as may have been imposed by the applicable Obligor thereon (including, without limitation, any Official Body associated with any of the CHAMPUS/VA, Medicaid or Medicare programs); and (C) according to the Contract related thereto, is required to be paid in full upon receipt by the Obligor thereof of the invoice related thereto or at a later time not to exceed 90 days from the original billing date therefor;

(vii) which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

(viii) a purchase of which with the proceeds of Commercial Paper would constitute a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

(ix) which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions;

(x) which is denominated and payable only in United States dollars in the United States;

(xi) which, to the knowledge of the Transferor, the Seller and the applicable Transferring Affiliate, after due enquiry in accordance with customary practice, (A) arises under a Contract that has been duly authorized and that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, (B) is not subject to any litigation, dispute, counterclaim or other defense and (C) is not subject to any offset other than as set forth in the related Contract;

(xii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, (A) laws, rules and regulations relating to healthcare, insurance, usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and (B) CHAMPUS/VA Regulations, Medicare Regulations and Medicaid Regulations) and with respect to which no part of the Contract related thereto is or would, as a result of any of the transactions contemplated herein, be in violation of any such law, rule or regulation in any material respect and with respect to which no Originating Entity or the Transferor, and to the best knowledge of the Seller and the Transferor, no other party to the Contract related thereto, is in violation of any such law, rule or regulation in any material respect;

(xiii) which (A) satisfies in all material respects all applicable requirements of the Credit and Collection Policy, (B) is assignable as contemplated under the Transaction Documents, and (C) complies with such other criteria and requirements as any Administrative Agent may from time to time specify to the Transferor following five Business Days’ notice;

(xiv) which was generated in the ordinary course of an Originating Entity’s business;

(xv) the Obligor of which has been directed to make all payments to a Special Account with respect to which there shall be a Special Account Letter (and, if applicable, an Account Agent Agreement) in effect;

(xvi) neither the assignment of which under the Transferring Affiliate Letter or the BMA Transfer Agreement by the applicable Transferring Affiliate, the assignment of which under the Receivables Purchase Agreement by the Seller and the assignment of which hereunder by the Transferor nor the performance or execution of any of the other transactions contemplated in any of the Transaction Documents with respect thereto violates, conflicts or contravenes any applicable laws, rules or regulations (including without limitation, any CHAMPUS/VA Regulations, any Medicaid Regulations and any Medicare Regulations), orders or writs or any contractual or other restriction, limitation or encumbrance;

(xvii) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modifications shall be deemed to be ineligible pursuant to the terms of this clause (xvii);

(xviii) which, in the case of any Receivable payable by an Obligor through a fiscal intermediary or similar entity, is payable through one of the Persons in such capacity that is specified in the schedule of Fiscal Intermediaries (FI)/Medicare Administrative Contractors (MAC) furnished by the Collection Agent to the Administrative Agents on the date hereof , as such schedule may be modified from time to time with the prior written consent of each Administrative Agent acting reasonably and in good faith (the “FI/MAC Schedule”); and

(xix) which is not a Receivable generated by the Spectra Renal Management Group.

“Eligible Receivable Balance” means the Total Outstanding Receivable Balance minus the aggregate Outstanding Balance of all Receivables that are not Eligible Receivables, minus the Unrealized Contractual Adjustment Reserve.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the “Code”)) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Estimated Maturity Period” has the meaning specified in the definition of “Liquidation Yield”.

“Eurodollar Rate” means, with respect to any Eurodollar Tranche Period for the Investors in any Related Group, a rate which is equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the Applicable Margin at such time, (B) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Administrative Agent for such Related Group during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (C) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by such Administrative Agent for determining the current annual assessment payable by such Administrative Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

“Eurodollar Tranche” means a Tranche as to which Discount is calculated at the Eurodollar Rate.

“Eurodollar Tranche Period” means, with respect to a Eurodollar Tranche for the Investors in any Related Group, prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Administrative Agent for such Related Group, commencing on a Business Day requested by the Transferor and agreed to by such Administrative Agent; provided, that (i) in the absence of such agreement, each Eurodollar Tranche Period shall be such period as may be selected by the related Administrative Agent, (ii) if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day, (iii) if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month and (iv) from and after the Termination Date, each Eurodollar Tranche Period shall be such period as may be selected by the related Administrative Agent pursuant to Section 2.3(d).

“Event of Bankruptcy” means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankruptcy or insolvent, or seeking liquidation, winding up, reorganization, arrangements, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation (or other business entity), such Person or any Subsidiary shall take any corporate (or analogous) action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

“Excluded Taxes” shall have the meaning specified in Section 8.3 hereof.

“Existing TAA” shall have the meaning specified in the Preliminary Statements hereof.

“Face Amount” means, with respect to any Commercial Paper, (i) the face amount of any such Commercial Paper issued on a discount basis and (ii) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such Commercial Paper issued on an interest-bearing basis.

“Facility Fee” means, with respect to any Conduit Investor, a fee payable by the Transferor to such Conduit Investor pursuant to Section 2.7(ii) hereof, the terms of which are set forth in the Investor Fee Letter.

“Facility Limit” means $650,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect.

“Fee Letter” means the Investor Fee Letter or the Agent Fee Letter.

“FI/MAC Schedule” has the meaning specified in the definition of “Eligible Receivable”.

“Finance Charges” means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

“Fitch” means Fitch, Inc. or its successors.

“FME KGaA” means Fresenius Medical Care AG & Co. KgaA., formerly known as Fresenius Medical Care AG, a partnership limited by shares organized and existing under the laws of the Federal Republic of Germany and its successors and permitted assigns.

“FME KGaA Credit Facility” means (i) the Bank Credit Agreement dated as of March 31, 2006 among FME KGaA, FMCH, the other borrowers identified therein, the guarantors identified therein, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, and (ii) the Term Loan Credit Agreement dated as of March 31, 2006 among FME KGaA, FMCH, the other borrowers identified therein, the guarantors identified therein, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced and in effect at any time.

“FMCH” means Fresenius Medical Care Holdings, Inc., a New York corporation, and its successors and permitted assigns.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

“GBFC” means Giro Balanced Funding Corporation together with its successors and permitted assigns.

“Government Program Receivable” means a Receivable under the Medicare, Medicaid or CHAMPUS/VA program.

“Group Majority Investors” has the meaning specified in Section 9.8.

“Guaranty” means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

“HHS” means the Department of Health and Human Services, an agency of the Federal Government of the United States.

“Hospital Obligor” means any Obligor referred to in clause (D) of the definition of “Obligor” contained in this Section 1.1 hereof.

“Incremental Transfer” means a Transfer upon giving effect to which the Net Investment hereunder shall be increased.

“Indebtedness” means, with respect to any Person and without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

“Indemnified Amounts” has the meaning specified in Section 8.1 hereof.

“Indemnified Parties” has the meaning specified in Section 8.1 hereof.

“Independent Director” shall mean a director of the Transferor who (a) is not and has not, during the past five years, been a stockholder (whether direct, indirect or beneficial), customer, advisor or supplier of the Seller or any of its Affiliates (provided that indirect stock ownership of the Seller or of any Affiliate by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Director unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool); (b) is not and has not, during the past five years, been a director, officer, employee, affiliate or associate of the Seller or any of its Affiliates (other than the Transferor) (the Seller and its Affiliates other than the Transferor being hereinafter referred to as the “Corporate Group”); (c) is not a person related to any person referred to in clauses (a) and (b); (d) is not and has not, during the past five years, been a trustee, conservator or receiver for any member of the Corporate Group; and (e) has (i) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Initial Transfer Documents” shall have the meaning specified in Section 5.2(h).

“Interest Component” shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

“Intermediate Concentration Account” means a special depositary account in the name of the Transferor maintained at a Special Account Bank for the purpose of receiving Collections remitted from the Special Account(s) maintained at such Special Account Bank.

“Intermediate Concentration Account Agreement” means an agreement substantially in the form attached as Exhibit D-3 hereto (or in such other form as may be approved in writing by each Administrative Agent) among the Transferor, an Intermediate Concentration Bank and the Agent.

“Intermediate Concentration Account Bank” means a bank holding an Intermediate Concentration Account.

“Intermediate Concentration Account Notice” means a notice, in substantially the form of the Notice of Effectiveness attached to an Intermediate Concentration Account Agreement, from the Agent to the applicable Intermediate Concentration Account Bank.

“Investor” means a Conduit Investor or a Bank Investor.

“Investor Fee Letter” means the Amended and Restated Investor Fee Letter dated as of the Effective Date among the Transferor and the Administrative Agents relating to certain fees payable by the Transferor to the Administrative Agents, for the account of the Investors in their respective Related Groups, as amended, restated, supplemented or otherwise modified from time to time.

“Investor Report” means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and each Administrative Agent, furnished by the Collection Agent pursuant to Section 2.11 hereof.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“Liberty Street” means Liberty Street Funding LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“LIBOR Rate” means, with respect to any Eurodollar Tranche Period for the Investors in any Related Group, the rate at which deposits in dollars are offered to the Administrative Agent for such Related Group, in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

“Liquidation Yield” means, at any time, an amount equal to:

(RVF x LBR x NI) x (EMP/360)

Where:

RVF	=	the Rate Variance Factor at such time;
LBR	=	2.50% plus the Base Rate at such time which is applicable to the liquidation period after a Termination Event;
NI	=	the Net Investment at such time; and
EMP	=	the sum of (1) the quotient of (i) the Total Outstanding Receivables Balance as of the last day of the most recently ended calendar month (excluding Receivables generated by the Spectra Renal Management Group) divided by (ii) the quotient of (A) the aggregate initial Outstanding Balance of Receivables (excluding Receivables generated by the Spectra Renal Management Group) that arose during the ninety (90) day period ending on such last day, divided by (B) ninety (90) plus (2) the Collection Delay Factor (such sum, the “Estimated Maturity Period”).

“Liquidity Provider” means, with respect to any Conduit Investor, the Person or Persons who will provide liquidity support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor of Commercial Paper.

“Liquidity Provider Agreement” means an agreement between a Conduit Investor or its Related CP Issuer and one or more Liquidity Providers evidencing the obligation of each such Liquidity Provider to provide liquidity support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper.

“Loss Horizon” means, as of any date, the product of (a) a ratio (expressed as a percentage) computed by dividing (i) the sum of (A) the aggregate Outstanding Balance of all non-Medicare Receivables acquired by the Transferor during the six (6) most recently ended calendar months plus (B) the aggregate Outstanding Balance of all Medicare Receivables acquired by the Transferor during the three (3) most recently ended calendar months, by (ii) the Net Receivable Balance as of the last day of the most recently ended calendar month and (b) the highest average Default Ratio for any consecutive three (3) month period during the immediately preceding 12-month period.

“Loss Percentage” means on any day the greater of (i) 2.25 times the Loss Horizon as of such day and (ii) 20.00%.

“Loss Reserve” means, on any day, an amount equal to:

LP x NRB

Where:

LP	=	the Loss Percentage at the close of business of the Collection Agent on such day; and
NRB	=	the Net Receivables Balance at the close of business of the Collection Agent on such day;

“Loss-to-Liquidation Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables that were actually written off during such month, by (ii) the aggregate amount of Collections received by the Collection Agent during such period.

“Majority Investors” means, at any time, those Investors which hold Commitments aggregating in excess of 66 2/3% of the aggregate Commitments of all Investors as of such date.

“Material Adverse Effect” means a material adverse effect on any of (i) the collectibility or enforceability of a material portion of the Receivables or Related Security, (ii) the ability of the Transferor or any Originating Entity to charge or collect a material portion of the Receivables or Related Security, (iii) the ability of (A) the Transferor or any Originating Entity to perform or observe in any material respect any provision of this Agreement or any other Transaction Document to which it is a party or (B) of FME KGaA or FMCH to cause the due and punctual performance and observation by the Seller or the Transferor of any such provision or, if the Seller or the Transferor shall fail to do so, to perform or observe any such provision required to be performed or observed by the Seller or the Transferor under this Agreement or any other Transaction Document to which the Seller or the Transferor is party, in each case pursuant to the Parent Agreement, (iv) the ability of (A) any Transferring Affiliate to perform or observe in any material respect any provision of the Transferring Affiliate Letter or, in the case of BMA, the BMA Transfer Agreement or, in the case of any Designated Account Agent, the applicable Account Agent Agreement, or (B) of FME KGaA or FMCH to cause the due and punctual performance and observation by such Transferring Affiliate, BMA or such Designated Account Agent of any such provision or, if such Transferring Affiliate, BMA or such Designated Account Agent shall fail to do so, to perform or observe any such provision, in each case pursuant to the Parent Agreement, (v) the financial condition, operations, businesses or properties, each on a consolidated basis, of FME KGaA, FMCH, NMC or the Transferor or (vi) the interests of the Agent, any Administrative Agent or any of the Investors under the Transaction Documents.

“Maximum Percentage Factor” means 100.00%.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 USC §§ 1396 et seq.) and any statutes succeeding thereto.

“Medicaid Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, CMS, the office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC §§ 1395 et seq.) and any statutes succeeding thereto.

“Medicare Receivable” means any Receivable that is subject to the Medicare Regulations.

“Medicare Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

“Minimum Amount” shall have the meaning specified in Section 5.1(h).

“Moody’s” means Moody’s Investors Service.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller on behalf of its employees.

“Net Investment” means the sum of the cash amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections received and applied to reduce such Net Investment pursuant to Section 2.5, 2.6 or 2.9 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason. A portion of the Net Investment shall be deemed to be held by an Investor to the extent such portion of the Net Investment shall have been funded by, or assigned to, such Investor.

“Net Receivables Balance” means, at any time, the Eligible Receivables Balance minus the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor or class of Designated Obligors exceeds the Concentration Factor for such Designated Obligor or class of Designated Obligors.

“NMC” means National Medical Care, Inc., a Delaware corporation and owner of 100.00% of the outstanding stock of the Transferor.

“NPRBI” shall have the meaning specified in Section 2.13.

“Obligor” of any Receivable means (i) any Person obligated to make payments of such Receivable pursuant to a Contract and/or (ii) any Person owing any amount in respect of such Receivable, or in respect of any Related Security with respect to such Receivable, all such Persons referred to in any of clauses (A), (B), (E), (F) and (G) below, and each Person referred to in any of clauses (C) and (D) below, to be deemed for purposes of this Agreement to be one Obligor:

(A): all Persons owing Receivables or Related Security under the Medicare program;

(B): all Persons owing Receivables or Related Security under the Medicaid program;

(C): each Person which is an insurance company;

(D): each Person which is a hospital or other health care provider;

(E): all Persons, other than health care providers or Persons referred to in clause (A), (B), (C) or (D) above or clause (F) or (G) below, owing Receivables arising from the sale of services or merchandise;

(F): all Persons owing Receivables or Related Security under the CHAMPUS/VA Program; and

(G): all Persons who receive the services or merchandise the sale of which results in Receivables that are not insured, guaranteed or otherwise supported in respect thereof by any of the Persons referred to in clauses (A) through (F) above, including any Person owing any amount in respect of Receivables by reason of insurance policy deductibles or co-insurance agreements or arrangements (each such Person, a “Self-Pay Obligor”).

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles in each case whether foreign or domestic.

“Old Line” means Old Line Funding, LLC a Delaware limited liability company, together with its successors and permitted assigns.

“Original Closing Date” means August 28, 1997.

“Originating Entity” means any of the Seller and any Transferring Affiliate.

“Other Transferor” means, with respect to any Conduit Investor, any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with such Conduit Investor.

“Outstanding Balance” means with respect to any Receivable the outstanding principal amount thereof (excluding any accrued and outstanding Finance Charges related thereto) minus the amount of the Pre-Arranged Contractual Adjustments that have not yet been applied to reduce such outstanding principal amount. It is understood and agreed that, for purposes of calculating the Eligible Receivable Balance, a Receivable that has been written-off will have an Outstanding Balance of zero.

“Paradigm” mean Paradigm Funding LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Parent Agreement” means the Amended and Restated Parent Agreement, dated as of the Closing Date, made by FME KGaA and FMCH in respect of the obligations of the Originating Entities and NMC under the Transaction Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of each Administrative Agent.

“Parent Group” means, collectively, FME KGaA, FMCH, NMC, the Transferor, the Originating Entities and their Subsidiaries and Affiliates, and “Parent Group Member” means any such Person individually.

“Payor” shall, solely for purposes of Section 8.3, have the meaning specified in such section.

“Percentage Factor” shall mean the fraction (expressed as a percentage) computed at any time of determination as follows:

NI + LR + DLR + DR + SFR
NRB

Where:
NI	=	the Net Investment at the time of such computation;
LR	=	the Loss Reserve at the time of such computation;
DLR	=	the Dilution Reserve at the time of such computation;
DR	=	the Discount Reserve at the time of such computation;
SFR	=	the Servicing Fee Reserve at the time of such computation; and
NRB	=	the Net Receivables Balance at the time of such computation.

“Perfection Representations” means the representations, warranties and covenants set forth in Schedule III attached hereto.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency or any government.

“Potential Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

“Pre-Arranged Contractual Adjustment” means, with respect to any Receivable, a Contractual Adjustment that was agreed upon by the applicable Originating Entity and the applicable Obligor on or prior to the date such Receivable arose.

“Primary Payor” means (i) each Obligor referred to in clauses (A), (B), (E), (F) and (G) of the definition of “Obligor” contained in this Section 1.1, (ii) collectively, all Obligors of the type referred to in clause (C) of the definition of “Obligor” contained in this Section 1.1 and (iii) collectively, all Obligors of the type referred to in clause (D) of the definition of “Obligor” contained in this Section 1.1.

“Pro Rata Share” means, for a Bank Investor in any Related Group, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors in such Related Group.

“Proceeds” means “proceeds” as defined in Article 9 of the UCC as in effect on the date hereof.

“Program Fee” means, with respect to any Conduit Investor, the fee payable by the Transferor to such Conduit Investor pursuant to Section 2.7(i) hereof, the terms of which are set forth in the Investor Fee Letter.

“Purchased Interest” means the interest in the Receivables acquired by a Liquidity Provider from a Conduit Investor through purchase pursuant to the terms of a Liquidity Provider Agreement.

“Purchase Termination Date” means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from the Seller under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever.

“Ratable Share” means (i) in the case of a Conduit Investor in any Related Group, a fraction (expressed as a percentage) equal to the Related Group Limit of such Related Group divided by the Facility Limit and (ii) in the case of a Bank Investor, a fraction (expressed as a percentage) equal to such Bank Investor’s Commitment divided by the sum of the Commitments of all Bank Investors (including Bank Investors from other Related Groups).

“Rate Variance Factor” means 2.25 or such other number, computed from time to time in good faith by the Agent (with the written consent of each Administrative Agent), that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Agent from time to time, set forth in written notice by the Agent to each Administrative Agent, the Transferor and the Collection Agent.

“Rating Agency” means, at any time, Moody’s, S&P, Fitch or any other rating agency chosen by a Conduit Investor or its Related CP Issuer to rate its commercial paper notes at such time.

“RBC” means Royal Bank of Canada, together with its successors and assigns.

“Receivable” means the indebtedness of any Obligor, whether constituting an account, chattel paper, instrument, insurance claim, investment property or general intangible, arising in connection with the sale or lease of merchandise, (including, without limitation, medicines) or the rendering of services, by an Originating Entity, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. For the avoidance of doubt, the term “Receivable” shall include all amounts payable by any Obligor in connection with any such sale or rendering of services, regardless of when an invoice is issued therefor and regardless of any write-off with respect to such Receivable or any other change or adjustment to the accounting or invoicing with respect to such sale or rendering of services. Accordingly, the cancellation of an invoice for a Receivable and the issuance of a new invoice under a new invoice number, a new invoice date and/or a new Obligor name (or any other accounting or invoicing change) shall not result in the creation of a new Receivable or change the original due date of the Receivable. Similarly, if a portion of a Receivable owing by an Obligor is written-off but is subsequently re-billed to Medicare or another Obligor, the amount owing by Medicare or such other Obligor is part of the original Receivable and is not a new Receivable and the original due date of the Receivable will likewise remain unchanged.

“Receivables Purchase Agreement” means the Amended and Restated Receivables Purchase Agreement dated as of the Closing Date by and between NMC, as seller, and the Transferor, as purchaser, as such agreement may be amended, modified or supplemented and in effect from time to time.

“Recipient” shall, solely for purposes of Section 8.3, have the meaning specified in such section.

“Records” means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to receivables and the related Obligors.

“Reinvestment Termination Date” means, with respect to any Conduit Investor, the second Business Day after the delivery by such Conduit Investor to the Transferor of written notice that such Conduit Investor elects to commence the amortization of its interest in the Net Investment or otherwise liquidate its interest in the Transferred Interest.

“Reinvestment Transfer” means a Transfer occurring in connection with the reinvestment of Collections pursuant to Section 2.2(b) and 2.5.

“Related CP Issuer” means, when used in relation to any Conduit Investor, any other entity that issues Commercial Paper for the purpose of funding all or part of such Conduit Investor’s interest in the Transferred Interest, as specified from time to time in a written notice by the Administrative Agent for such Conduit Investor to the Collection Agent, together with the successors and permitted assigns of such entity.

“Related Group” means any of the following groups: (i) Paradigm, as a Conduit Investor, Landesbank Hessen-Thueringen Girozentrale, as a Bank Investor and WestLB, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (ii) GBFC, as a Conduit Investor, and BayernLB, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (iii) Liberty Street, as a Conduit Investor, and Scotiabank, as a Bank Investor and as Administrative Agent, together with their respective successors and permitted assigns, (iv) Salisbury, as a Conduit Investor and a Bank Investor, and Barclays as an Administrative Agent, together with their respective successors and permitted assigns, (v) Atlantic Securitization, as a Conduit Investor, and Calyon, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns and (vi) Old Line, as a Conduit Investor, and RBC, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns.

“Related Group Limit” means, with respect to any Related Group, the aggregate Commitments of the Bank Investors in such Related Group.

“Related Security” means with respect to any Receivable, all of the Transferor’s rights, title and interest in, to and under:

(i) all of the Seller’s, the Transferor’s or any Transferring Affiliate’s interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, including, without limitation, insurance, guaranties and other agreements or arrangements under the Medicare program, the Medicaid program, state renal programs, CHAMPUS/VA, private insurance policies, and hospital and other health care programs and health care provider arrangements;

(iv) all Records related to such Receivable;

(v) all rights and remedies of the Transferor (A) under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against the Seller in connection therewith, (B) under the Transferring Affiliate Letter, together with all financing statements filed in connection therewith against the Transferring Affiliates, (C) under the BMA Transfer Agreement, together with all financing statements filed in connection therewith against BMA and (D) under the Parent Agreement; and

(vi) all Proceeds of any of the foregoing.

“Salisbury” means Salisbury Receivables Company, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Scotiabank” means The Bank of Nova Scotia, together with its successors and permitted assigns.

“Section 8.2 Costs” has the meaning specified in Section 8.2(d) hereof.

“Self-Pay Obligor” has the meaning specified in the definition of Obligor.

“Seller” means NMC and its successors and permitted assigns.

“Servicing Fee” means the fees payable by the Investors in a Related Group to the Collection Agent, with respect to a Tranche held by the Investors in such Related Group, in an amount equal to 1.00% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3 hereof. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the date on which the Percentage Factor is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof. After the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 hereof.

“Servicing Fee Reserve” means at any time an amount equal to the product of (i) 2.25, (ii) the aggregate Outstanding Balance of all Receivables at such time, (iii) the Servicing Fee percentage and (iv) the Estimated Maturity Period divided by 360.

“Social Security Act” means the Social Security Act, as amended from time to time, and the regulations promulgated and rulings and advisory opinions issued thereunder.

“Special Account” means a special depositary account maintained at a bank acceptable to each Administrative Agent for the purpose of receiving Collections, which account is in the name of either (i) the Originating Entity in respect of the Receivables giving rise to such Collections or (ii) a Designated Account Agent acting on behalf of such Originating Entity.

“Special Account Bank” means any of the banks holding one or more Special Accounts.

“Special Account Letter” means a letter, in substantially the form of Exhibit D-1 hereto, from an Originating Entity (or, if applicable, a Designated Account Agent) to any Special Account Bank, executed by such Originating Entity (or such Designated Account Agent) to such Special Account Bank.

“Spectra Renal Management Group” means, collectively, Spectra East, Inc., a Delaware corporation, Spectra Laboratories, Inc., a Nevada corporation, as Transferring Affiliates, and their respective successors.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc.

“Subordinated Note” shall have the meaning specified in the Receivables Purchase Agreement.

“Subsidiary” of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

“Taxes” shall have the meaning specified in Section 8.3 hereof.

“Termination Date” means the earliest of (i) the Business Day designated by the Transferor to each Administrative Agent as the Termination Date at any time following 60 days’ written notice to each Administrative Agent, (ii) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (iii) the Commitment Termination Date or (iv) the Purchase Termination Date.

“Termination Event” means an event described in Section 7.1 hereof.

“Total Outstanding Receivable Balance” means the aggregate Outstanding Balance of the Receivables.

“Tranche” means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3 hereof.

“Tranche Period” means a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period.

“Tranche Rate” means the CP Rate, the Base Rate or the Eurodollar Rate, subject to Section 7.2(b).

“Transaction Costs” has the meaning specified in Section 8.4(a) hereof.

“Transaction Documents” means, collectively, this Agreement, the Receivables Purchase Agreement, the Fee Letters, the Special Account Letters, the Concentration Account Agreement, the Account Agent Agreement(s), the Certificates, the Transfer Certificates, the Transferring Affiliate Letter, the BMA Transfer Agreement, the Parent Agreement, the Intermediate Concentration Account Agreements, and all of the other instruments, documents and other agreements executed and delivered by any Originating Entity, FME KGaA, FMCH, NMC or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Transfer” means a conveyance, transfer and assignment by the Transferor to the Agent, for the benefit of the Investors, of an undivided percentage ownership interest in Receivables hereunder together with Related Security, Collections and Proceeds with respect thereto (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Sections 2.2(b) and 2.5).

“Transfer Certificate” has the meaning specified in Section 2.2(a) hereof.

“Transfer Date” means, with respect to each Transfer, the Business Day on which such Transfer is made.

“Transfer Price” means with respect to any Incremental Transfer to be made by the Agent, on behalf of the Investors participating in such Incremental Transfer, the amount paid to the Transferor by such Investors as described in the applicable Transfer Certificate.

“Transferor” means NMC Funding Corporation, a Delaware corporation, and its successors and permitted assigns.

“Transferred Interest” means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations); provided that, from and after the Termination Date until the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, the Transferred Interest shall include the right to receive 100% of the Collections as provided in Section 2.6. The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Agent, on behalf of the applicable Investors, shall be considered to have reconveyed to the Transferor (without recourse, representation or warranty of any type or kind) an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable. Following the later to occur of the Termination Date and the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, the Transferred Interest shall be reduced to zero as provided in Section 2.6(c).

“Transferring Affiliate” means a company specified on Exhibit Q hereto, as such Schedule may be amended from time to time as provided in Section 2.15; provided, however, that no such company shall be a Transferring Affiliate from and after the occurrence of any Event of Bankruptcy by or with respect thereto unless any Receivables that arose from sales by such company exist on such date, in which case such company shall continue to be a Transferring Affiliate until the respective Outstanding Balances of all such Receivables shall have been reduced to zero; and provided, further, that, solely with respect to the Receivables transferred by it to the Seller pursuant to the BMA Transfer Agreement, BMA shall constitute a “Transferring Affiliate” hereunder.

“Transferring Affiliate Letter” means the Amended and Restated Affiliate Letter dated as of the Closing Date from the Transferring Affiliates (other than BMA) to the Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of each Administrative Agent.

“UCC” means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

“Unrealized Contractual Adjustment Reserve” means the reserve maintained by the Collection Agent in accordance with its customary practices reflecting the difference between the Outstanding Balance of Receivables owing by certain commercial insurers and the Collection Agent’s estimate of what such commercial insurers will pay in respect of such Receivables. It is understood and agreed that Pre-Arranged Contractual Adjustments will be reflected in the initial Outstanding Balance of the applicable Receivables and accordingly will not be included in the Unrealized Contractual Adjustment Reserve. In addition, the Unrealized Contractual Adjustment Reserve will also include amounts sufficient to cover system-generated rebates, rebills and prompt pay discounts.

“U.S.” or “United States” means the United States of America.

“US Government Obligor” means any Obligor that is the federal government of the United States, or any subdivision or agency thereof the obligations of which are supported by the full faith and credit of the United States, and shall include any Obligor referred to in clause (A),(B) or (F) of the definition of “Obligor” contained in this Section 1.1.

“Voting Stock” shall mean with respect to any Person, any capital stock or other equity interests issued by such Person which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors, managing general partners or its equivalent of such Person, or, where no board of directors, managing general partners or its equivalent exists and where management control of such Person is controlled through the ownership of capital stock or other equity interests, the right to vote for or assert such management control, even though the right to vote for the election of directors (or the right to vote for or assert management control) has been suspended by the happening of such a contingency.

“WestLB” means WestLB AG, New York Branch, together with its successors and assigns.

Section 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

Section 1.4. Amendment and Restatement. Subject to the satisfaction of the conditions precedent set forth in Section 4.1, this Agreement amends and restates the Existing TAA in its entirety. This Agreement is not intended to constitute a novation of the Existing TAA. Upon the effectiveness of this Agreement (the “Effective Date”), each reference to the Existing TAA in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

Section 1.5. Funding on Effective Date. The parties hereto acknowledge that an adjustment to the Net Investment held by the respective Related Groups is required to be made on the Effective Date in order to ensure that the Net Investment held by the Investors in each Related Group is proportional to their respective Related Group Limits. Accordingly, on the Effective Date, the Transferor shall request such Incremental Transfers, and make such repayments, in each case a non-pro rata basis among the Related Groups, such that by the close of business on the Effective Date the Net Investment held by the Investors in the respective Related Groups shall be proportional to their respective Related Group Limits.

ARTICLE II

PURCHASE AND SETTLEMENTS

Section 2.1. Facility. Upon the terms and subject to the conditions herein set forth, the Transferor may from time to time prior to the Termination Date, at its option, convey, transfer and assign to the Agent, on behalf of the Investors, percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto. Each such Transfer is made without recourse to the Transferor; provided, however, that the Transferor shall be liable for all representations, warranties, covenants and other agreements made by the Transferor pursuant to the terms of this Agreement or any other Transaction Document. Each such Transfer shall be made among the Related Groups ratably in accordance with their respective Related Group Limits. Subject to the terms and conditions set forth herein, the Agent shall accept such conveyance, transfer and assignment on behalf of the Investors. By accepting any conveyance, transfer and assignment hereunder, none of the Investors, the Administrative Agents or the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Transferor and the Seller.

Section 2.2. Transfers; Certificates; Eligible Receivables (a) Incremental Transfers. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, request that an Incremental Transfer be made by the Agent, on behalf of each of the applicable Investors. It shall be a condition precedent to each Incremental Transfer that (i) after giving effect to the payment to the Transferor of the applicable Transfer Price, (x) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper, would not exceed the Facility Limit and (y) the Percentage Factor would not exceed the Maximum Percentage Factor and (z) the Net Investment would not exceed the Facility Limit; (ii) the representations and warranties set forth in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto; (iii) an Investor Report shall have been delivered prior to such Incremental Transfer as required by Section 3.2 hereof and (iv) in the case of any Incremental Transfer to be funded by the Bank Investors in any Related Group, either (x) such Bank Investors shall have previously accepted the assignment by the related Conduit Investor of all of its interest in the Affected Assets or (y) such Conduit Investor shall have had an opportunity to direct that such assignment occur on or prior to giving effect to such Incremental Transfer.

The Transferor shall, by notice to the Agent (with a copy to each Administrative Agent) given by telecopy, offer to convey, transfer and assign to the Agent, on behalf of the Investors, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least one (1) Business Day prior to the proposed date of any Incremental Transfer. Each such notice shall specify, (x) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $250,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit, (y) the desired date of such Incremental Transfer and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section 2.3 (it being understood that any request for a Eurodollar Period shall be subject to the approval of each applicable Administrative Agent). Each Administrative Agent will promptly notify the related Conduit Investor or each of the Bank Investors in its Related Group, as the case may be, of such Administrative Agent’s receipt of any request for an Incremental Transfer to be made to the Agent on behalf of such Person. To the extent that any such Incremental Transfer is requested of the Agent, on behalf of a Conduit Investor, such Conduit Investor shall instruct the Agent to accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify each Investor against any loss or expense incurred by any Investor, either directly or indirectly (including, in the case of a Conduit Investor, through the related Liquidity Provider Agreement) as a result of any failure for any reason (including failure to satisfy any of the conditions precedent in respect thereof) by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by any Investor, either directly or indirectly (including, in the case of a Conduit Investor, pursuant to the related Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by any Investor or a related Liquidity Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for any Investor to fund such Incremental Transfer.

The Transferor has previously delivered to the Agent the Transfer Certificate in the form of Exhibit F hereto (the “Transfer Certificate”). On the date of each Incremental Transfer, each Administrative Agent shall send written confirmation to the Transferor and to the Agent of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to the portion of such Incremental Transfer made by such Administrative Agent’s Related Group. The Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers.

By no later than 3:00 p.m. (New York time) on any Transfer Date, each Investor participating in the relevant Transfer shall remit its Ratable Share of the aggregate Transfer Price for such Transfer either (i) to the account of the related Administrative Agent specified therefor from time to time by such Administrative Agent by notice to such Investor or (ii) if so directed by such Administrative Agent, directly to the Transferor. The obligation of each Investor to remit its Ratable Share of any such Transfer Price shall be several from that of each other Investor, and the failure of any Investor to so make such amount available to its related Administrative Agent or the Transferor, as applicable, shall not relieve any other Investor of its obligation hereunder. If the portion of the Transfer Price payable by the Investors in a Related Group is remitted to the related Administrative Agent, then, following each Incremental Transfer and such Administrative Agent’s receipt of funds from the Investors in its Related Group participating in such Transfer as aforesaid, such Administrative Agent shall remit such portion of the Transfer Price to the Transferor’s account at the location indicated in Section 10.3 hereof, in immediately available funds. Unless an Administrative Agent shall have received notice from any Bank Investor in its Related Group participating in an Incremental Transfer that such Bank Investor will not make its share of any Transfer Price relating to such Incremental Transfer available on the applicable Transfer Date therefor, such Administrative Agent may (but shall have no obligation to) make such Bank Investor’s share of any such Transfer Price available to the Transferor in anticipation of the receipt by such Administrative Agent of such amount from such Bank Investor. To the extent such Bank Investor fails to remit any such amount to its Administrative Agent after any such advance by such Administrative Agent on such Transfer Date, such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of “Base Rate”), in the case of such Bank Investor, or the otherwise applicable Tranche Rate, in the case of the Transferor, to such Administrative Agent upon its demand therefor; provided that such Administrative Agent shall not be permitted to recover more than once for such amount or interest thereon. Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the applicable Administrative Agent and such Administrative Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to such Administrative Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by such Bank Investor, such payment shall constitute such Bank Investor’s payment of its share of the applicable Transfer Price for such Transfer.

(b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of the Investors, and in consideration of Transferor’s agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Agent may, on behalf of each Conduit Investor (unless such Conduit Investor has otherwise directed the Agent) and shall, on behalf of each of the Bank Investors, agree to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

(c) All Transfers. Each Transfer shall constitute a purchase by the Agent, on behalf of the Investors, of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Agent’s aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, held on behalf of the Investors, shall equal the Percentage Factor in effect from time to time. The Agent shall hold the Transferred Interests on behalf of the Investors in accordance with each such Investor’s percentage interest in the Transferred Interest (determined on the basis of the relationship that the portion of the Net Investment funded by such Investor bears to the aggregate Net Investment of all Investors at such time).

(d) Certificate. The Transferor has issued to the Agent the Certificate, in the form of Exhibit M. The Certificate remains in full force and effect and is hereby ratified and confirmed.

(e) Percentage Factor; Transferred Interest. The Percentage Factor shall be computed by the Collection Agent as of the opening of business of the Collection Agent on the effective date of this Agreement. Thereafter until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Transfer pursuant to Section 2.2(a) and as of the close of business of the Collection Agent on each Business Day (other than a day after the Termination Date) and report such recomputation to the Agent monthly, in the Investor Report, and at such other times as may be requested by any Administrative Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to Section 2.2(a) or any Reinvestment Transfer made pursuant to Sections 2.2(b) and 2.5 during any period between computations of the Percentage Factor. For the avoidance of doubt, the “Transferred Interest” after the Termination Date may be different from the Percentage Factor. As set forth in the definition of “Transferred Interest”, the Transferred Interest shall remain constant at 100% at all times on and after the Termination Date until the date on which the Net Investment has been reduced to zero, and all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full at which time the Transferred Interest shall be reduced to zero in accordance with Section 2.6.

Section 2.3. Selection of Tranche Periods and Tranche Rates.

(a) Prior to the Termination Date; Transferred Interest held on behalf of a Conduit Investor. At all times hereafter, but prior to the Termination Date with respect to any portion of the Net Investment held on behalf of a Conduit Investor that is funded through the issuance of Commercial Paper, such portion of the Net Investment shall be allocated to a CP Tranche Period as set forth in the definition of such term. Each Conduit Investor confirms that it is its intention to allocate all or substantially all of the Net Investment held on behalf of it to CP Tranche Periods, provided that such Conduit Investor or its Related CP Issuer may determine, from time to time, in its sole discretion, that funding such Net Investment through the issuance of Commercial Paper is not possible or is not desirable for any reason. If, prior to the Termination Date, any portion of the Net Investment held on behalf of a Conduit Investor is not funded through the issuance of Commercial Paper, then such portion of the Net Investment shall be allocated to a BR Tranche or a Eurodollar Tranche in accordance with Section 2.3(c) in the same manner as if such portion of the Net Investment was held by or on behalf of the Bank Investors. In the case of any Tranche Period outstanding upon the Termination Date, such Tranche Period shall end on such date unless otherwise directed by the applicable Administrative Agent.

(b) After the Termination Date; Transferred Interest Held on behalf of a Conduit Investor. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall be held by the Agent on behalf of a Conduit Investor, such Conduit Investor or its Administrative Agent, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

(c) Prior to the Termination Date; Transferred Interest Held on Behalf of Bank Investor. At all times with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors in any Related Group, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than 7 days and such Tranche shall be a BR Tranche, unless the Transferor has requested and the applicable Administrative Agent has approved a different Tranche Period and Tranche Rate. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held on behalf of the Bank Investors (or any of them) in any Related Group, provided that the Termination Date shall not have occurred, the Tranche Period applicable thereto shall be a Eurodollar Period and the applicable Tranche shall be a Eurodollar Tranche, unless the Transferor has requested and the applicable Administrative Agent has approved a different Tranche Period and Tranche Rate. The Transferor shall give the Administrative Agent for each Related Group irrevocable notice by telephone of the new requested Tranche Period applicable to the Bank Investors in such Related Group at least three (3) Business Days prior to the expiration of any then existing Tranche Period applicable to such Related Group and, if the Transferor shall fail to provide such notice (or, if the requested Tranche Period is less than 7 days or is a Eurodollar Period, the Administrative Agent does not consent to such request), the applicable Administrative Agent on behalf of the Bank Investors in such Related Group may, in its sole discretion, select the new Tranche Period in respect of the applicable Tranche. In the case of any Tranche Period outstanding upon the occurrence of the Termination Date, such Tranche Period shall end on the date of such occurrence.

(d) After the Termination Date; Transferred Interest Held on behalf of Bank Investor. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors in any Related Group, the Administrative Agent for such Related Group shall select all Tranche Periods and Tranche Rates applicable thereto.

(e) Eurodollar Rate Protection; Illegality. (i) If the Administrative Agent for any Related Group is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed Eurodollar Tranche, then

(A) such Administrative Agent shall forthwith notify the Investors in such Related Group, as applicable, and the Transferor that the Eurodollar Rate cannot be determined for such Eurodollar Tranche, and

(B) while such circumstances exist, neither such Administrative Agent nor any of the Investors in such Related Group shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing Tranche ending during such period, to a Eurodollar Tranche.

(ii) If, with respect to any outstanding Eurodollar Tranche, any Investor on behalf of which the Agent holds any Transferred Interest therein notifies its Administrative Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodollar Rate applicable to such Transferred Interest will not adequately reflect the cost to such Investor of funding or maintaining its respective Transferred Interest for such Tranche Period then such Administrative Agent shall forthwith so notify the Transferor, whereupon neither such Administrative Agent nor the Investors in the Related Group shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Investment allocated to any Tranche Period ending during such period, to a Eurodollar Tranche and instead such Transferred Interest shall be purchased as, or such Net Investment shall be allocated to, a BR Tranche (notwithstanding any election made by the Transferor pursuant to Section 2.3(c) or otherwise).

(iii) Notwithstanding any other provision of this Agreement, if any Investor shall notify its Administrative Agent that such Investor has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for such Investor or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for such Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Eurodollar Rate, then (x) as of the effective date of such notice from such Investor to its Administrative Agent, the obligation or ability of the such Investor to fund its purchase or maintenance of Transferred Interests at the Eurodollar Rate shall be suspended until such Investor notifies its Administrative Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar

Tranche in which such Investor owns an interest shall either (1) if such Investor may lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the last day of the applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Eurodollar Rate or (2) if such Investor shall determine that it may not lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Investor’s share of the Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period.

(f) Separate Tranches for Related Groups. In no event shall portions of the Net Investment held by Investors from different Related Groups be allocated to the same Tranche.

Section 2.4. Discount, Fees and Other Costs and Expenses. Notwithstanding any limitation on recourse contained herein, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount (including Discount due any Conduit Investor or any Bank Investor), all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. On the last day of each Tranche Period (or, in the case of a CP Tranche Period, by no later than the second Business Day following the last day of such CP Tranche Period), the Transferor shall pay to each Administrative Agent, on behalf of the applicable Investors in its Related Group, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event the Transferred Interest is held on behalf of a Conduit Investor, an amount equal to the discount accrued on the Commercial Paper of such Conduit Investor or its Related CP Issuer to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

Section 2.5. Non-Liquidation Settlement and Reinvestment Procedures. On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall, out of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Agent, on behalf of the applicable Investors (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), an amount equal to all Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Collections remaining after application of Collections as provided in clause (i) of this Section 2.5 hereof to the Transferor, for the benefit of the Agent, on behalf of the applicable Investors, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof. Any Collections so set aside as described in clause (i) above shall be allocated, among the Related Groups ratably in proportion to the accrued Discount and Servicing Fee with respect to the Investors in each such Related Group. On the last day of each Tranche Period applicable to any portion of the Net Investment held by one or more Investors in a Related Group (or, in the case of a CP Tranche Period, by no later than the second Business Day following the last day of such CP Tranche Period), from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5 hereof that have been allocated to the Investors in such Related Group, the Collection Agent shall deposit to the applicable Administrative Agent’s account, for the benefit of such Investors, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. The applicable Administrative Agent, upon its receipt of such amounts in such Administrative Agent’s account, shall distribute such amounts to the applicable Investors entitled thereto as set forth above; provided that if such Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, such Administrative Agent shall pay such amounts ratably (based on the amounts owing to each such Investor) to all such Investors entitled to payment thereof. In addition, the Collection Agent shall remit to the Transferor at the end of each Tranche Period, such portion of Collections not allocated to the Agent, on behalf of the applicable Investors.

Section 2.6. Liquidation Settlement Procedures. (a) If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Administrative Agents for the Related Groups, for the benefit of the applicable Investors in their respective Related Groups, from previously received Collections, an aggregate amount equal to the amount such that, when applied in reduction of the Net Investment, will result in the Percentage Factor being less than or equal to the Maximum Percentage Factor. Such aggregate amount shall be paid to such Administrative Agents ratably in accordance with the portion of the Net Investment held by their respective Related Groups. Any amount so paid to an Administrative Agent for a Related Group shall be applied to the reduction of the Net Investment of Tranche Periods applicable to such Related Group selected by such Administrative Agent.

(b) On the Termination Date and on each day thereafter, and on each day on which a Termination Event or a Potential Termination Event has occurred and is continuing, the Collection Agent shall deposit into the Collection Account all Collections received on such day. Pending such deposit, the Collection Agent shall hold such Collections in trust for the benefit of the Investors. The Collections so deposited shall be allocated, among the Related Groups ratably in accordance with the portion of the Net Investment held by each such Related Group. In addition, on the Termination Date or the day on which a Termination Event or Potential Termination Event has occurred and is continuing, the Collection Agent shall deposit to each Administrative Agent’s account, for the benefit of the applicable Investors, any amounts set aside pursuant to Section 2.5 above which have been allocated to such Administrative Agent’s Related Group as described in Section 2.5. On the last day of each Tranche Period to occur on or after the Termination Date, and during the continuance of a Termination Event or Potential Termination Event, the Collection Agent shall (or, if the Agent has assumed exclusive control over the Collection Account, shall request the Agent to) deposit to each Administrative Agent’s account to the extent not already so deposited, for the benefit of the applicable Investors in its Related Group, the available funds on deposit in the Collection Account that have been allocated to the Investors in such Related Group pursuant to this Section 2.6, but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) all other Aggregate Unpaids. On such day, the Collection Agent shall (or, if the Agent has assumed exclusive control over the Collection Account, shall request the Agent to) deposit to the Collection Agent’s account, from the amounts so allocated to the Investors in such Related Group pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If with respect to any Tranche Period there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall (or, if the Agent has assumed exclusive control over the Collection Account, shall request the Agent to) distribute funds first, in payment of the accrued Discount for such Tranche Period, second, if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is not then the Collection Agent, to the Collection Agent’s account, in payment of the Servicing Fee payable to the Collection Agent to the extent allocable to such Tranche Period, third, in reduction of the Net Investment allocated to such Tranche Period fourth, in payment of all fees payable by the Transferor hereunder to the members of the relevant Related Group, fifth, in payment of all other Aggregate Unpaids owing to the members of such Related Group and sixth, if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent to the extent such Servicing Fee is allocable to such Tranche Period. The applicable Administrative Agent, upon its receipt of such amounts in such Administrative Agent’s account, shall distribute such amounts to the Investors in its Related Group entitled thereto as set forth above; provided that if such Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, such Administrative Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which such Administrative Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof. For purposes of this Section 2.6, the Agent shall be deemed to be a member of the Related Group that includes Paradigm.

(c) Following the later to occur of the Termination Date and the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Percentage Factor, (ii) the Agent, on behalf of the Investors, shall be considered to have reconveyed to the Transferor all of the right, title and interest in and to the Affected Assets (including the Transferred Interest) without recourse, representation or warranty of any type or kind, (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent for the Investors pursuant to this Section 2.6 and (iv) the Agent, on behalf of the Investors, shall execute and deliver to the Transferor, at the Transferor’s expense, such documents or instruments as are necessary to terminate the Agent’s interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor.

Section 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, on the last day of each month the Transferor shall pay the following non-refundable fees: (i) to each Conduit Investor, solely for its own account, the Program Fee with respect to such Conduit Investor, (ii) to each Conduit Investor, the Facility Fee with respect to the applicable Related Group (for distribution to the Bank Investors in such Related Group) and (iii) to the Agent the Administration Fee.

Section 2.8. Protection of Ownership Interest of the Investors; Special Accounts, Intermediate Concentration Account and Concentration Account. (a) The Transferor agrees that it will, and will cause the Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent or any Administrative Agent may reasonably request in order to perfect or protect the

Transferred Interest or to enable the Agent, the Administrative Agents or the Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause the Seller to, upon the request of the Agent, any Administrative Agent or any of the Investors, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof as permitted pursuant to Section 9.7 hereof as may be requested by the Agent, any Administrative Agent or any of the Investors and (y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Transferor of the Receivables (in the case of the Seller) and to the Agent, for the benefit of the Investors, of the Transferred Interest. The Transferor shall, and will cause the Seller to, upon request of the Agent, any Administrative Agent or any of the Investors obtain such additional search reports as the Agent, any Administrative Agent or any of the Investors shall request. To the fullest extent permitted by applicable law, the Agent shall be authorized to sign and file financing statements , continuation statements and amendments thereto relating to the Receivables, Related Security and Collections and assignments thereof to the Agent or any successor or permitted assign of the Agent without the Transferor’s or the Seller’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit the Seller or any Transferring Affiliate to, change its respective name, identity or corporate structure nor relocate its respective chief executive office or jurisdiction of organization or any office where Records are kept unless it shall have: (i) given the Agent and each Administrative Agent at least thirty (30) days prior notice thereof and (ii) prepared at Transferor’s expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent or any Administrative Agent in connection with such change or relocation; provided that the jurisdiction of organization for the Transferor, the Seller and each Transferring Affiliate shall at all times be a State within the United States. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

(b) The Agent is hereby authorized at any time to date, and to deliver (i) to the Concentration Account Bank, the Concentration Account Notice and (ii) to each Intermediate Concentration Account Bank an Intermediate Concentration Account Notice. The Transferor hereby, when the Agent shall deliver the Concentration Account Notice to the Concentration Account Bank or an Intermediate Concentration Account Notice to any Intermediate Concentration Account Bank, transfers to the Agent the exclusive ownership and control of the Concentration Account or the applicable Intermediate Concentration Account, as the case may be, and shall take any further action that the Agent may reasonably request to effect such transfer. In case any authorized signatory of the Transferor whose signature shall appear on the Concentration Account Agreement or any Intermediate Concentration Account Agreement shall cease to have such authority before the delivery of the Concentration Account Notice or Intermediate Concentration Account Notice, as the case may be, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such delivery. The Agent shall, at the time it delivers the Concentration Account Notice to the Concentration Account Bank or an Intermediate Concentration Account Notice to any Intermediate Concentration Account Bank, provide a copy thereof to the Transferor; provided that the failure on the part of the Agent to provide such notice to the Transferor shall not affect the validity or effectiveness of the Concentration Account Notice or Intermediate Concentration Account Notice, as applicable, or impair any rights of the Agent, any Administrative Agent or any of the Investors hereunder.

(c) In addition and without limiting the authority of the Agent set forth in subsection (b) above, but subject to subsection (d) below, the Transferor shall (i) cause each Originating Entity to instruct any or all of the Special Account Banks (which instructions shall be maintained in full force and effect at all times) to transfer directly to the Concentration Account or to an Intermediate Concentration Account all Collections from time to time on deposit in the applicable Special Accounts in accordance with the terms set forth in the applicable Special Account Letter and Section 5.1(h) and (ii) instruct each Intermediate Concentration Account Bank (which instructions shall be maintained in full force and effect at all times) to transfer directly to the Concentration Account all Collections from time to time on deposit in the applicable Intermediate Concentration Accounts on a daily basis in accordance with the terms set forth in the applicable Intermediate Concentration Account Agreement. In the event the Transferor shall at any time determine, for any of the reasons described in subsection (d) below, that the Transferor or any Originating Entity shall be unable to comply fully with the requirements of this subsection (c), the Transferor shall promptly so advise the Agent and each Administrative Agent, and the Transferor, the Agent and each Administrative Agent shall commence discussions with a view toward implementing an alternative arrangement therefor satisfactory to the Agent and each Administrative Agent.

(d) Anything to the contrary herein notwithstanding, all Medicare or Medicaid payments which are made by an Obligor with respect to any Receivables shall be collected from such Obligor only by (i) the applicable Originating Entity or (ii) an agent of such Originating Entity, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than such Originating Entity pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state Medicare Regulations and Medicaid Regulations; and neither this Agreement nor any other Transaction Document shall be construed to permit any other Person, in violation of applicable Medicare Regulations or Medicaid Regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to such Originating Entity’s or such agent’s receipt thereof.

Section 2.9. Deemed Collections; Application of Payments. (a) If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, Contractual Adjustment, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance, any billing adjustment (including, without limitation, any cancellation of an invoice and reissuance of a new invoice relating to the same sale or service) or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment applied to the reduction of the Net Investment and actually received by the applicable Administrative Agent.

(b) If on any day it is determined that (i) any of the representations or warranties in Article III was untrue with respect to a Receivable as of the date such representation or warranty was made or (ii) any of the representations or warranties set forth in Section 3.1(d) or Section 3.1(j) becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent or any of the Investors as contemplated hereunder) or (iii) a Receivable that was formerly treated as or represented to be an Eligible Receivable does not satisfy the requirements in paragraph (xi) of the definition of Eligible Receivable or becomes a Diluted Government Program Receivable, the Transferor shall be deemed to have received on such day a Collection on such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable (determined without giving effect to any write-off with respect thereto) and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment applied to the reduction of the Net Investment and actually received by the applicable Administrative Agent.

(c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by each Administrative Agent, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) or the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

Section 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12 p.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Agent or any Administrative Agent (whether on behalf of any of the Investors or otherwise) they shall be paid or deposited in the applicable account indicated in Section 10.3 hereof, until otherwise notified by the Agent or such Administrative Agent, as the case may be. The Transferor shall, to the extent permitted by law, pay to each Administrative Agent, for the benefit of itself and the Investors in its Related Group, upon demand, interest on all amounts owing to such Administrative Agent or such Investors not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by an Administrative Agent of amounts payable by the Transferor hereunder to such Administrative Agent or any Investor in its Related Group shall be binding upon all parties hereto absent manifest error. All payments to be made by the Transferor or the Collection Agent hereunder or under any other Transaction Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

Section 2.11. Reports. On or prior to the last Business Day of each month, the Collection Agent shall prepare and forward to the Agent and each Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding month, (ii) a listing by Primary Payor of all Receivables together with an analysis as to the aging of such Receivables as of such last day, but only to the extent the Receivable Systems of the Collection Agent are able to generate such information, (iii) written confirmation that all payments in cash, by way of credits to intercompany accounts (in the case of purchases made by the Seller from any Transferring Affiliate) or by way of application of proceeds of advances made under the Subordinated Note (in the case of purchases made by the

Transferor from the Seller) have been made by the Transferor under the Receivables Purchase Agreement or by the Seller under the Transferring Affiliate Letter or the BMA Transfer Agreement, as applicable, in accordance with the respective terms of such agreement, and (iv) such other information as the Agent or any Administrative Agent may reasonably request.

Section 2.12. Collection Account. The Agent shall maintain with a bank selected by the Agent (with the consent of each Administrative Agent) a segregated account (the “Collection Account”), in the Agent’s or the Transferor’s name and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Investors; provided that the Agent may, in its discretion, elect to use the Concentration Account as the Collection Account. The Agent shall have the right to assume exclusive control over the Collection Account. If no Collection Agent Default, Termination Event or Potential Termination Event has occurred and is continuing, the Collection Agent shall remit daily within forty-eight hours of receipt to either the Concentration Account or an Intermediate Concentration Account all Collections received with respect to any Receivables in accordance with Section 5.3(h). During the continuance of a Collection Agent Default or a Termination Event or a Potential Termination Event, and at all times on and after the Termination Date, the Collection Agent shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collection Agent (or, if the Agent has assumed exclusive control over the Collection Account, the Agent) in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each Tranche Period, such funds on deposit, together with all interest and earnings (net of losses and investment expenses) thereon, in the Collection Account shall be made available for application in accordance with the terms of Section 2.6 or otherwise for application toward payments required to be made hereunder (including Discount) by the Transferor. On the date on which the Net Investment is zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

Section 2.13. Sharing of Payments, Etc. If any Investor (for purposes of this Section only, being a “NPRBI”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Investors entitled thereto, such NPRBI shall forthwith purchase from the other Investors entitled to a share of such amount participations in the Transferred Interests owned by such other Investors the excess payment ratably with each such other Investor entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such NPRBI, such purchase from each such other Investor shall be rescinded and each such other Investor shall repay to the NPRBI the purchase price paid by such NPRBI for such participation to the extent of such recovery, together with an amount equal to such other Investor’s ratable share (according to the proportion of (a) the amount of such other Investor’s required payment to (b) the total amount so recovered from the NPRBI) of any interest or other amount paid or payable by the NPRBI in respect of the total amount so recovered.

Section 2.14. Right of Setoff. Without in any way limiting the provisions of Section 2.13, each Investor is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits (other than any deposits then being held in any Special Account maintained by an Investor as to which deposits the Investors waive their rights of set-off in respect of the Aggregate Unpaid) and any other indebtedness held or owing by any Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Investor or to the Agent or any Administrative Agent on behalf of such Investor (even if contingent or unmatured).

Section 2.15. Additional Transferring Affiliates. (a) If (i) one or more direct or indirect wholly-owned subsidiaries of FMCH (other than the Transferring Affiliates) now owned or hereafter acquired, is primarily engaged in the same business as is conducted on the date hereof by the Originating Entities or (ii) FMCH reorganizes its corporate structure such that facilities generating Receivables on the date hereof (or acquired as contemplated by clause (i)) are owned by one or more additional wholly-owned subsidiaries of FMCH, any or all of the wholly-owned subsidiaries referred to in clauses (i) and (ii) may, with the prior written consent of each Administrative Agent (which consent shall not be unreasonably withheld or delayed), become Transferring Affiliates under this Agreement upon delivery to each Administrative Agent of (x) counterparts of the Transferring Affiliate Letter duly executed by such subsidiary or subsidiaries and (y) the documents relating to such subsidiary or subsidiaries of the kind delivered by or on behalf of the Transferring Affiliates (other than BMA) pursuant to

Section 4.1, together with such other instruments, documents and agreements as any Administrative Agent may reasonably request in connection therewith.

(b) Upon the addition of any wholly-owned subsidiary of FMCH as a Transferring Affiliate pursuant to subsection (a) above, the provisions of this Agreement, including Exhibit Q, shall, without further act or documentation, be deemed amended to apply to such subsidiary to the same extent as the same apply to the Transferring Affiliates as of the date hereof and the term “Transferring Affiliate” in this Agreement shall mean and refer to such subsidiary as well as each then existing Transferring Affiliate.

Section 2.16. Optional Repurchase of Transferred Interest. The Transferor may at any time at its option elect to repurchase the Transferred Interest on not less than sixty (60) days’ prior written notice to each Administrative Agent (a “Repurchase Notice”) specifying the date on which such repurchase shall occur (the “Repurchase Date”) and that such Repurchase Date shall be the Termination Date hereunder. By no later than 11:00 a.m. (New York time) on the Repurchase Date, the Transferor shall pay to each Administrative Agent, for the account of the members of its Related Group, an amount (the “Repurchase Price”) equal to the sum of (i) the portion of the Net Investment funded by the Investors in such Related Group, (ii) all Discount accrued and to accrue thereon through the last day of the applicable Tranche Period(s) to which such Net Investment has been allocated and (iii) all other Aggregate Unpaids owing to the members of such Related Group or any related Indemnified Party under the Transaction Documents accrued through the date of such payment. The Repurchase Price payable with respect to any Related Group shall be calculated by the related Administrative Agent and notified to the Transferor, which calculation shall be conclusive and binding absent manifest error. By delivering a Repurchase Notice the Transferor shall be deemed to have designated the Repurchase Date as the “Termination Date” as contemplated by clause (i) of the definition of such term.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Transferor. The Transferor represents and warrants to the Agent, each Administrative Agent and each Investor that:

(a) Corporate Existence and Power. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letters, the Certificates, the Transfer Certificates and the other Transaction Documents to which the Transferor is a party are within the Transferor’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).

(c) Binding Effect. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letters, the Certificates and the other Transaction Documents to which the Transferor is a party constitutes and the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed, or notices to Obligors to be given, in order to perfect and protect the Agent’s Transferred Interest against all creditors of and purchasers from the Transferor and the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(e) Accuracy of Information. All information heretofore furnished by the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor’s financial statements) to any Investor, the Agent or any Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the any Investor, the Agent or any Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

(f) Tax Status. The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

(g) Action, Suits. Except as set forth in Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, in or before any court, arbitrator or other body, against or affecting (i) the Transferor or any of its properties or (ii) any Affiliate of the Transferor or its respective properties, which may, in the case of proceedings against or affecting any such Affiliate, individually or in the aggregate, have a Material Adverse Effect.

(h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Place of Business. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 10.3 hereof and the offices where the Transferor keeps substantially all its Records, are located at the address(es) described on Exhibit I or such other locations notified to each Administrative Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed. The principal place of business and chief executive office of each Originating Entity is located at the address of such Originating Entity indicated in Exhibit I hereof and the offices where the each Originating Entity keeps substantially all its Records are located at the address(es) specified on Exhibit I with respect to such Originating Entity or such other locations notified to each Administrative Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed. The jurisdiction of organization of each of the Seller and the Transferor is the State of Delaware. The jurisdiction of organization for each Transferring Affiliate is the state specified opposite such Transferring Affiliate’s name on Exhibit Q.

(j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Agent shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

(k) Tradenames, Etc. As of the date hereof: (i) the Transferor’s chief executive office is located at the address for notices set forth in Section 10.3 hereof; (ii) the Transferor has no subsidiaries or divisions; (iii) the Transferor has, within the last five (5) years, not operated under any tradename, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy); and (iv) none of the Originating Entities has, within the last five (5) years, operated under any tradename other than Fresenius Medical Care North America or Spectra Renal Management or, within the last five (5) years, changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except in each case as described on Exhibit H.

(l) Nature of Receivables. Each Receivable treated by the Transferor or the Collection Agent as an Eligible Receivable (including, without limitation, in any Investor Report or other report delivered pursuant to Section 2.11 hereof or in the calculation of the Net Receivables Balance) is in fact an Eligible Receivable.

(m) Coverage Requirement; Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor.

(n) Credit and Collection Policy. Since September 30, 2009, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

(o) Collections and Servicing. Since September 30, 2009, there has been no material adverse change in the ability of the Collection Agent (to the extent it is the Seller, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

(p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

(q) Not an Investment Company. The Transferor is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(r) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

(s) Special Account Banks, Intermediate Concentration Account Banks and Concentration Bank. The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agent in respect thereof), the Intermediate Concentration Account Banks and the Concentration Account Bank, together with the account numbers of the Special Accounts at such Special Account Banks, the account numbers of the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and the account number of the Concentration Account of the Transferor at the Concentration Account Bank, are specified in the written schedule of such accounts furnished to the Administrative Agents by the Collection Agent on the date hereof (as updated from time to time in accordance with the terms hereof, the “Account Schedule”) (or at such other Special Account Banks, Intermediate Concentration Account Banks or Concentration Account Bank, with such other Special Accounts, Intermediate Concentration Accounts or Concentration Account or with such other Designated Account Agents as have been notified to each Administrative Agent in accordance with Section 5.2(e)). This Agreement, together with the Concentration Account Agreement and the Intermediate Concentration Account Agreements, is effective to, and does, transfer to the Agent, for the benefit of the Investors, all right, title and interest of the Transferor in and to the Concentration Account and each Intermediate Concentration Account. The Transferor has not granted to any Person (other than the Agent under the Concentration Account Agreement and the Intermediate Concentration Account Agreements) dominion and control over the Concentration Account or any Intermediate Concentration Account, or the right to take dominion and control over the Concentration Account or any Intermediate Concentration Account at a future time or upon the occurrence of a future event; neither the Transferor nor any other Parent Group Member has granted to any Person dominion and control over any Special Account, or the right to take dominion or control over any Special Account at a future time or upon the occurrence of a future event; and the Concentration Account, each Intermediate Concentration Account and each Special Account is otherwise free and clear of any Adverse Clam.

(t) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

(u) Transfers Under Receivables Purchase Agreement. With respect to each Receivable, and Related Security, if any, with respect thereto, originally owed to the Seller or acquired by the Seller from any Transferring Affiliate, the Transferor purchased such Receivable and Related Security from the Seller under the Receivables Purchase Agreement, such purchase was deemed to have been made on the date such Receivable was credited or acquired by the Seller and such purchase was made strictly in accordance with the terms of the Receivables Purchase Agreement.

(v) Preference; Voidability (Receivables Purchase Agreement). The Transferor has given reasonably equivalent value to the Seller in consideration for each transfer to the Transferor of Receivables and Related Security from the Seller, and no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Transferor and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

(w) Transfers by Transferring Affiliates. With respect to each Receivable, and Related Security, if any, with respect thereto, originally owed to any Transferring Affiliate, the Seller (i) purchased such Receivable and Related Security from such Transferring Affiliate under the Transferring Affiliate Letter or from BMA under the BMA Transfer Agreement, such purchase being deemed to have been made on the date such Receivable was created (or, in the case of a Receivable outstanding on the Original Closing Date, on the Original Closing Date), (ii) by the last Business Day of the month following the month in which such purchase was so made, paid to the applicable Transferring Affiliate in cash or by way of a credit to such Transferring Affiliate in the appropriate intercompany account, an amount equal to the face amount of such Receivable and (iii) settled from time to time each such credit, by way of payments in cash, or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller, in each case for the benefit of such Transferring Affiliate, to the account of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash management and accounting policies.

(x) Preference; Voidability (Transferring Affiliates). The Seller has given reasonably equivalent value to each Transferring Affiliate in consideration for each transfer to the Seller of Receivables and Related Security from such Transferring Affiliate, and no such transfer has been made for or on account of an antecedent debt owed by such Transferring Affiliate to the Seller and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

(y) Ownership. FME KGaA owns, directly or indirectly through a wholly-owned Subsidiary, all of the issued and outstanding common stock of (and such stock comprises more than 80.00% of the Voting Stock of) FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FME KGaA Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries. All of the issued and outstanding stock of each Originating Entity is owned directly or indirectly by FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FME KGaA Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries; provided, however, that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH. All of the issued and outstanding stock of the Transferor is owned by NMC, free and clear of any Adverse Claim.

(z) Representations and Warranties of the Seller. Each of the representations and warranties of the Seller set forth in Section 3.1 of the Receivables Purchase Agreement are true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Agent, each of the Investors and each Administrative Agent.

Any document, instrument, certificate or notice delivered by the Transferor to any Conduit Investor, Administrative Agent or the Agent hereunder shall be deemed a representation and warranty by the Transferor.

Section 3.2. Reaffirmation of Representations and Warranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that, prior to the date of such Incremental Transfer, the Collection Agent shall have delivered to the Agent and each Administrative Agent, in form and substance satisfactory to the Agent and each Administrative Agent, a completed Investor Report dated within ten (10) days prior to the date of such Incremental Transfer, together with a listing by Primary Payor of all Receivables, and such additional information as may be reasonably requested by any Administrative Agent or the Agent, and the Transferor shall be deemed to have represented and warranted that such condition precedent has been satisfied.

Section 3.3. Representations and Warranties of the Collection Agent. The Collection Agent represents and warrants to the Agent, each Administrative Agent and each of the Investors that:

(a) Corporate Existence and Power. The Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Collection Agent is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Collection Agent of this Agreement are within the Collection Agent’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or Bylaws of the Collection Agent or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Collection Agent or result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent or any of its Subsidiaries.

(c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors.

(d) Accuracy of Information. All information heretofore furnished by the Collection Agent to the Agent, any Investor or any Administrative Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to the Agent, any Investor or any Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

(e) Action, Suits. Except as set forth in Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Collection Agent threatened, against or affecting the Collection Agent or any Affiliate of the Collection Agent or their respect properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

(f) Nature of Receivables. Each Receivable treated by the Transferor or the Collection Agent as an Eligible Receivable (including, without limitation, in any Investor Report or other report delivered pursuant to Section 2.11 hereof or in the calculation of the Net Receivables Balance) is in fact an Eligible Receivable.

(g) Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor.

(h) Credit and Collection Policy. Since September 30, 2009, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

(i) Collections and Servicing. Since September 30, 2009, there has been no material adverse change in the ability of the Collection Agent to service and collect the Receivables.

(j) Not an Investment Company. The Collection Agent is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(k) Special Accounts, Intermediate Concentration Accounts and Concentration Account. The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agent in respect thereof), the Intermediate Concentration Account Banks and the Concentration Account Bank, together with the account numbers of the Special Accounts at such Special Account Banks, the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and the account number of the Concentration Account of the Transferor at the Concentration Account Bank, are specified in the Account Schedule (or at such other Special Account Banks, Intermediate Concentration Account Banks or Concentration Account Bank, with such other Special Accounts, Intermediate Concentration Accounts or Concentration Account or with such other Designated Account Agents as have been notified to the Agent in accordance with Section 5.2(e)).

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1. Conditions to Closing. The effectiveness of this Agreement shall be subject to the conditions precedent that (i) all fees required to be paid on or prior to the date hereof pursuant to the Fee Letters or the separate renewal or up-front fee letters entered into between the Transferor and the respective Administrative Agents shall have been paid in full and (ii) each Administrative Agent (or, in the case of clause (n) below, the Administrative Agent(s) for the relevant Conduit Investor(s)) shall have received the following documents, instruments and agreements all of which shall be in a form and substance acceptable to each Administrative Agent:

(a) A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

(b) A copy of the resolutions of the Board of Directors of the Collection Agent certified by its Secretary approving the execution, delivery and performance by the Collection Agent of this Agreement and the other Transaction Documents to be delivered by the Collection Agent hereunder or thereunder.

(c) The Certificates of Incorporation of the Transferor certified by the Secretary of the Transferor dated the Effective Date.

(d) The Certificate of Incorporation of the Collection Agent certified by the Secretary of the Collection Agent dated the Effective Date.

(e) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor’s jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Effective Date.

(f) A Good Standing Certificate for the Collection Agent issued by the Secretary of State or a similar official of the Collection Agent’s jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Effective Date.

(g) A Certificate of the Secretary of the Transferor substantially in the form of Exhibit L attached hereto.

(h) A Certificate of the Secretary of the Collection Agent substantially in the form of Exhibit L attached hereto.

(i) If requested by the Agent, copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Effective Date naming the Transferor as the debtor in favor of the Agent, for the benefit of the Investors, as the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent’s undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

(j) An opinion of Douglas G. Kott, Vice President/Deputy General Counsel for FMCH, NMC and each Transferring Affiliate, acting as counsel to FMCH, the Transferor, the Collection Agent and the Originating Entities.

(k) An opinion of Arent Fox LLP special counsel to FME KGaA, FMCH, the Transferor and the Seller, covering certain bankruptcy and general corporate matters.

(l) An executed copy of this Agreement and the Investor Fee Letter.

(m) Amendments to the Receivables Purchase Agreement and the Transferring Affiliate Letter, and a reaffirmation of the Parent Guaranty, in the respective forms attached hereto as Exhibit P, duly executed and delivered by each of the parties thereto (and each of the parties hereto, by its execution of this Agreement, hereby consents to such execution and delivery).

(n) To the extent requested by any Conduit Investor, confirmation from each Rating Agency rating the Commercial Paper of such Conduit Investor or its Related CP Issuer that the execution and delivery of this Agreement and the transactions contemplated hereby will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by such Conduit Investor or its Related CP Issuer.

(o) A Certificate of the Collection Agent certifying therein (i) true and correct copies of the forms of Contracts, (ii) a true and correct copy of the Credit and Collection Policy, (iii) a true and correct copy of the Account Schedule and (iv) a true and correct copy of the FI/MAC Schedule.

(p) Such other documents, instruments, certificates and opinions as the Agent or any Administrative Agent shall reasonably request including each of the documents, instruments, certificates and opinion identified on the List of Closing Documents attached hereto as Exhibit S.

ARTICLE V

COVENANTS

Section 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless each Administrative Agent shall otherwise consent in writing:

(a) Financial Reporting. The Transferor will, and will cause the Seller and each of the Transferring Affiliates to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to each Administrative Agent:

(i) Annual Reporting. As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year of the Transferor, financial statements for the Transferor, including a balance sheet as of the end of such period, the related statement of income, retained earnings, shareholders’ equity and cash flows for such year prepared by the Transferor in accordance with GAAP, all certified by one of its officers.

(ii) Quarterly Reporting. As soon as available, but in any event within fifty (50) days after the end of each of the first three quarterly periods of the Transferor’s fiscal years, financial statements for the Transferor, including a balance sheet as at the close of each such period and a related statement of income and retained earnings for the period from the beginning of such fiscal year to the end of such quarter, all certified by one of its officers.

In the case of each of the financial statements required to be delivered under clause (i) or (ii) above, such financial statement shall set forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable (but not for any period prior to September 27, 1996), in each case subject to normal recurring year-end audit adjustments. Each such financial statement shall be prepared in accordance with GAAP consistently applied.

(iii) Compliance Certification. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor’s chief executive officer or its senior financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor and (y) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof. In addition, each Investor Report delivered hereunder shall include a certification by the Transferor’s chief executive officer or senior financial officer stating that such Person has reviewed such Investor Report and the information upon which such Investor Report was based and, based on such review, such Person has concluded that (1) the calculation of the Net Receivables Balance by the Collection Agent in such Investor Report is accurate and complete in all material respects and (2) such Investor Report is otherwise accurate and complete in all material respects.

(iv) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) days (or the next Business Day thereafter if such day is not a Business Day) after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief executive officer or the senior financial officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

(v) Change in Credit and Collection Policy and Debt Ratings. Within ten (10) days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment and, on the date of any change in the debt ratings of FME KGaA, written notice of such change.

(vi) Credit and Collection Policy. On an annual basis, at least 30 days prior to the Commitment Termination Date, a complete copy of the Credit and Collection Policy then in effect, together with a summary of any material changes from the most recent Credit and Collection Policy delivered to the Administrative Agents pursuant to Section 4.1(o) or this Section 5.1(a).

(vii) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, the Seller or any ERISA Affiliates of the Transferor or the Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

(viii) Notices under Transaction Documents. Forthwith upon its receipt thereof, a copy of each notice, report, financial statement, certification, request for amendment, directive, consent, waiver or other modification or any other writing issued under or in connection with any other Transaction Document by any party thereto (including, without limitation, by the Transferor).

(ix) Investigations and Proceedings. Unless prohibited by either (i) the terms of the subpoena, request for information or other document referred to below, (ii) law (including, without limitation, rules and regulations) or (iii) restrictions imposed by the U.S. federal or state government or any agency or instrumentality thereof and subject to the execution by the applicable Administrative Agent of a confidentiality agreement in form and substance satisfactory to both the Transferor and such Administrative Agent, as soon as possible and in any event (A) within three Business Days after the Transferor (or within five Business Days after any Originating Entity) receives any subpoena, request for information, or any other document relating to any possible violation by the Transferor or any Originating Entity of, or failure by the Transferor or any Originating Entity to comply with, any rule, regulation or statute from HHS or any other governmental agency or instrumentality, notice of such receipt and, if requested by the Agent, the information contained in, or copies of, such subpoena, request or other document, and (B) periodic updates and other management reports relating to the subpoenas, requests for information and other documents referred to in clause (A) above as may be reasonably requested by any Administrative Agent unless such updates or requests could reasonably be deemed a contravention or waiver of any available claim of legal privilege, or would otherwise materially impair available defenses, of the Transferor or any Originating Entity.

(x) Appointment or Removal of Independent Director. The decision to appoint a new director of the Transferor as the “Independent Director” for purposes of this Agreement, or to remove any such director, such notice to be issued not less than ten (10) days prior to the effective date of such appointment or removal and, in the case of an appointment, to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.”

(xi) Other Information. Such other information (including non-financial information) as the Agent or any Administrative Agent may from time to time reasonably request with respect to the Seller, the Transferor, any party to the Parent Agreement, any Transferring Affiliate or any Subsidiary of any of the foregoing.

(b) Conduct of Business. The Transferor (i) will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and (ii) will cause each Originating Entity to do each of the foregoing in respect of such Originating Entity.

(c) Compliance with Laws. The Transferor will, and will cause each Originating Entity to, comply with all laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), and all orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

(d) Furnishing of Information and Inspection of Records. The Transferor will, and will cause each Originating Entity to, furnish to each Administrative Agent from time to time such information with respect to the Receivables as such Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will, and will cause each Originating Entity to, at any time and from time to time during regular business hours permit any Administrative Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from Records and (ii) to visit the offices and properties of the Transferor or such Originating Entity, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor’s or such Originating Entity’s performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or such Originating Entity, as applicable, having knowledge of such matters.

(e) Keeping of Records and Books of Account. The Transferor will, and will cause each Originating Entity to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause each Originating Entity to, give each Administrative Agent notice of any material change in the administrative and operating procedures of the Transferor or such Originating Entity, as applicable, referred to in the previous sentence.

(f) Performance and Compliance with Receivables and Contracts. The Transferor, at its expense, will, and will cause each Originating Entity to, timely and fully perform and comply with all material provisions, covenant and other promises required to be observed by the Transferor or such Originating Entity under the Contracts related to the Receivables.

(g) Credit and Collection Policies. The Transferor will, and will cause each Originating Entity to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(h) Special Accounts; Intermediate Concentration Accounts; Concentration Account. The Transferor shall (i) cause each Originating Entity to establish and maintain Special Accounts with Special Account Banks, or to engage a Designated Account Agent to maintain a Special Account with a Special Account Bank on its behalf, (ii) instruct, and cause each Originating Entity to instruct, all Obligors to cause all collections to be deposited directly into a Special Account, (iii) report, and cause each Originating Entity to report, on each banking day to the Concentration Account Bank, the amount of all Collections on deposit on such banking day in the Special Accounts at each Special Account Bank or, if an Intermediate Concentration Account has been established at such Special Account Bank, the amount of all Collections on deposit on such banking day in such Intermediate Concentration Account, (iv) establish and maintain a Concentration Account with the Concentration Account Bank, (v) instruct, and cause each Originating Entity to instruct (or to cause the applicable Designated Account Agent to instruct), each Special Account Bank to transfer to the Concentration Account or an Intermediate Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank, (vi) instruct each Intermediate Concentration Account Bank to transfer to the Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and (vii) instruct the Concentration Account Bank to give to each Special Account Bank on each banking day notice to transfer to the Concentration Account all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank (or, if an Intermediate Concentration Account has been established at such Special Account Bank, in the Intermediate Concentration Account at such Special Account Bank); provided, however, that if the Collections on deposit in any Special Account during such banking day shall be less than $20,000.00 (the “Minimum Amount”), the Special Account Bank shall transfer such Collections to the Concentration Account or the applicable Intermediate Concentration Account on the next succeeding banking day on which Collections in such Special Account first exceed the Minimum Amount.

(i) Collections Received. The Transferor shall, and shall cause each Originating Entity to, segregate and hold in trust, and deposit, immediately, but in any event not later than the day that occurs forty-eight (48) hours thereafter (or, if such day is not a Business Day, the next Business Day) after its receipt thereof, to either the Intermediate Concentration Account or the Concentration Account all Collections received from time to time by the Transferor or such Originating Entity, as the case may be.

(j) Sale Treatment. The Transferor will not, and will not permit any Originating Entity to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement, the Transferring Affiliate Letter or the BMA Transfer Agreement in any manner other than as a sale of Receivables by the applicable Originating Entity to the Seller or Transferor, as applicable. In addition, the Transferor shall, and shall cause each Originating Entity to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transaction contemplated hereby, by the Receivables Purchase Agreement, by the Transferring Affiliate Letter and by the BMA Transfer Agreement, and the interest of the Transferor (in the case of the Seller’s financial statements), and the Agent, on behalf of the Investors, in the Affected Assets.

(k) Separate Business. The Transferor shall at all times (a) to the extent the Transferor’s office is located in the offices of any Parent Group Member, pay fair market rent for its executive office space located in the offices of such Parent Group Member, (b) have at all times at least one member of its board of directors which is not and has never been an employee, officer or director of any Parent Group Member or of any major creditor of any Parent Group Member and is a person who is and has experience with asset securitization, (c) maintain the Transferor’s books, financial statements, accounting records and other corporate documents and records separate from those of any Parent Group Member or any other entity, (d) not commingle the Transferor’s assets with those of any Parent Group Member or any other entity, (e) act solely in its corporate name and through its own authorized officers and agents, (f) make investments directly or by brokers engaged and paid by the Transferor its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the Transferor’s liabilities from those of the Parent Group and pay its own liabilities, including all administrative expenses, from its own separate assets, except that the Seller may pay the organizational expenses of the Transferor, and (h) pay from the Transferor’s assets all obligations and indebtedness of any kind incurred by the Transferor. The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with GAAP in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of any Parent Group Member, (iii) not lend funds or extend credit to any Parent Group Member except pursuant to the Receivables Purchase Agreement in connection with the purchase of Receivables thereunder and (iv) not guarantee the liabilities of any Parent Group Member. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not indicated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date. The Transferor shall maintain its Certificate of Incorporation and By-Laws in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(t) of this Agreement; and (2) its Certificate of Incorporation, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to each Administrative Agent of the removal, replacement or appointment of any director that is to serve as an Independent Director for purposes of this Agreement and the condition precedent to giving effect to any such replacement or appointment that each Administrative Agent shall have determined in its reasonable judgment acting in good faith that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director”. The Transferor shall, in addition to the foregoing, take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions issued by Arent Fox LLP, as counsel for the Transferor, in connection with the Effective Date and relating to “non-consolidation” issues and “true sale” issues, and in the certificates accompanying such opinions, remain true and correct in all material respects at all times.

(l) Corporate Documents. The Transferor shall only amend, alter, change or repeal any provision of the Third, Fifth, Seventh, Tenth, Eleventh or Twelfth Article of its Certificate of Incorporation with the prior written consent of each Administrative Agent.

(m) Payment to the Originating Entities. With respect to any Receivable purchased by the Transferor from the Seller, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Purchase Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Seller by the Transferor in respect of the purchase price for such Receivable. With respect to any Receivable purchased by the Seller from any Transferring Affiliate, the Transferor shall cause such sale to be effected under, and in strict compliance with the terms of, the Transferring Affiliate Letter and the BMA Transfer Agreement, as applicable, including, without limitation, the terms relating to the amount and timing of payments to be made to each Transferring Affiliate in respect of the purchase price for such Receivable.

(n) Performance and Enforcement of the Receivables Purchase Agreement, etc. The Transferor shall timely perform the obligations required to be performed by the Transferor, and shall vigorously enforce the rights and remedies accorded to the Transferor, under the Receivables Purchase Agreement. The Transferor shall cause the Seller to timely perform the obligations required to be performed by the Seller, and shall cause the Seller to vigorously enforce the rights and remedies accorded to the Seller, under each of the Transferring Affiliate Letter and the BMA Transfer Agreement. The Transferor shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, each Administrative Agent and each of the Investors, as assignees of the Transferor) under the Receivables Purchase Agreement as any Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Purchase Agreement. The Transferor shall cause the Seller to take all actions to perfect and enforce the Seller’s rights and interests (and the rights and interests of the Transferor, the Agent, the Administrative Agent and each of the Investors, as assignees of the Seller) under the Transferring Affiliate Letter or the BMA Transfer Agreement as any Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transferring Affiliate Letter or the BMA Transfer Agreement.

Section 5.2. Negative Covenants of the Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless each Administrative Agent shall otherwise consent in writing:

(a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not, and will not permit any Originating Entity to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any Special Account, any Intermediate Concentration Account or the Concentration Account or any other account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

(b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not, and will not permit any Originating Entity to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c) No Change in Business or Credit and Collection Policy. The Transferor will not, and will not permit any Originating Entity to, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

(d) No Mergers, Etc. The Transferor will not, and will not permit any Originating Entity to, merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired and except as contemplated in the Transaction Documents) to any Person, except that (i) any Transferring Affiliate may merge or consolidate with any other Transferring Affiliate and (ii) the Seller may merge or consolidate with any other Person if, but only if, (x) immediately after giving effect to such merger or consolidation, no Termination Event or Potential Termination Event would exist and (y) if the Seller is not the surviving corporation, each Administrative Agent shall have received a written agreement, in form and substance satisfactory to such Administrative Agent, executed by the Person resulting from such merger or consolidation, under which agreement such Person shall become the Seller and Collection Agent, and shall assume the duties, obligations and liabilities of the Seller, under the Receivables Purchase Agreement, this Agreement (in its capacity as Collection Agent hereunder), the Special Account Letters and each other Transaction Document to which the Seller is party (whether in its individual capacity or as Collection Agent), together with the documents relating to the Seller of the kind delivered by or on behalf of the Seller pursuant to Section 3.1.

(e) Change in Payment Instructions to Obligors, Special Account Banks, Designated Account Agents and Concentration Account. The Transferor will not, and will not permit any Originating Entity to:

(i) add or terminate any bank as a Special Account Bank from those listed in the Account Schedule, or make any change in its instructions to Obligors regarding payments to be made to any Special Account Bank; provided that the Transferor may permit the (A) addition of any bank as a Special Account Bank for purposes of this Agreement at any time following delivery to each Administrative Agent of written notice of such addition and a Special Account Letter duly executed by such bank and an updated Account Schedule reflecting such addition, and (B) termination of any Special Account Bank at any time following delivery to each Administrative Agent of written notice of such termination, an updated Account Schedule reflecting such termination and evidence satisfactory to each Administrative Agent that the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account; or

(ii) add, terminate or change the Concentration Account, or any bank as the Concentration Account Bank, from that listed in the Account Schedule, or make any change in the instructions contained in any Special Account Letter or any change in the instructions to the Concentration Account Bank; provided, however, that the Transferor may terminate the then existing Concentration Account Bank and appoint a new Concentration Account Bank if, prior to such termination and appointment, each Administrative Agent shall receive (i) ten Business Days’ prior notice of such termination and appointment and (ii) prior to the effective date of such termination and appointment, (x) for each Special Account where the Special Account Bank was previously remitting Collections directly to the Concentration Account, an executed copy of a Special Account Letter (executed by the applicable Originating Entity and the applicable

Special Account Bank) instructing such Special Account Bank to transfer to the new Concentration Account or an Intermediate Concentration Account prior to the close of business on each banking day all Collections on deposit during such banking day in such Special Account; (y) for each Intermediate Concentration Account, an executed amendment to the applicable Intermediate Concentration Account Agreement (executed by the Transferor and the applicable Intermediate Concentration Account Bank) instructing such Intermediate Concentration Account Bank to transfer to the new Concentration Account prior to the close of business on each banking day all Collections on deposit during such banking day in such Intermediate Concentration Account, and (z) a copy of a Concentration Account Agreement executed by the new Concentration Account Bank and the Transferor; or

(iii) add or terminate any Person as a Designated Account Agent from those listed in the Account Schedule, or make any change in its instructions to such Designated Account Agent regarding the handling of the Collections in the applicable Special Account; provided that the Transferor may permit the (A) addition of any Person that satisfies the requirements set forth herein of a “Designated Account Agent” as a Designated Account Agent for purposes of this Agreement at any time following delivery to each Administrative Agent of written notice of such addition and an Account Agent Agreement duly executed by such Person and an updated Account Schedule reflecting such addition, and (B) termination of any Designated Account Agent at any time following delivery to each Administrative Agent of written notice of such termination, an updated Account Schedule reflecting such termination and evidence satisfactory to each Administrative Agent that either an Originating Entity or a new Designated Account Agent shall have been added in accordance with the terms of this Agreement to succeed such terminated Designated Account Agent in respect of the applicable Special Account or the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account; or

(iv) add, terminate or change any Intermediate Concentration Account, or any bank as an Intermediate Concentration Account Bank, or make any change in the instructions to any Intermediate Concentration Account Bank; provided, however, that the Transferor may terminate any then existing Intermediate Concentration Account Bank or appoint a new Intermediate Concentration Account Bank if, prior to such termination or appointment, each Administrative Agent shall receive (i) ten Business Days’ prior notice of such termination or appointment and (ii) prior to the effective date of such termination or appointment, (x) executed copies of Special Account Letters (in each case, executed by the applicable Originating Entity and the applicable Special Account Bank with which the Intermediate Concentration Account that is being terminated or added was or is to be maintained) instructing the Special Account Bank to transfer to the new Intermediate Concentration Account at such Special Account Bank or directly to the Concentration Account, in either case prior to the close of business on each banking day, all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank, and (y) in the case of the addition of a new Intermediate Concentration Account, a copy of an Intermediate Concentration Account Agreement executed by the new Intermediate Concentration Account Bank and the Transferor; and provided, further, that the Transferor may change its instructions to any Intermediate Concentration Account Bank as and to the extent required pursuant to clause (ii) above in connection with the establishment of any new Concentration Account.

(f) Deposits to Special Accounts and the Concentration Account. The Transferor will not, and will not permit any of the Originating Entities or Designated Account Agents to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Special Account, any Intermediate Concentration Account or the Concentration Account cash or cash proceeds other than Collections of Receivables.

(g) Change of Name, Etc. The Transferor will not, and will not permit any Originating Entity to, change its name, identity or structure or the location of its chief executive office or jurisdiction of organization, unless at least 10 days prior to the effective date of any such change the Transferor delivers to each Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor and/or the affected Originating Entities, as are necessary to reflect such change and to continue the perfection of the Agent’s ownership interests or security interest in the Affected Assets and (ii) new or revised Special Account Letters executed by the Special Account Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof. The Transferor will not, and will not permit any Originating Entity to, change its jurisdiction of organization to a jurisdiction other than a State within the United States.

(h) Amendment to Receivables Purchase Agreement, Etc. The Transferor will not, and will not permit any Originating Entity to, (i) amend, modify, or supplement the Receivables Purchase Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement or any instrument, document or agreement executed in connection therewith (collectively the “Initial Transfer Documents”), (ii) terminate or cancel any

Initial Transfer Document, (iii) issue any consent or directive under any Initial Transfer Document, (iv) undertake any enforcement proceeding in respect of any of the Initial Transfer Documents, or (v) waive, extend the time for performance or grant any indulgence in respect of any provision of any Initial Transfer Document, in each case except with the prior written consent of the Agent and each Administrative Agent; nor shall the Transferor take, or permit any Originating Entity to take, any other action under any of the Initial Transfer Documents that shall have a material adverse affect on the Agent, any Administrative Agent or any Investor or which is inconsistent with the terms of this Agreement.

(i) Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement for the purchase price of the Receivables under the Receivables Purchase Agreement, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $50,000 at any time outstanding.

(j) ERISA Matters. The Transferor will not, and will not permit any Originating Entity to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, such Originating Entity or any ERISA Affiliate thereof is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, such Originating Entity or any ERISA Affiliate thereof under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, any Originating Entity or any ERISA Affiliate thereof, in an amount in excess of $500,000.

Section 5.3. Affirmative Covenants of the Collection Agent. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless each Administrative Agent shall otherwise consent in writing.

(a) Conduct of Business. The Collection Agent will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b) Compliance with Laws. The Collection Agent will comply with all laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), and all orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

(c) Furnishing of Information and Inspection of Records. The Collection Agent will furnish to each Administrative Agent from time to time such information with respect to the Receivables as such Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Collection Agent will, at any time and from time to time during regular business hours permit any Administrative Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such records, and to discuss matters relating to Receivables or the Transferor’s, the Originating Entities’ or the Collection Agent’s performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Collection Agent having knowledge of such matters.

(d) Keeping of Records and Books of Account. The Collection Agent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Collection Agent will give each Administrative Agent notice of any material change in the administrative and operating procedures of the Collection Agent referred to in the previous sentence.

(e) Notice of Agent’s Interest. The Collection Agent shall cause its master data processing records, computer tapes, files and other documents or instruments provided to, developed by or otherwise maintained by the Collection Agent in connection with any Transfer or otherwise for purposes of the transactions contemplated in this Agreement to disclose conspicuously the Transferor’s ownership of the Receivables and the Agent’s interest therein.

(f) Credit and Collection Policies. The Collection Agent will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g) Collections. The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly to a Special Account and shall take, or omit to take, all actions in respect of Obligors, the Special Account Banks, Intermediate Concentration Account Banks and the Concentration Account Bank solely in a manner that is consistent with the terms of this Agreement, including, without limitation, Sections 2.8, 5.1(h), 5.2(e) and 5.2(f) hereof.

(h) Collections Received. The Collection Agent shall segregate and hold in trust, and deposit, immediately, but in any event not later than the day that occurs forty-eight (48) hours thereafter (or, if such day is not a Business Day, the next Business Day) after its receipt thereof, either to the Intermediate Concentration Account or to the Concentration Account all Collections received from time to time by the Collection Agent.

Section 5.4. Negative Covenants of the Collection Agent. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless each Administrative Agent shall otherwise consent in writing:

(a) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Collection Agent will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(b) No Change in Business or Credit and Collection Policy. The Collection Agent will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

(c) No Mergers, Etc. Except as otherwise permitted under Section 5.2(d), the Collection Agent will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person.

(d) Deposits to Accounts. The Collection Agent will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Special Account or Concentration Account cash or cash proceeds other than Collections of Receivables.

ARTICLE VI

ADMINISTRATION AND COLLECTION

Section 6.1. Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the “Collection Agent”) so designated from time to time in accordance with this Section 6.1. Until the Agent (acting at the direction of the Majority Investors) gives notice to the Transferor of the designation of a new Collection Agent, NMC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of each Administrative Agent; provided that the Collection Agent may from time to time delegate to any Originating Entity such of its rights, duties and obligations hereunder as relate to the servicing, administering and collection of the Receivables originated by such Originating Entity; provided further that (i) any such delegation shall be terminated upon the replacement of the Collection Agent hereunder and (ii) the Collection Agent shall continue to remain solely liable for the performance of the duties as Collection Agent hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Collection Agent Default or any other Termination Event designate as Collection Agent any Person (including itself) to succeed NMC or any successor Collection Agent, on the conditions in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof and such designation of such Person is permitted by applicable law (including, without limitation, applicable CHAMPUS/VA Regulations, Medicaid Regulations and Medicare

Regulations) or any order of a court of competent jurisdiction. The Agent may notify any Obligor as to the ownership interest therein that shall have been transferred to the Transferor and, except as otherwise provided hereunder, as to the Transferred Interest hereunder.

Section 6.2. Duties of Collection Agent.

(a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Agent, the Administrative Agents and the Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, the Transferor hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor’s and/or any Originating Entity’s name and on behalf of the Transferor necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor’s and/or any Originating Entity’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Transferor represents and warrants that the foregoing power of attorney, in the case of any Originating Entity, has been duly granted to the Transferor under the Receivables Purchase Agreement and the Transferor is authorized under the Receivables Purchase Agreement, to the extent permitted by applicable law, to authorize the Collection Agent hereunder to exercise such power. The Collection Agent shall set aside for the account of the Transferor and the Agent (for the benefit of the Investors) their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to each Administrative Agent’s account such Administrative Agent’s allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, and the Agent, on behalf of the Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is NMC or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Agent, any Administrative Agent or any of the Investors a party to any litigation without the prior written consent of such Person.

(b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not NMC or an Affiliate thereof, the Collection Agent, with the prior written consent of each Administrative Agent, may revise the percentage used to calculate the Servicing Fee to such other percentage as may be approved in writing by each Administrative Agent, provided, however, that, unless otherwise agreed in writing by each Administrative Agent, at any time after the Percentage Factor equals or exceeds 100%, any compensation to the Collection Agent in excess of the Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from the Collections allocated to or for the benefit of any of the Investors hereunder. The Collection Agent, if other than NMC, shall as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

(c) On or before September 30 of each calendar year, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Collection Agent, the Transferor, the Seller or any Affiliates of any of the foregoing), or such other Person as may be approved by each Administrative Agent (any of the foregoing being an “Auditor”), to furnish a report to each Administrative Agent in accordance with the procedures set forth on Exhibit T.

(d) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Transferor or NMC, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2 (b) hereof.

Section 6.3. Right After Designation of New Collection Agent. At any time following the designation of a Collection Agent (other than the Transferor, the Seller or any Affiliate of the Transferor or the Seller) pursuant to Section 6.1 hereof:

(i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

(ii) The Transferor shall, at the Agent’s request and at the Transferor’s expense, give notice of the Agent’s, the Transferor’s and/or the Bank Investors’ ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

(iii) The Transferor shall, at the Agent’s request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

(iv) The Transferor hereby authorizes the Agent to take, to the extent permitted by applicable law, any and all steps in the Transferor’s or any Originating Entity’s name (which power, in the case of each Originating Entity, the Transferor is authorized to grant pursuant to authority granted to the Transferor under the Receivables Purchase Agreement) and on behalf of the Transferor and such Originating Entity necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor’s or such Originating Entity’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

Notwithstanding the foregoing clauses (i), (ii), (iii) and (iv), the Agent shall not at any time direct, or cause the Transferor or any Originating Entity to direct, Obligors of Receivables or Related Security payable under the Medicare or Medicaid program to make payment of amounts due or to become due to the Transferor or any Originating Entity in respect of such Receivables or Related Security directly to either the Intermediate Concentration Account or the Concentration Account or to the Agent or its designee, except for any such payment in respect of such Receivables or Related Security or any assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction.

Section 6.4. Collection Agent Default. The occurrence of any one or more of the following events shall constitute a Collection Agent Default:

(a) (i) the Collection Agent or, to the extent that the Transferor, the Seller or any Affiliate of the Transferor or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement to be observed or performed (A) under Section 5.3(d), 5.3(g) or 5.3(h) or Section 5.4, or (B) under Section 5.3 (other than subsection (d), (g) or (h) thereof) and such failure shall continue for five (5) days, or (ii) the Collection Agent or, to the extent that the Transferor, the Seller or any Affiliate of the Transferor, or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (i) or (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days, or (iii) the Collection Agent or, the extent that the Transferor, the Seller or any Affiliate of the Transferor, or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent’s part to be performed under Section 2.8(b) hereof; or

(b) any representation, warranty, certification or statement made by the Collection Agent or the Transferor, the Seller or any Affiliate of the Transferor or the Seller (in the event that the Transferor, the Seller or such Affiliate is then acting as the Collection Agent) in this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

(c) failure of the Collection Agent or any of its Subsidiaries, FME KGaA, or FMCH to pay when due any amounts due under any agreement under which any Indebtedness greater that $50,000,000 is governed; or the default by the Collection Agent or any of its Subsidiaries, FME KGaA or FMCH in the performance of any term, provision of condition contained in any agreement under which any Indebtedness greater than $50,000,000 was created or is governed, regardless of whether such event is an “event of default” or “default”

under any such agreement; or any Indebtedness of the Collection Agent or any of its Subsidiaries, FME KGaA or FMCH greater than $50,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment and other than in the case of an instrument stated to be payable on demand) prior to the scheduled date of maturity thereof; or

(d) any Event of Bankruptcy shall occur with respect to the Collection Agent or any of its Subsidiaries; provided that in the case of any immaterial Subsidiary of the Collection Agent, if an Event of Bankruptcy shall have occurred by reason of any institution of an involuntary proceeding against such Subsidiary, such Event of Bankruptcy shall not constitute a Collection Agent Default unless such proceeding shall have remained undismissed or unstayed for a period of 60 days; or

(e) there shall have occurred any material adverse change in the operations of the Collection Agent since the end of the last fiscal year ending prior to the date of its appointment as Collection Agent hereunder or any other event shall have occurred which, in the commercially reasonable judgment of any Administrative Agent, materially and adversely affects the Collection Agent’s ability to either collect the Receivables or to perform under this Agreement.

Section 6.5. Responsibilities of the Transferor. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Originating Entity to, (i) perform all of each Originating Entity’s obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Transferring Affiliate Letter, the BMA Transfer Agreement and/or the Receivables Purchase Agreement, as applicable, and the exercise by the Agent, any Administrative Agent and the Investors of their rights hereunder and under the Transferring Affiliate Letter, the BMA Transfer Agreement and the Receivables Purchase Agreement shall not relieve the Transferor or the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent nor any of the Investors or the Administrative Agents shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.

ARTICLE VII

TERMINATION EVENTS

Section 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

(a) the Transferor or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreement when due hereunder or thereunder; or

(b) any representation, warranty, certification or statement made or deemed made by the Transferor in this Agreement, by FME KGaA or FMCH under the Parent Agreement, or by the Transferor, FME KGaA, FMCH or any other Parent Group Member in any other Transaction Document to which it is a party or in any other document certificate or other writing delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made; or

(c) the Transferor or the Collection Agent shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) to be performed or observed under:

(i) Section 5.1(a)(iv); provided that, in the case of any failure to provide any such notice relating to a Potential Termination Event that shall have ceased to exist prior to the date such notice was required to have been given under Section 5.1(a)(iv), the failure to give such notice shall not constitute a Termination Event unless a senior officer of the Seller or the Transferor (including, in each case, the Treasurer, any Assistant Treasurer, General Counsel or any assistant or associate general counsel of such Person) shall have known of the occurrence of such Potential Termination Event during such period; or

(ii) any of Sections 5.1(a)(v), 5.1 (a)(x), 5.1 (a)(ix), 5.1(b)(i), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(k), 5.1(l), 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g), 5.2(h), 5.2(i) or 6.3; or

(iii) Section 5.1(b)(ii), and such default shall continue for 2 Business Days; or

(iv) any other provision hereof and such default in the case of this clause (iv) shall continue for ten (10) days;

(d) (i) failure of the Transferor to pay when due any amounts due under any agreement relating to Indebtedness to which it is a party; or the default by the Transferor in the performance of any term, provision or condition contained in any agreement relating to Indebtedness to which it is a party regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness owing by the Transferor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or (ii) failure of the Seller, FMCH, FME KGaA or any Transferring Affiliate to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $50,000,000 is governed; or the default by the Seller, FMCH, FME KGaA or any Transferring Affiliate in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Seller, FMCH, FME KGaA or any Transferring Affiliate greater than $50,000,000 was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness owing by the Seller, FMCH, FME KGaA or any Transferring Affiliate greater than $50,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment and other than in the case of an instrument stated to be payable on demand) prior to the date of maturity thereof; or

(e) any Event of Bankruptcy shall occur with respect to the Transferor, any Originating Entity, FME KGaA, FMCH or NMC; provided that, in the case of any Event of Bankruptcy relating to any Transferring Affiliate, such Event of Bankruptcy shall not constitute a Termination Event hereunder if at such time the Percentage Factor does not exceed the Maximum Percentage Factor after reducing the Net Receivables Balance by an amount equal to the aggregate Outstanding Balance of all Receivables otherwise included in the calculation of Net Receivables Balance which either (i) have been originated by such Transferring Affiliate or (ii) are owing from any Obligor that shall have been directed to remit payments thereon to a Special Account that is a Special Account to which Obligors in respect of the Transferring Affiliate that is the subject of such Event of Bankruptcy shall have been directed to remit payments; or

(f) the Agent, on behalf of the Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or the Transferor shall, for any reason, fail or cease to have all right, title and interest in and to all Receivables, Related Security and Collections, free and clear of any Adverse Claim, subject only to the interests therein of the Agent, on behalf of the Investors; or

(g) a Collection Agent Default shall have occurred; or

(h) the Transferring Affiliate Letter, the BMA Transfer Agreement, the Receivables Purchase Agreement or any other Transaction Document shall have terminated; or any material provision thereof shall cease for any reason to be valid and binding on any party thereto or any party shall so state in writing; or any party to any Transaction Document (other than the Agent, any Administrative Agent or any Investor) shall fail to perform any material term, provision or condition contained in any Transaction Document on its part to be performed or a default shall otherwise occur thereunder; or

(i) any of FMCH, NMC, the Transferor or the Seller shall enter into any transaction or merger whereby it is not the surviving entity; or

(j) there shall have occurred any material adverse change in the operations of any of FMCH, NMC, the Transferor or the Seller since December 31, 2008 or any other Material Adverse Effect shall have occurred; or

(k) any Liquidity Provider or Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with a Conduit Investor; or

(l) the Commercial Paper issued by a Conduit Investor or its Related Issuer shall not be rated at least “A-2” by Standard & Poor’s or at least “P-2” by Moody’s or (if rated by Fitch) at least F2 by Fitch, unless any rating of such Commercial Paper shall be lower than such level solely as a result of the correspondingly lower rating of the Credit Support Provider for such Conduit Investor; or

(m) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to the Maximum Percentage Factor or (ii) the portion of the Net Investment held by the Investors in any Related Group shall exceed the applicable Related Group Limit at any time; or

(n) the average Dilution Ratio for any three (3) consecutive calendar months exceeds 5.10%; or

(o) the average Loss-to-Liquidation Ratio for any three (3) consecutive calendar months exceeds 4.75%; or

(p) the average Default Ratio for any three (3) consecutive calendar months exceeds 3.50%; or

(q) a default or breach shall occur under the Parent Agreement (including, without limitation, a default or breach with respect to any financial covenant or other undertaking set forth therein); or the Parent Agreement shall for any reason terminate; or any material provision thereof shall cease to be valid and binding on any party thereto or any party thereto shall so state in writing; or

(r) (i) the Seller shall cease to own, free and clear of any Adverse Claim all of the outstanding shares of capital stock of the Transferor on a fully diluted basis; or (ii) FMCH shall cease to own, directly or indirectly, free and clear of any Adverse Claim, (other than a pledge made pursuant to the FME KGaA Credit Facility and put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), all of the outstanding shares of capital stock of any of the Originating Entities or the Collection Agent on a fully diluted basis; provided that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH; or (iii) FME KGaA shall cease to own, directly or indirectly, free and clear of any Adverse Claim (other than a pledge made pursuant to the FME KGaA Credit Facility and put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), all of the Voting Stock of FMCH other than the preferred stock of FMCH outstanding as of the date hereof (which preferred stock outstanding as of the date hereof shall not represent more than 20.00% of the total Voting Stock of FMCH); or (iv) a Change of Control shall occur; or

(s) FME KGaA’s long-term public senior debt securities shall be rated lower than B+ by Standard & Poor’s or B1 by Moody’s, or neither Standard & Poor’s nor Moody’s shall rate such securities; or

(t) Any Person shall be appointed as, or removed as, an Independent Director of the Transferor without prior notice thereof having been given to each Administrative Agent in accordance with Section 5.1(a)(x) or without the written acknowledgement by each Administrative Agent that such Person conforms, to the satisfaction of each Administrative Agent, with the criteria set forth in the definition herein of “Independent Director”.

Section 7.2. Termination. (a) Upon the occurrence of any Termination Event, the Agent may, and at the direction of any Administrative Agent or the Majority Investors shall, by notice to the Transferor and the Collection Agent declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(m)(ii) or 7.1(r) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

(b) At all times after the occurrence and during the continuation of a Termination Event or the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a), the Base Rate plus 2.50% shall be the Tranche Rate applicable to the Net Investment for all existing and future Tranches.

ARTICLE VIII

INDEMNIFICATION; EXPENSES; RELATED MATTERS

Section 8.1. Indemnities by the Transferor. Without limiting any other rights which the Agent, the Administrative Agents or the Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Investors, the Agent, the Administrative Agents, the Collateral Agents, the Liquidity Providers and the Credit Support Providers and their respective successors and permitted assigns and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of a Liquidity Provider, a Credit Support Provider, the Agent, an Administrative Agent or a Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Transferor or any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent or any Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i) any representation or warranty made by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) or any officers of any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) under or in connection with this Agreement, the Receivable Purchase Agreement, the Parent Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement, any of the other Transaction Documents, any Investor Report or any other information or report delivered by any Parent Group Member pursuant to or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made;

(ii) the failure by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation), including with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

(iii) the failure (x) to vest and maintain vested in the Agent, on behalf of the Investors, an undivided first priority, perfected percentage ownership interest (to the extent of the Transferred Interest) in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Investors, in the Affected Assets as contemplated pursuant to Section 10.11, free and clear of any Adverse Claim;

(iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof; or

(vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

(ix) the failure by any Parent Group Member (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

(x) the Percentage Factor exceeding the Maximum Percentage Factor at any time;

(xi) the failure of any Originating Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

(xii) any repayment by any Indemnified Party of any amount previously distributed in reduction on Net Investment which such Indemnified Party believes in good faith is required to be made;

(xiii) the commingling by the Transferor, any Originating Entity or the Collection Agent of Collections of Receivables at any time with other funds;

(xiv) any investigation, litigation or proceeding instituted by or against a Person other than such Indemnified Party related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or any Originating Entity, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

(xv) the failure of any Special Account Bank, Designated Account Agent, Intermediate Concentration Account Bank or the Concentration Account Bank to remit any amounts held by it pursuant to the instructions set forth in the applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement or any instruction of the Collection Agent, the Transferor, any Originating

Entity or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement) whether by reason of the exercise of set-off rights or otherwise;

(xvi) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Seller to qualify to do business or file any notice of business activity report or any similar report;

(xvii) any failure of the Transferor to give reasonably equivalent value to the Seller in consideration of the purchase by the Transferor from the Seller of any Receivable, any failure of the Seller to give reasonably equivalent value to any Transferring Affiliate in consideration of the purchase by the Seller from such Transferring Affiliate of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xviii) any action taken by the Transferor, any Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) in the enforcement or collection of any Receivable; provided, however, that if any Conduit Investor enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate such Indemnified Amounts which are in connection with a Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to any Parent Group Member and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Indemnified Amounts;

(xix) any reduction or extinguishment of, or any failure by any Obligor to pay (in whole or in part), any Receivable or any Related Security with respect thereto as a result of or on account of any violation of or prohibition under any law, rule or regulation now or hereafter in effect from time to time, including without limitation and CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation, or as a result of or on account of the entering of any judicial or regulatory order or agreement adversely affecting the Transferor or any Parent Group Member;

(xx) any failure by the Transferor or any Parent Group Member to maintain all governmental and other authorization and approvals necessary to render the services, or sell the merchandise, resulting in Receivables; or

(xxi) without duplication of amounts already payable pursuant to Section 2.9, any cancellation or voiding of a Receivable or other Contractual Adjustment.

Section 8.2. Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

(i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Liquidity Provider Agreement or the credit support furnished by a Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party’s principal executive office is located);

(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under a Liquidity Provider Agreement or the credit support provided by a Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

(iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under a Liquidity Provider Agreement or the credit support furnished by a Credit Support Provider or otherwise in respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, a Liquidity Provider Agreement or a Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through any Administrative Agent, the Transferor shall pay to such Administrative Agent for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such tax, increased cost or reduction.

(b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy or accounting principles, or any change therein, or any change in the interpretation or administration thereof by any Official Body, or any request or directive regarding capital adequacy (in each case of any bank regulatory guideline or accounting principles, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto or otherwise as a consequence of the transactions contemplated hereby to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through any Administrative Agent, the Transferor shall pay to such Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 8.2(b).

(c) Each Administrative Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2. A notice by an Administrative Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Administrative Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

(d) Anything in this Section 8.2 to the contrary notwithstanding, if a Conduit Investor enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate the liability for any amounts under this Section 8.2 which are in connection with a Credit Support Agreement or the credit support provided by the Credit Support Provider (“Section 8.2 Costs”) to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to any Parent Group Member and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Section 8.2 Costs.

(e) If any Indemnified Party in a Related Group makes a claim for payment pursuant to this Section 8.2, then the Transferor may, at its option, remove such Related Group and terminate the Commitments of the Investors in such Related Group by paying to the Administrative Agent for such Related Group an amount (the “Payoff Amount”) equal to the sum of (i) the portion of the Net Investment funded by the Investors in such Related Group, (ii) all Discount accrued and to accrue thereon through the last day of the applicable Yield Period(s) to which such Net Investment has been allocated and (iii) all other Aggregate Unpaids owing to the members of such Related Group under the Transaction Documents accrued through the date of such payment (including, without limitation, amounts payable pursuant to this Section 8.2 accrued through the date of payment). Any such removal and termination shall be made upon not less than five (5) Business Days notice delivered by the Transferor to the applicable Administrative Agent. The Payoff Amount for any Related Group shall be calculated by the

Administrative Agent and notified to the Transferor, which calculation shall be conclusive and binding absent manifest error. Upon such removal and termination, (x) the members of such Related Group shall cease to be parties to this Agreement and the Commitments of all Bank Investors in such Related Group shall be reduced to zero and (y) the Facility Limit will be reduced by an amount equal to the Commitments (determined immediately prior to such termination) of the Bank Investors, in such Related Group.

Section 8.3. Taxes. (a) All payments made hereunder by the Transferor or the Collection Agent (each, a “Payor”) to any Investor, any Administrative Agent or the Agent (each, a “Recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called “Taxes”), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts (“Excluded Taxes”). In the event that any withholding or deduction from any payment made by the Payor hereunder is required in respect of any Taxes, then such Payor shall:

(i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii) promptly forward to each Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

(iii) pay to the Recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Recipient with respect to any payment received by such Recipient hereunder, the Recipient may pay such Taxes and the Payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the Recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Recipient would have received had such Taxes not been asserted. Notwithstanding the foregoing, the Payor shall not be obligated to pay any such additional amounts pursuant to clause (iii) above or pursuant to the immediately preceding sentence to a Bank Investor that is not organized under the laws of the United States of America or a state thereof if such Bank Investor shall have failed to comply with the requirements of paragraph (b) of this Section 8.3 as of the time such Taxes are due and payable.

If the Payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Recipient the required receipts or other required documentary evidence, the Payor shall indemnify the Recipient for any incremental Taxes, interest, or penalties that may become payable by any Recipient as a result of any such failure.

(b) Each Investor that is not incorporated under the laws of the United States of America or a state thereof shall:

(X) (i) on or before the date of any payment by a Payor to such Investor, deliver to such Payor, the Agent and the Administrative Agent for its Related Group (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

(ii) deliver to each Payor, the Agent and the Administrative Agent for its Related Group two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Payor; and

(iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by either Payor, the Agent or the Administrative Agent for its Related Group; or

(Y) Each Investor or transferee that is not a “bank” under Section 881(c)(3)(A) of the Internal Revenue Code thereof shall:

(i) on or before the date it becomes a party hereto (or, in the case of a participant, on or before the date such participant becomes a participant hereunder), deliver to each Payor, the Agent and the Administrative Agent for its Related Group (i) a statement under penalties of perjury that such Investor or transferee (x) is not a “bank” under Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 811(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code and (ii) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

(ii) deliver to each Payor, the Agent and its Administrative Agent two further properly completed and duly executed copies of such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Payor or upon the request of such Payor; and

(iii) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by either Payor, the Agent or its Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes an Investor hereunder which renders all such forms inapplicable or which would prevent such Investor from duly completing and delivering any such form with respect to it and such Investor so advises each Payor, the Agent and its Administrative Agent. Each Person that shall become an Investor or a participant of an Investor pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of an Investor the obligations of such participant of an Investor pursuant to this subsection (b) shall be determined as if the participant of an Investor were an Investor except that such participant of an Investor shall furnish all such required forms, certifications and statements to the Investor from which the related participation shall have been purchased.

Section 8.4. Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Investors, the Administrative Agents and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys’, accountants’, rating agencies’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of any of the Investors, the Administrative Agents and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of any Investor, any Administrative Agent or the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with any Investor’s, any Administrative Agent’s, the Agent’s or any Collateral Agent’s enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, “Transaction Costs”).

(b) With respect to any Tranche to which all or any portion of the Net Investment held by any of the Investors in a Related Group has been allocated, the Transferor shall pay to the Administrative Agent for such Related Group, for the account of each applicable Investor, on demand any Early Collection Fee due on account of the reduction of such Tranche on a day prior to the last day of its Tranche Period (or, in the case of a CP Tranche Period, on or prior to the maturity date for the Commercial Paper allocated to fund or maintain such Net Investment).

Section 8.5. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the reconveyance from the Agent, on behalf of the applicable Investors, of the Transferred Interest if the Agent or any Administrative Agent notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the applicable Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids; provided that if such 15th day (or 3rd day) is not a Business Day, such reconveyance and the related payment shall be made on the next following Business Day.

ARTICLE IX

THE AGENT; BANK COMMITMENT; THE ADMINISTRATIVE AGENTS

Section 9.1. Authorization and Action. (a) Each Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction

Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that any Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, the Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed). The Agent shall not, without the prior written consent of all Bank Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable hereunder to the Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement or the Parent Agreement relating to the timing of payments required to be made by the Transferor, any Originating Entity, FME KGaA or FMCH or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein) or (F) extend or permit the extension of the Commitment Termination Date without the consent of each Bank Investor. The Agent shall not, without the prior written consent of each Administrative Agent, agree to amend, modify or waive any provision of this Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement, the Receivables Purchase Agreement or the Parent Agreement. The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of any Investor’s Commitment without the prior consent of such Investor. In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed). In the event the Agent requests any Investor’s consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from such Investor within 10 Business Days of such Investor’s receipt of such request, then such Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

(b) The Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Section 9.2. Agent’s Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for any Parent Group Member), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any Parent Group Member or the Collection Agent or to inspect the property (including the books and records) of any Parent Group Member or the Collection Agent; (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 9.3. Credit Decision. Each Investor acknowledges that it has, independently and without reliance upon the Agent, any Administrative Agent, any Affiliate of an Administrative Agent or any other Investor and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer to the Agent on its behalf of any undivided ownership interest in the Affected Assets hereunder. Each Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent’s Affiliates or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 9.4. Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, any of the other Transaction Documents hereunder or thereunder, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their respective Commitments, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor. Solely for purposes of this Section 9.4, (i) the Administrative Agent for Salisbury shall be deemed to be a Bank Investor having a Commitment equal to the Commitment of Salisbury and (ii) Salisbury shall not be deemed to be a Bank Investor.

Section 9.5. Successor Agent. The Agent may resign at any time by giving written notice thereof to each Investor and the Transferor and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Majority Investors shall appoint a successor Agent. Each Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Majority Investors’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 9.6. Payments by the Agent. All amounts received by the Agent on behalf of the Investors shall be paid by the Agent to the Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Investors on such Business Day, but, in any event, shall pay such amounts to the Investors not later than the following Business Day. All amounts received by the Agent hereunder on behalf of the Investors shall be allocated among the Related Groups in accordance with Sections 2.5 and/or 2.6, as applicable. For purposes of the foregoing, the Agent shall be deemed to be a member of the Related Group that includes Paradigm.

Section 9.7. Bank Commitment; Assignment to Bank Investors.

(a) Assignments by Conduit Investors. A Conduit Investor may, at any time, assign all or any portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder and under the other Transaction Documents to any Bank Investor, Administrative Agent, Liquidity Provider or Credit Support Provider or any of their respective Affiliates without the consent of any other party. In addition to and not in limitation of any other provision hereof which permits assignments by a Conduit Investor, any Conduit Investor may, from time to time, in one transaction or a series of transactions, assign all or a portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder and under the other Transaction Documents to another special purpose company (an “SPC Assignee”) which (i) is administered by such Conduit Investor’s Administrative Agent or by any Affiliate of such Administrative Agent and (ii) has activities generally similar to such Conduit Investor. The Administrative Agent for the assigning Conduit Investor shall notify the Transferor and the Agent of such assignment promptly following the effective date thereof. Upon and to the extent of such assignment to an SPC Assignee, (i) the SPC Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the relevant Administrative Agent will act as Administrative Agent for the SPC Assignee as well as for the assigning Conduit Investor, with all corresponding rights and powers, express or implied, granted herein to such Administrative Agent, (iii) the SPC Assignee shall be a Conduit Investor hereunder and its credit and liquidity support providers and other related parties shall have the benefit of all the rights and protections provided to the assigning Conduit Investor and its credit and liquidity support providers and other related parties, respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against the assigning Conduit Investor or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against the assigning Conduit Investor, and the right to assign to another SPC Assignee as provided in this paragraph), (iv) the SPC Assignee shall assume all obligations, if any, of the assigning Conduit Investor under and in connection with this Agreement, and the assigning Conduit Investor shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the assigning Conduit Investor (if any) and the SPC Assignee shall be several and not joint, (v) all distributions in respect of Net Investment or Discount shall be made to the assigning Conduit Investor and the SPC Assignee on a pro rata basis according to their respective interests (or in the case of Discount, the accrued amounts thereof), (vi) the rate used to calculate the Discount with respect to the portions of the Net Investment owned by the SPC Assignee and funded with commercial paper notes issued by the SPC Assignee from time to time shall be determined in the manner set forth in the definition of the “CP Rate” on the basis of the discount or interest rates applicable to commercial paper issued by the SPC Assignee (rather than the assigning Conduit Investor), (vii) in the event that the relevant Related Group, by reason of such assignment, shall contain more than one Conduit Investor, then each reference in this Agreement to “Conduit Investor” shall mean and refer to, in the case of such Related Group, each such Conduit Investor individually or all of such Conduit Investors collectively, as the context may require, (viii) any reference in this Agreement or the other Transaction Documents to the assigning Conduit Investor shall mean and be a reference to such assigning Conduit Investor and/or the relevant SPC Assignee, as the context may require, (ix) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (x) if requested by the relevant Administrative Agent, the parties will execute and deliver such further agreements and documents and take such other actions as the relevant Administrative Agent may reasonably request to evidence and give effect to the foregoing.

(b) Assignments by Bank Investors. No Bank Investor may assign all or a portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Administrative Agent for its Related Group, on behalf of the related Conduit Investor (it being understood and agreed that no consent from the Transferor or any other Person shall be required in connection with any assignment by a Bank Investor). Without limiting the generality of the foregoing, it is understood for the avoidance of doubt that an Administrative Agent may condition any approval on its receipt of written confirmation from each applicable Rating Agency that such assignment will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by the related Conduit Investor. In the case of an assignment by a Conduit Investor to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor’s rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee’s right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes, it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Incremental Transfers under Section 2.2(a) in accordance with the terms thereof, notwithstanding that related Conduit Investor was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of “Reinvestment Termination Date”, notwithstanding that the related

Conduit Investor had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent, the Administrative Agent for the applicable Related Group and the Transferor. All costs and expenses of the Agent, the applicable Administrative Agent and the assignor and assignee incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. Unless otherwise agreed by the Administrative Agent for the applicable Related Group, no Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the applicable Liquidity Provider Agreement.

(c) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, any Parent Group Member or the Collection Agent or the performance or observance by the Transferor, any Parent Group Member or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement, the Parent Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement, the Parent Agreement, and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, any Administrative Agent, or any of their respective Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vi) such assignee appoints and authorizes the applicable Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security, (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (viii) such assignee agrees that it will not institute against any Conduit Investor any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by such Conduit Investor or its Related CP Issuer.

(d) Transferor’s Obligation to Pay Certain Amounts. The Transferor shall pay to the Administrative Agent for a Conduit Investor or, in the case of GBFC, to such Conduit Investor, for the account of such Conduit Investor, in connection with any assignment by such Conduit Investor to its related Liquidity Providers, an aggregate amount equal to all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment) owing to such Conduit Investor.

(e) [Reserved].

(f) [Reserved].

(g) Downgrade of Bank Investor. If (at any time prior to any assignment by a Conduit Investor to the Bank Investors in its Related Group as contemplated pursuant to this Section 9.7) the short term debt rating of any Bank Investor in such Related Group shall be “A-2” or “P-2” from Standard & Poor’s or Moody’s, respectively, with negative credit implications, such Bank Investor, upon request of the applicable Administrative Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” and “P-2” from Standard & Poor’s and Moody’s, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor in a Related Group shall be “A-3” or “P-3”, or lower, from Standard & Poor’s or Moody’s, respectively (or such rating shall have been withdrawn by Standard & Poor’s or Moody’s), such Bank Investor, upon request of the applicable Administrative Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” and “P-2” from Standard & Poor’s and Moody’s, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor in a Related Group shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the related Conduit Investor shall have the right to require such Bank Investor to accept the assignment of such Bank Investor’s Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 9.7. Such Bank Investor shall be obligated to pay to such Conduit Investor, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the Interest Component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the applicable Administrative Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the applicable Related Group Limit, solely as it relates to new Incremental Transfers to such Conduit Investor, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor’s Commitment to the Transferor or such downgraded Bank Investor’s other obligations and liabilities hereunder and under the other Transaction Documents.

Section 9.8. Appointment of Administrative Agents. (a) Each Investor in a Related Group hereby appoints and authorizes the Administrative Agent for its Related Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to such Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Investor in a Related Group hereby appoints the Administrative Agent for its Related Group as its agent to execute and deliver all further instruments and documents, and take all further action that such Administrative Agent may deem necessary or appropriate or that any Investor may reasonably request to enable any of them to exercise or enforce any of their respective rights hereunder. Bank Investors representing at least 66 and 2/3% of the aggregate Commitments of all Bank Investors in a Related Group (the “Group Majority Investors” for such Related Group) may direct the Administrative Agent for such Related Group to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to an Administrative Agent hereunder, such Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Group Majority Investors; provided, however, no Administrative Agent shall be required to take any action hereunder if the taking of such action, in the reasonable determination of such Administrative Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose such Administrative Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Administrative Agent for a Related Group shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Group Majority Investors (which consent shall not be unreasonably withheld or delayed). The Administrative Agent for a Related Group shall not, without the prior written consent of all Bank Investors in such Related Group, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the amount or payment of Net Investment, Discount or fees payable hereunder to the Bank Investors, in such Related Group or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement or the Parent Agreement relating to the timing of payments required to be made by the Transferor, any Originating Entity, FME KGaA or FMCH or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein) or any party from its obligations under the Parent Agreement or (F) extend or permit the extension of the Commitment Termination Date without the consent of each Bank Investor, in such Related Group. The Administrative Agent for a Related Group shall not agree to any amendment of this Agreement which increases the dollar amount of the Commitment of a Bank Investor in such Related Group without the prior consent of such Bank Investor. In addition, no Administrative Agent shall agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the related Group Majority Investors (which consent shall not be unreasonably withheld or delayed). In the event an Administrative Agent requests any Investor’s consent pursuant to the foregoing provisions and such Administrative Agent does not receive a consent (either positive or negative) from such Investor within 10 Business Days of such Investor’s receipt of such request, then such Investor (and its percentage interest hereunder) shall be disregarded in determining whether such Administrative Agent shall have obtained sufficient consent hereunder.

(b) Each Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Section 9.9. Administrative Agent’s Reliance, Etc. Neither any Administrative Agent nor any directors, officers, agents or employees of an Administrative Agent shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each Administrative Agent: (i) may consult with legal counsel (including counsel for any Parent Group Member), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any Parent Group Member or the Collection Agent or to inspect the property (including the books and records) of any Parent Group Member or the Collection Agent; (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 9.10. Indemnification of the Administrative Agents. The Bank Investors, in each Related Group agree to indemnify the Administrative Agent for such Related Group (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Administrative Agent, any of the other Transaction Documents hereunder or thereunder (including, in the case of the Administrative Agent for Salisbury, for any amounts payable by such Administrative Agent by reason of the last sentence of Section 9.4), provided that the Bank Investors, in a Related Group shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the applicable Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors, in each Related Group agree to reimburse the Administrative Agent for such Related Group, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by such Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of such Bank Investors, hereunder and/or thereunder and to the extent that such Administrative Agent is not reimbursed for such expenses by the Transferor.

Section 9.11. Successor Administrative Agents. Any Administrative Agent may resign at any time by giving written notice thereof to the Agent, each Investor in its Related Group and the Transferor and may be removed at any time with cause by the applicable Group Majority Investors. Upon any such resignation or removal, the Group Majority Investors for such Related Group shall appoint a successor Administrative Agent. Each Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed for such Related Group, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Group Majority Investors’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Investors in such Related Group, appoint a successor Administrative Agent for such Related Group which successor Administrative Agent shall be either (i) a commercial bank having a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 9.12. Payments by the Administrative Agents. Unless specifically allocated to an Investor pursuant to the terms of this Agreement, all amounts received by an Administrative Agent on behalf of the Investors in its Related Group shall be paid by such Administrative Agent to the Investors in its Related Group (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by such Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case such Administrative Agent shall use its reasonable efforts to pay such amounts to the Investors in its Related Group on such Business Day, but, in any event, shall pay such amounts to such Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

ARTICLE X

MISCELLANEOUS

Section 10.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, the Investors and the Administrative Agents with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, Section 9.4 and Section 9.10, and (iii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

Section 10.2. Waivers; Amendments. No failure or delay on the part of the Agent, any Investor or any Administrative Agent in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, in the case of any amendment, such amendment is in writing and is signed by the Transferor, the Agent, each Administrative Agent and the Majority Investors and in the case of any waiver, such waiver is granted in writing by each Administrative Agent; provided that no Administrative Agent for a Conduit Investor shall consent to any such amendment or waiver unless each applicable Rating Agency shall have either (i) received prior notice of such amendment or waiver and, in the case of any material amendment or waiver, confirmed that such amendment or waiver will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by such Conduit Investor or (ii) advised such Conduit Investor or its related Administrative Agent that amendments or waivers may be effected without the need for any further confirmation by such Rating Agency.

Section 10.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes each Investor, each Administrative Agent and the Agent to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which such Investor, such Administrative Agent or the Agent, as applicable, in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to each such Investor or Administrative Agent or the Agent, as applicable, a written confirmation of each telephonic notice directed to such Person signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Agent or the applicable Investor or Administrative Agent, the records of such Investor or Administrative Agent or the Agent, as applicable shall govern absent manifest error.

If to the Transferor:

(NMC Funding Corporation)
920 Winter Street
Waltham, MA 02451
Telephone: (781) 699-2668
Telecopy: (781) 699-9756
Attn: Mark Fawcett
Payment Information:
Chase Manhattan Bank, N.A.
ABA 021-000-021
Account 323-0-76823

If to the Collection Agent:

National Medical Care, Inc.
920 Winter Street
Waltham, MA 02451
Telephone: (781) 699-2668
Telecopy: (781) 699-9756
Attn: Mark Fawcett

If to the Agent:

WestLB AG, New York Branch
1211 Avenue of the Americas
New York, New York 10036
Attention: Asset Securitization Group
Telephone: (212) 852-6000
Telecopy: (212) 597-1423

If to Paradigm:

c/o AMACAR Group, L.L.C.
6525 Morrison Boulevard Suite 318
Charlotte, North Carolina 28211
Attention: Douglas Johnson
Telephone: 704-365-0569
Telecopy: 704-365-1362

If to the Administrative Agent for Paradigm:

c/o WestLB AG, New York Branch
1211 Avenue of the Americas
New York, New York 10036
Attention: Asset Securitization Group
Telephone: (212) 852-6000
Telecopy: (212) 597-1423

with a copy to:

email: NYC_ABS_Surveillance@westlb.com

If to GBFC:

Giro Balanced-Funding Corporation
c/o Global Securitization Services
68 South Service Road, Suite 120
Melville, NY 11747
Attention: Damian Perez
Tel: 631/587-4700
Telecopy: 212/302-8767
dperez@gssnyc.com

If to BayernLB:

Bayerische Landesbank, New York Branch
560 Lexington Avenue
New York, New York 10022
Attention: Customer Securitization
Tel: 212/230-9005
Telecopy: 212/230-9020

If to Liberty Street:

c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attention: Andrew Stidd
Telephone: (631) 587-4700
Telecopy: (212) 302-8767

If to the Administrative Agent for Liberty Street:

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention: Michael Eden
Tel: 212/225-5237
Fax: 212/225-5274
with a copy to:
The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention: Vilma Pindling
Tel: 212/225-5410
Fax: 212/225-6465

If to Old Line:

c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, New York 11747
Attention: TonyWong
Tel: 631-930-7207
Fax: 212-302-8767
E-mail: twong@gssnyc.com

with a copy to:

Royal Bank of Canada
Two Little Falls Centre
2751 Centerville Road, Suite 212
Wilmington, Delaware 19808
Attention: Kim Wagner
Tel: 302-892-5903
Fax: 302-892-5900
E-mail: conduit.management@rbccm.com

and

If to the Administrative Agent for Old Line:

Royal Bank of Canada
1 Liberty Plaza, 5th Floor
New York, New York 10006
Attention: Tony Cowart
Tel: 212-428-6291
Fax: 212-428-2304
E-mail: conduit.funding@rbccm.com

If to Salisbury or its Administrative Agent:

c/o Barclays Capital
745 7th Avenue, 16 Floor
New York, NY, 10019
Attention: Mary Logan , Director, US Asset Securitization Group
Tel: 212/412-3266
E-mail: mary.logan@barcap.com

Notices of Incremental Transfers, notices or reductions to the Net Investment and monthly Investor Reports should be sent to asgoperations@barclayscapital.com and asgreports@barclayscapital.com

If to Atlantic Securitization or its Administrative Agent:

c/o Calyon New York Branch
1301 Avenue of the Americas
New York, New York 10019
Attention: Thomas Luccioni
Telephone: (212) 261-3894
Fax: (212) 459-3258

If to the Bank Investors, at their respective addresses set forth on Schedule I or in the Assignment and Assumption Agreement pursuant to which it became a party hereto.

Section 10.4. Governing Law; Submission to Jurisdiction; Integration.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE TRANSFEROR AND THE COLLECTION AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the Transferor and the Collection Agent hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of any Investor to bring any action or proceeding against the Transferor or the Collection Agent or any of their respective properties in the courts of other jurisdictions.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(d) The Transferor and NMC each hereby appoint Arent Fox LLP, located at 1675 Broadway, New York, New York 10019 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York by any Administrative Agent, the Agent, any Investor, any Collateral Agent or any assignee of any of them.

Section 10.5. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.6. Successors and Assigns. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor the Collection Agent may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of each Administrative Agent. No provision of this Agreement shall in any manner restrict the ability of any Conduit Investor, any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

(b) Each of the Transferor and the Collection Agent hereby agrees and consents to the assignment by any Conduit Investor from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider or Credit Support Provider for such Conduit Investor. In addition, each of the Transferor and the Collection Agent hereby consents to and acknowledges the assignment by any Conduit Investor of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the related Collateral Agent.

(c) Any Investor may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Investor, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Investor from any of its obligations hereunder or substitute any such pledgee or assignee for such Investor as a party hereto.

Section 10.7. Waiver of Confidentiality. The Transferor hereby consents to the disclosure of any non-public information with respect to it received by any Conduit Investor, the Agent, any Bank Investor or any Administrative Agent to any of the Conduit Investors, the Agent, any nationally recognized rating agency rating the Commercial Paper of such Conduit Investor or its Related CP Issuer, any Administrative Agent, any Collateral Agent, any Bank Investor or potential Bank Investor, any Liquidity Provider or any Credit Support Provider in relation to this Agreement.

Section 10.8. Confidentiality Agreement. (a) Each of the parties hereto hereby agrees that, from the commencement of discussions with respect to the transactions contemplated by the Transaction Documents (the “Transaction”), each of the parties hereto (and each of their respective, and their respective affiliates, employees, officers, directors, advisors, representatives and agents) are permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Internal Revenue Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to any party related to such structure and tax aspects. In this regard, the parties hereto acknowledge and agree that the disclosure of the structure or tax aspects of the Transaction is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the parties hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Transaction is limited in any other manner (such as where the Transaction is claimed to be proprietary or exclusive) for the benefit of any other Person.

(b) Subject to Section 10.8(a), each of the Transferor and the Collection Agent hereby agrees that it will not disclose, and the Transferor will cause each Parent Group Member to refrain from disclosing, the contents of this Agreement or any other proprietary or confidential information of any Conduit Investor, the Agent, any Administrative Agent, any Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) as required by federal or state securities laws, (ii) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency provided such auditors, attorneys, employees financial advisors or rating agencies are informed of the highly confidential nature of such information or (iii) following notice thereof to each Administrative Agent, as otherwise required by other applicable law or order of a court of competent jurisdiction.

(c) Each Administrative Agent, each Investor and the Agent acknowledges that it or its agents or representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records (“Confidential Information”) identified to it in writing as being of a confidential nature or in which the Transferor or an Originating Entity has a proprietary interest. Subject to Section 10.8(a), each Administrative

Agent, each Investor and the Agent agrees that all such Confidential Information so obtained by it is to be regarded as confidential information and that such Confidential Information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (x) it shall retain in confidence, and shall ensure that its agents and representatives retain in confidence, and will not disclose, any of such Confidential Information without the prior written consent of the Transferor and (y) it will not, and will ensure that its agents and representatives will not, make any use whatsoever (other than for purposes of this Agreement) of any of such Confidential Information without the prior written consent of the Transferor; provided, however, that such Confidential Information may be disclosed to the extent that such Confidential Information (i) may be or becomes generally available to the public (other than as a breach of this Section 10.8(c), (ii) is required or appropriate in response to any summons or subpoena in connection with any litigation or (iii) is required by law to be disclosed; and provided, further, however, that such Confidential Information may be disclosed to (A) the Agent, any Administrative Agent, any Investor, any Credit Support Provider, any Liquidity Provider, any Person holding an equity interest in a Conduit Investor, any of their respective successors and permitted assigns and any of their respective Affiliates, subject to the terms of this Section 10.8(c), (B) any such Person’s directors, employees, legal counsel, auditors and other business advisors, (C) any such Person’s government regulators and (D) the rating agencies rating any Commercial Paper issued by a Conduit Investor, provided that the Person making such disclosure shall advise each recipient thereof referred to in clauses (A), (B), (C) and (D) above that such Confidential Information is to be regarded and maintained as confidential information and that each Administrative Agent has agreed to keep confidential such Confidential Information as provided in clauses (x) and (y) above. Notwithstanding anything herein to the contrary, the parties hereto agree that the Transferor and the Collection Agent shall not be required to furnish any patient specific medical information to the extent the disclosure of such information would violate applicable law, unless and until the recipient of such information executes and delivers a business associate agreement in substantially the form attached as Exhibit J.

Section 10.9. No Bankruptcy Petition Against Conduit Investors. Each of the Transferor and the Collection Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of any Conduit Investor or its Related CP Issuer, it will not, and the Transferor will cause each Parent Group Member to not, institute against, or encourage, assist or join any other Person in instituting against, such Conduit Investor or its Related CP Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other proceedings related to an Event of Bankruptcy. Notwithstanding any provision contained in this Agreement to the contrary, no Conduit Investor shall, nor shall any Conduit Investor be obligated to, pay any amount pursuant to this Agreement unless (i) the Conduit Investor has received funds which may be used to make such payment in accordance with such Conduit Investor’s commercial paper program documents, which funds are not required to repay its or its Related CP Issuer’s Commercial Paper when due; and (ii) after giving effect to such payment, either (x) there is sufficient liquidity available (determined in accordance with such program documents) to pay the Face Amount of all its Commercial Paper, (y) the Conduit Investor is not rendered insolvent or (z) its and its Related CP Issuer’s Commercial Paper has been repaid in full. Any amount which the Conduit Investor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the United States Bankruptcy Code) against or a corporate obligation of the Conduit Investor for any insufficiency. For purposes of the foregoing, the term “Conduit Investor” shall include Salisbury in its capacity as a Bank Investor. The provisions of this Section shall survive the termination of this Agreement.

Section 10.10. No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of any Conduit Investor contained in this Agreement shall be had against Global Securitization Services, LLC (nor any affiliate thereof), AMACAR Group L.L.C. (nor any affiliate thereof), or any stockholder, officer or director of such Conduit Investor, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Investor, and that no personal liability whatsoever shall attach to or be incurred by Global Securitization Services, LLC (or any affiliate thereof), AMACAR Group L.L.C. (or any affiliate thereof), or the stockholders, officers, or directors of such Conduit Investor, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Conduit Investor contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Conduit Investor of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Global Securitization Services , LLC (or any affiliate thereof), AMACAR Group L.L.C. (or any affiliate thereof) and every such stockholder, officer or director of such Conduit Investor is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

Section 10.11. Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Investors, and that the Transferred Interest not be part of the Transferor’s estate in the event of an insolvency. In order to further protect the interests of the Agent and the Investors, the Transferor hereby grants to the Agent, on behalf of the Investors, a first priority perfected and continuing security interest in all of the Transferor’s right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor’s rights under the Receivables Purchase Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement and all other Transaction Documents with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables. This Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of the Investors, all of its rights and remedies under the Receivables Purchase Agreement, the Transferring Affiliate Letter and the BMA Transfer Agreement (and all instruments, documents and agreements executed in connection therewith) with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables.

Section 10.12. Perfection Representations. The Perfection Representations shall be a part of the Agreement for all purposes. The Perfection Representations shall survive termination of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.

NMC FUNDING CORPORATION,
as Transferor

By:	/s/ Mark Fawcett
Name:     Mark Fawcett

Title:	Vice President & Treasurer

NATIONAL MEDICAL CARE, INC., as Collection Agent

By:	/s/ Mark Fawcett
Name:     Mark Fawcett

Title:	Vice President & Treasurer

WESTLB AG, NEW YORK BRANCH, as Agent, an Administrative Agent and as a Bank Investor

By:	/s/ Matthew F. Tallo
Name:     Matthew F. Tallo

Title:	Executive Director

By:	/s/ Vesselina Koleva
Name:     Vesselina Koleva

Title:	Director

PARADIGM FUNDING LLC, as a Conduit Investor

By:	/s/ Evelyn Echevarria
Name:     Evelyn Echevarria

Title:	Vice President

BAYERISCHE LANDESBANK, NEW YORK BRANCH, as an Administrative Agent and as a Bank Investor

By:	/s/ Alexander Kohnert
Name:     Alexander Kohnert

Title:	Senior Vice President

By:	/s/ Lori-Ann Wynter
Name:     Lori-Ann Wynter

Title:	Vice President

GIRO BALANCED FUNDING CORPORATION,
as a Conduit Investor

By:	/s/ Damian Perez
Name:     Damian Perez

Title:	Vice President

THE BANK OF NOVA SCOTIA, as an Administrative Agent and as a Bank Investor

By:	/s/ Michael Eden
Name:     Michael Eden

Title:	Director

LIBERTY STREET FUNDING LLC,
as a Conduit Investor

By:	/s/ Jill A. Russo
Name:     Jill A. Russo

Title:	Vice President

CALYON NEW YORK BRANCH, as an Administrative Agent and as a Bank Investor

By:	/s/ Kostantina Kourmpetis
Name:     Kostantina Kourmpetis

Title:	Managing Director

By:	/s/ Sam Pilcer
Name:     Sam Pilcer

Title:	Managing Director

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor

By: Calyon New York Branch, its Attorney-in-Fact

By:	/s/ Kostantina Kourmpetis
Name:     Kostantina Kourmpetis

Title:	Managing Director

By:	/s/ Sam Pilcer
Name:     Sam Pilcer

Title:	Managing Director

BARCLAYS BANK PLC, as an Administrative Agent

By:	/s/ Jeffrey Goldberg
Name:     Jeffrey Goldberg

Title:	Director

SALISBURY RECEIVABLES COMPANY, LLC,
as a Conduit Investor and a Bank Investor

By:	/s/ Jason D. Muncy
Name:     Jason D. Muncy

Title:	Associate Director

ROYAL BANK OF CANADA, as an Administrative Agent and as a Bank Investor

By:	/s/ Janine D. Marsini
Name:     Janine D. Marsini

Title:	Authorized Signatory

By:	/s/ Edward V. Westerman
Name:     Edward V. Westerman

Title:	Authorized Signatory

OLD LINE FUNDING, LLC,
as a Conduit Investor

By:	/s/ Janine D. Marsini
Name:     Janine D. Marsini

Title:	Authorized Signatory

LANDESBANK HESSEN-THUERINGEN GIROZENTRALE, as a Bank Investor

By:	/s/ Martin Scheele
Name:     Martin Scheele

Title:	SVP

By:	/s/ Stefan Brandauer
Name:     Stefan Brandauer

Title:	VP

SCHEDULE I
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

NOTICE ADDRESSES FOR BANK INVESTORS

WESTLB AG, NEW YORK BRANCH
1211 Avenue of the Americas
New York, New York 10036
Attention: Asset Securitization Group
Telephone: (212) 852-6000
Telecopy: (212) 597-1423

With a copy to:

WESTLB AG, NEW YORK BRANCH
1211 Avenue of the Americas
New York, New York 10036
Attention: CMO Group
Group Email: NYC_SCF_Administration@westlb.com
Telephone: (212) 852-6209
Fax: (212) 302-7946

BAYERISCHE LANDESBANK, NEW YORK BRANCH
560 Lexington Avenue
New York, New York 10022
Attention: Lori-Ann Wynter
Tel: 212/230-9005
Telecopy: 212/230-9020

LANDESBANK HESSEN — THUERINGEN GIROZENTRALE
Neue Mainzer Strasse 52-58
D-60297 Frankfurt am Main
Germany
Attention: Martin Scheele
Tel: 01149-69-9132-3183
Fax: 01149-69-9132-4190

THE BANK OF NOVA SCOTIA
One Liberty Plaza
New York, NY 10006
Attention: Michael Eden
Tel: 212/225-5237
Fax: 212/225-5274

with a copy to:

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention: Vilma Pindling
Tel: 212/225-5410
Fax: 212/225-6465

SALISBURY RECEIVABLES COMPANY, LLC
c/o Barclays Capital
745 7th Avenue, 16 Floor
New York, NY, 10019
Attention: Mary Logan , Director, US Asset Securitization Group
Tel: 212/412-3266
E-mail: mary.logan@barcap.com

Notices of Incremental Transfers, notices or reductions to the Net Investment and monthly Investor Reports should be sent to asgoperations@barclayscapital.com and asgreports@barclayscapital.com

ROYAL BANK OF CANADA
1 Liberty Plaza, 5th Floor
New York, New York 10006
Attention: Tony Cowart
Tel: 212-428-6291
Fax: 212-428-2304
E-mail: conduit.funding@rbccm.com

CALYON NEW YORK BRANCH
1301 Avenue of the Americas
New York, New York 10019
Attention: Thomas Luccioni
Telephone: (212) 261-3894
Fax: (212) 459-3258

SCHEDULE II
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

COMMITMENTS OF BANK INVESTORS

Bank Investor	Commitment

WestLB AG, New York Branch	$115,000,000
Bayerische Landesbank, New York Branch	$80,000,000
The Bank of Nova Scotia	$120,000,000
Salisbury Receivables Company, LLC	$110,000,000
Calyon New York Branch	$110,000,000
Royal Bank of Canada	$80,000,000
Landesbank Hessen — Thueringen Girozentrale	$35,000,000

RELATED GROUP LIMITS

Conduit Investor	Related Group Limit

Paradigm Funding LLC	$150,000,000
Giro Balanced Funding Corporation	$80,000,000
Liberty Street Funding LLC	$120,000,000
Salisbury Receivables Company, LLC	$110,000,000
Atlantic Asset Securitization LLC	$110,000,000
Old Line Funding, LLC	$80,000,000

SCHEDULE III
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Receivables Purchase Agreement and the Transferring Affiliate Letter, each of the Transferor and the Collection Agent hereby represents, warrants, and covenants to the Agent, the Administrative Agents and the Investors as follows on the date hereof and on the date of each Transfer under the Agreement:

1. Perfection Representations:

(a) (i) Each purchase of Receivables under the Transferring Affiliate Letter constitutes a true sale of such Receivables from the applicable Transferring Affiliate to the Seller, conveying good title thereto free and clear of any Adverse Claims, and is enforceable as such against creditors of and purchasers from such Transferring Affiliate. If, notwithstanding the foregoing, any such purchase of Receivables is deemed not to be a true sale, then the Transferring Affiliate Letter creates a valid and continuing security interest (as defined in the applicable UCC) in such Receivables in favor of the Seller, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Transferring Affiliates. In addition, the Transferring Affiliate Letter creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables arising after the Termination Date in favor of the Seller, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Transferring Affiliates.

(ii) Each purchase of Receivables under the Receivables Purchase Agreement constitutes a true sale of such Receivables from the Seller to the Transferor, conveying good title thereto free and clear of any Adverse Claims, and is enforceable as such against creditors of and purchasers from the Seller. If, notwithstanding the foregoing, any such purchase of Receivables is deemed not to be a true sale, then the Receivables Purchase Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in such Receivables in favor of the Transferor, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller. In addition, the Receivables Purchase Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables arising after the Termination Date in favor of the Transferor, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from Seller.

(iii) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Agent, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from Transferor.

(b) The Receivables constitute “accounts” within the meaning of the applicable UCC.

(c) Immediately prior to each purchase of Receivables under the Transferring Affiliate Letter, the applicable Transferring Affiliate had good and marketable title to such Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person. Immediately prior to each purchase of Receivables under the Receivables Purchase Agreement, the Seller had good and marketable title to such Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person. The Transferor owns and has good and marketable title to the Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person.

(d) The Transferor, the Seller and the Transferring Affiliates have caused or will have caused, within ten days after the effective date of the this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Transferring Affiliates to the Seller, and from the Seller to the Transferor, and the security interest in the Receivables granted to the Agent hereunder. None of the Transferor, the Seller or the Transferring Affiliates is aware of any judgment or tax filings against it.

(e) Other than the transfer of the Receivables from the Transferring Affiliates to the Seller under the Transferring Affiliate Letter, the transfer of the Receivables from the Seller to the Transferor under the Receivables Purchase Agreement, and the security interest granted to the Agent pursuant to this Agreement, neither the Transferor nor any Originating Entity has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Neither Transferor nor any Originating Entity has authorized the filing of, or is aware of any financing statements against Transferor or any Originating Entity that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Agent hereunder or that has been terminated.

2. Survival of Perfection Representations.  Notwithstanding any other provision of the Agreement or any other Transaction Document, the representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any termination of the Commitments or any replacement of the Collection Agent or termination of Collection Agent’s rights to act as such) until such time as all Aggregate Unpaids have been finally and fully paid and performed.

3. No Waiver.  The Administrative Agent for each Conduit Investor agrees that it: (i) shall not, without obtaining a confirmation of the then-current rating of the Commercial Paper relating to such Conduit Investor, waive any of the Perfection Representations; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and (iii) shall not, without obtaining a confirmation of the then-current rating of the Commercial Paper of such Conduit Investor(as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

4. Collection Agent to Maintain Perfection and Priority.  The Collection Agent covenants that, in order to evidence the interests of the Transferor, the Agent, the Administrative Agents and the Investors under this Agreement, the Collection Agent shall take such action, and execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by any Administrative Agent) to maintain and perfect, as a first priority interest, the Agent’s security interest in the Receivables. The Collection Agent shall, from time to time and within the time limits established by law, prepare and present to the Agent for the Agent to authorize (based in reliance on the opinion of counsel hereinafter provided for) the Collection Agent to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Agent’s security interest in the Receivables as a first-priority interest (each a “Filing”). The Collection Agent shall present each such Filing to the Agent together with (x) to the extent requested by any Administrative Agent, an opinion of counsel to the effect that such Filing is (i) consistent with grant of the security interest to the Agent pursuant to the Transaction Documents and (ii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Agent’s signature. Upon receipt of such opinion of counsel and form of authorization, Agent shall promptly authorize in writing Collection Agent to, and Collection Agent shall, effect such Filing under the Uniform Commercial Code without the signature of Transferor or Agent where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Collection Agent shall not have any authority to effect a Filing without obtaining written authorization from the Agent in accordance with this paragraph.

EXHIBIT A
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

[RESERVED]

A-1

EXHIBIT B
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

[RESERVED]

B-1

EXHIBIT C
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

[RESERVED]

C-1

EXHIBIT D-1
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF SPECIAL ACCOUNT LETTER

D-1-1

EXHIBIT D-1

FORM OF SPECIAL ACCOUNT BANK LETTER

[DATE]

[Name and Address of
          Special Account Bank]

[Name of Originating Entity]

Ladies and Gentlemen:

Reference is made to our depositary account[s] number[s]           maintained in the name of the undersigned (the “Originating Entity”) with you (the “Account[s]”).

Unless otherwise directed by the Originating Entity, you are hereby instructed to transfer funds on deposit in the Account[s] solely to the following account by [ACH transfer or, if so directed by the Originating Entity, by wire transfer][intrabank transfer]:

[Name, number and designation of (i) the Concentration Account and Concentration Account Bank or (ii) the Intermediate Concentration Account, as applicable].

Each such transfer shall be made at the end of each banking day on which the amount on deposit in the Account[s] exceeds $20,000, with the amount of the transfer being equal to the total amount of such funds in excess of $5,000; provided that that Originating Entity may, at its option, deliver a standing instruction to you to effect such transfer at the end of each banking day regardless of the amount on deposit in the Account[s], with the amount of the transfer being equal to the total amount of funds in the Account[s].

Please agree to the terms of, and acknowledge receipt of, this letter by signing in the space provided below on two copies hereof sent herewith and send the signed copies to NMC the Originating Entity at its address at 920 Winter Street, Waltham, MA 02451, Attention: Mark Fawcett.

Very truly yours,

[NAME OF ORIGINATING ENTITY]

By:

Title

Agreed and acknowledged:

[NAME OF SPECIAL ACCOUNT BANK]

By:

Title

D-1-2

EXHIBIT D-2
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF CONCENTRATION ACCOUNT AGREEMENT

D-2-1

EXHIBIT D-2

FORM OF CONCENTRATION ACCOUNT AGREEMENT
(the “Agreement”)

November 17, 2009

JPMorgan Chase Bank
270 Park Avenue
New York, NY 10017-2070

Re:     Account #323-0-76823

Ladies and Gentlemen:

You are hereby notified, in connection with certain transactions involving its accounts receivable, that NMC FUNDING CORPORATION (the “Transferor”) has transferred certain rights in Account #323-0-76823 (the “Account”), as more particularly described below, to WestLB AG, New York Branch (“WestLB”), as Agent (the “Agent”) under the Fifth Amended and Restated Transfer and Administration Agreement dated November 17, 2009 by and among the Transferor, as transferor, National Medical Care, Inc., as Collection Agent, the entities from time to time parties thereto as “Conduit Investors,” “Bank Investors,” “Administrative Agents” and WestLB as Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time. The Agreement amends, restates and supersedes the letter agreement dated October 16, 2008 among the Transferor, the Agent and you.

(a) Transfer to the Agent. The Transferor has transferred exclusive ownership and dominion over the Account, including with respect to all monies, checks, instruments, collections, remittances and other payment items received in the Account (the “Payment Items”), to the Agent and, effective as of the Effective Time (as defined below), will transfer exclusive control of the Account to the Agent.

(b) Prior to Notice of Effectiveness. You are hereby instructed: (i) until the Effective Time to make such transfers from the Account at such times and in such manner as the Transferor shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit the Transferor and the Agent to obtain upon request any information relating to the Account, including, without limitation, any information regarding the balance or activity of the Account.

(c) Following Notice of Effectiveness. The Transferor and the Agent hereby instruct you, beginning on the opening of business on the business day next succeeding the business day on which a notice purporting to be signed by the Agent in substantially the form attached hereto as “Annex I” with a copy of this Agreement attached thereto (a “Notice of Effectiveness”) is received by facsimile or otherwise by Frances A. Ruke or Jeanne A. Muino at the address or facsimile number set forth below (or at such other address or facsimile number as you may from time to time notify the Agent and the Transferor in writing) (or if such Notice of Effectiveness is so received after 12:00 noon, New York City time, on any such business day, on the opening of business on the second business day next succeeding the business day on which such receipt occurs) (either such time, the “Effective Time”), (i) to transfer all funds deposited and collected in the Account pursuant to instructions given to you by the Agent from time to time, (ii) that notwithstanding anything herein or elsewhere to the contrary, the Agent, and not Transferor, shall be irrevocably entitled to exercise any and all applicable rights in respect of or in connection with the Payment Items, including, without limitation, the right to specify when payments in respect of the Payment Items are to be made out of or in connection with the Account and (iii) you shall not take instruction from the Transferor with respect to any amounts in the Account. You are hereby advised by the Agent and the Transferor that the Transferor has under a separate agreement granted to the Agent certain ownership and security interests in all Payment Items and their proceeds and all monies and earning, if any, therefrom the Account, and by your signature below you acknowledge being so advised. A “business day” is any day other than a Saturday, Sunday or other day on which you are or are authorized or required by law to be closed. Anything to the contrary herein notwithstanding, (i) all transactions relating to the Account or any Payment Items therein duly commenced by you or your affiliates in accordance with customary procedures prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement,; and (ii) you, and/or any affiliate may (at your discretion and without any obligation to do so) (x) cease honoring the Transferor’s instructions and/or commence honoring solely the Agent’s instructions concerning the Account or the Payment Items at any time or from time to time after you become aware that the Agent has sent a Notice of Effectiveness to you but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above), or (y) deem a Notice of Effectiveness to be received by you for purposes of the foregoing prior to the specified individual’s actual receipt if

D-2-2

otherwise actually received by you (or if such Notice of Effectiveness contains minor mistakes or other irregularities but otherwise substantially complies with the form attached hereto as “Annex I” or does not attach an appropriate copy of this Agreement) with no liability whatsoever to the Transferor or any other party for doing so and provided further that this Agreement evidences the Agent’s control over the Account and notwithstanding anything to the contrary in any other agreement governing the Account, on and after the Effective Time you shall comply with instructions originated by the Agent that are permitted under the Account Documentation directing the disposition of funds without further consent of the Transferor or any other person.

(d) General Terms. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Account will not be subject to deduction, setoff, banker’s lien, or any other right in favor of any person other than the Agent and the Transferor (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Account, (ii) the face amount of any Payment Items which have been credited to the Account but are subsequently returned unpaid or charged back or, as to Payment Items consisting of payment orders or other electronic funds transfers, reversed, cancelled or otherwise corrected or adjusted, and (iii) to cover overdrafts in the Account).

This Agreement supplements, rather than replaces, your deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Without limiting the generality of the foregoing, it is understood and agreed that the only instructions the Transferor or the Agent are entitled to give with respect to the Account are those which are permitted under the Account Documentation and the Agent may request you to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such services are not authorized or otherwise covered under the Account Documentation, your decision to provide any such services shall be made in your sole discretion (including without limitation being subject to the Transferor and/or the Agent executing such Account Documentation or other documentation as you may require in connection therewith). Prior to issuing any instructions which it is entitled to issue under this Agreement (for the avoidance of doubt, other than a Notice of Effectiveness), the Agent shall provide you with a Certificate of Incumbency substantially in the form of Annex II hereto.

Anything to the contrary in this Agreement notwithstanding, (i) you shall have only the duties and responsibilities with respect to matters set forth herein as are expressly set forth in writing herein and shall not be deemed to be a fiduciary for any party hereto, (ii) you shall be fully protected in acting or refraining from acting in good faith on any written notice (including a Notice of Effectiveness), instruction, or request purportedly furnished to you by the Agent in accordance with the terms hereof, in which case the parties hereto agree that you have no duty to make any further inquiry whatsoever (without limiting the generality of the foregoing, it is hereby acknowledged and agreed that you have no knowledge of (and are not required to know) the terms and provisions of the separate agreement referred to in clause (c) above or any other related documentation to which you are not a party or whether any actions by the Agent (including without limitation the sending of a Notice of Effectiveness), the Transferor or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith), (iii) you shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except for your own willful misconduct or gross negligence (and, to the maximum extent permitted by law, shall under no circumstances be liable for indirect, special, punitive or consequential damages); further, you shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond your reasonable control; (iv) the Transferor hereby indemnifies you for, and holds you harmless against, any loss, cost, liability or expense (including reasonable inside or outside counsel fees and disbursements) incurred or suffered by you arising out of or in connection with this Agreement or the Account, except as may result from your willful misconduct or gross negligence, or any interpleader proceeding related thereto or incurred or suffered by you at the Transferor’s direction or instruction; and (v) upon and after the Effective Time, the Agent agrees to reimburse you for the item(s) referred to in clause (ii) of subparagraph (d) above (to the extent that the Agent has already received the benefits of such item(s)), in the event that there are insufficient funds in the Account therefor and you have not received reimbursement from the Transferor within 10 days after your written request therefor.

You may terminate this Agreement upon the sending of at least thirty (30) business days advance written notice to the other parties hereto. The Agent may terminate this Agreement upon the sending of at least five (5) business days advance written notice to the other parties hereto. The Transferor may not terminate this Agreement except

D-2-3

upon the sending of at least ten (10) business days advance written notice to you accompanied by the Agent’s written consent to such termination. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by you, the Agent and the Transferor.

You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and the Transferor provided, however that you may transfer any such rights or obligations to an affiliate upon 30 days advance written notice to the Agent and the Transferor. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to sign.

You agree to give the Agent, at its address specified below, copies of each periodic statement relating to activity in the Account which you provide to the Transferor, together with such additional information relating to the Account as the Agent may from time to time reasonably request. You further agree to give the Agent and the Transferor prompt notice if the Account become subject to any writ, garnishment, judgement, warrant or attachment, execution or similar process.

Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and except as provided above with respect to a Notice of Effectiveness shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party’s name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Agent shall be WestLB AG, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, attention: Asset Securitization Group, fax: 212-597-1423 or at such other address as may be designated by the Agent in a written notice to each of the parties hereto.

This Agreement may be signed in any number or counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, (ii) shall become effective when counterparts hereof have been signed by the parties hereto and (iii) shall be governed by and construed in accordance with the laws of the State of New York. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.

D-2-4

Please agree to the terms of, and acknowledge receipt of this notice by signing in the space provided below.

Very truly yours,

NMC FUNDING CORPORATION,

By:
Title:

920 Winter Street
Waltham, Massachusetts 02451
Facsimile No: (781) 699-9756

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE BANK

By:
Title:
Date:

Attention:	[ ]
JPMorgan Chase Bank
2 Chase Manhattan Plaza, 22ndFloor
New York, NY 10081

Facsimile No:     [          ]

WESTLB AG, NEW YORK BRANCH, as Agent

By:
Name:
Title:

By:
Name:
Title:

D-2-5

ANNEX 1

TO CONCENTRATION ACCOUNT LETTER

(FORM OF NOTICE OF EFFECTIVENESS)

DATED:          , 200

TO:	JP Morgan Chase Bank
2 Chase Manhattan Plaza, 22nd Floor
New York, N.Y. 10081
ATTN:  [          ] or [          ]

Re: Concentration Account Bank No. 323-0-76823

Ladies and Gentlemen:

We hereby give you a “Notice of Effectiveness” with respect to the above referenced Account, as and to the extent described in our letter agreement with you dated November 17, 2009, a copy of which is attached hereto. You are hereby instructed to comply with the instructions of the undersigned as set forth in that letter.

Very truly yours,

WESTLB AG, NEW YORK BRANCH,
as Agent

By:  Title:

D-2-6

ANNEX II

TO CONCENTRATION ACCOUNT LETTER

(FORM OF INCUMBENCY CERTIFICATE)

CERTIFICATE OF AN OFFICER OF

WESTLB AG, NEW YORK BRANCH, AS AGENT

The undersigned [          ] being an [Assistant Secretary][Vice President] of WestLB AG, New York Branch (the “Company”) hereby executes and delivers this certificate to JPMorgan Chase Bank (“JPMCB”) on behalf of the Company pursuant to the Concentration Account Letter dated as of November 17, 2009 among the Company, NMC Funding Corporation, and JPMCB (as amended, restated, supplemented or otherwise modified from time to time, the “Concentration Account Letter”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Concentration Account Letter.

The undersigned hereby certifies, as of the date hereof, that the following named persons are duly appointed officers of the Company, holding the office or offices set forth opposite their respective names, and each is authorized to execute and deliver, on behalf of the Company, instructions pursuant to the terms of the Concentration Account Letter, and the signatures appearing opposite the names of such individuals are authentic and genuine and are, in fact, the signatures of such individuals:

Name	Title	Signature

[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

IN WITNESS WHEREOF, I have hereunto set my hand this           day of          , 20  .

By:
     [Name]
     [Assistant Secretary][Vice President]

D-2-7

EXHIBIT D-3
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT

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EXHIBIT D-3

FORM OF INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT
(the “Agreement”)

[DATE]

[Name and Address of Intermediate Concentration Account Bank]

Re:  Account #[          ]

Ladies and Gentlemen:

You are hereby notified, in connection with certain transactions involving its accounts receivable, that NMC FUNDING CORPORATION (the “Transferor”) has transferred certain rights in Account #[          ] (the “Account”), as more particularly described below, to WestLB AG, New York Branch (“WestLB”), as Agent (the “Agent”) under the Fifth Amended and Restated Transfer and Administration Agreement dated November 17, 2009 by and among the Transferor, as transferor, National Medical Care, Inc., as Collection Agent, the entities from time to time parties thereto as “Conduit Investors,” “Bank Investors,” “Administrative Agents” and WestLB as Agent (as the same has been or may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “TAA”).

(a) Transfer to the Agent. The Transferor has transferred exclusive ownership and dominion over the Account, including with respect to all monies, checks, instruments, collections, remittances and other payment items received in the Account (the “Payment Items”), to the Agent and, effective as of the Effective Time (as defined below), will transfer exclusive control of the Account to the Agent.

(b) Prior to Notice of Effectiveness. You are hereby instructed until the Effective Time to transfer at the end of each banking day all funds on deposit in the Account to the account listed in Annex I by ACH transfer or, if so directed by the Originating Entity, by wire transfer.

You are hereby further instructed to permit the Transferor and the Agent to obtain upon request any information relating to the Account, including, without limitation, any information regarding the balance or activity of the Account.

(c) Following Notice of Effectiveness. The Transferor and the Agent hereby instruct you, beginning on the opening of business on the business day next succeeding the business day on which a notice purporting to be signed by the Agent in substantially the form attached hereto as “Annex II” with a copy of this Agreement attached thereto (a “Notice of Effectiveness”) is received by facsimile or otherwise by you at the address or facsimile number set forth below (or at such other address or facsimile number as you may from time to time notify the Agent and the Transferor in writing) (or if such Notice of Effectiveness is so received after 12:00 noon, New York City time, on any such business day, on the opening of business on the second business day next succeeding the business day on which such receipt occurs) (either such time, the “Effective Time”), (i) to transfer all funds deposited and collected in the Account pursuant to instructions given to you by the Agent from time to time, (ii) that notwithstanding anything herein or elsewhere to the contrary, the Agent, and not Transferor, shall be irrevocably entitled to exercise any and all applicable rights in respect of or in connection with the Payment Items, including, without limitation, the right to specify when payments in respect of the Payment Items are to be made out of or in connection with the Account and (iii) you shall not take instruction from the Transferor with respect to any amounts in the Account. You are hereby advised by the Agent and the Transferor that the Transferor has under a separate agreement granted to the Agent certain ownership and security interests in all Payment Items and their proceeds and all monies and earning, if any, therefrom the Account, and by your signature below you acknowledge being so advised. A “business day” is any day other than a Saturday, Sunday or other day on which you are or are authorized or required by law to be closed. Anything to the contrary herein notwithstanding, (i) all transactions relating to the Account or any Payment Items therein duly commenced by you or your affiliates in accordance with customary procedures prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement,; and (ii) you, and/or any affiliate may (at your discretion and without any obligation to do so) (x) cease honoring the Transferor’s instructions and/or commence honoring solely the Agent’s instructions concerning the Account or the Payment Items at any time or from time to time after you become aware that the Agent has sent a Notice of Effectiveness to you but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above), or (y) deem a Notice of Effectiveness to be received by you for purposes of the foregoing prior to the specified individual’s actual receipt if otherwise actually received by you (or if such Notice of Effectiveness contains minor mistakes or other irregularities but otherwise substantially complies with the form attached hereto as “Annex II” or does not attach an appropriate copy of this

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Agreement) with no liability whatsoever to the Transferor or any other party for doing so and provided further that this Agreement evidences the Agent’s control over the Account and notwithstanding anything to the contrary in any other agreement governing the Account, on and after the Effective Time you shall comply with instructions originated by the Agent that are permitted under the Account Documentation directing the disposition of funds without further consent of the Transferor or any other person.

(d) General Terms. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Account will not be subject to deduction, setoff, banker’s lien, or any other right in favor of any person other than the Agent and the Transferor (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Account, (ii) the face amount of any Payment Items which have been credited to the Account but are subsequently returned unpaid or charged back or, as to Payment Items consisting of payment orders or other electronic funds transfers, reversed, cancelled or otherwise corrected or adjusted, and (iii) to cover overdrafts in the Account). This Agreement supplements, rather than replaces, your deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Without limiting the generality of the foregoing, it is understood and agreed that the only instructions the Transferor or the Agent are entitled to give with respect to the Account are those which are permitted under the Account Documentation and the Agent may request you to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such services are not authorized or otherwise covered under the Account Documentation, your decision to provide any such services shall be made in your sole discretion (including without limitation being subject to the Transferor and/or the Agent executing such Account Documentation or other documentation as you may require in connection therewith). Prior to issuing any instructions which it is entitled to issue under this Agreement (for the avoidance of doubt, other than a Notice of Effectiveness), the Agent shall provide you with a Certificate of Incumbency substantially in the form of Annex III hereto.

Anything to the contrary in this Agreement notwithstanding, (i) you shall have only the duties and responsibilities with respect to matters set forth herein as are expressly set forth in writing herein and shall not be deemed to be a fiduciary for any party hereto, (ii) you shall be fully protected in acting or refraining from acting in good faith on any written notice (including a Notice of Effectiveness), instruction, or request purportedly furnished to you by the Agent in accordance with the terms hereof, in which case the parties hereto agree that you have no duty to make any further inquiry whatsoever (without limiting the generality of the foregoing, it is hereby acknowledged and agreed that you have no knowledge of (and are not required to know) the terms and provisions of the TAA referred to above or any other related documentation to which you are not a party or whether any actions by the Agent (including without limitation the sending of a Notice of Effectiveness), the Transferor or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith), (iii) you shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except for your own willful misconduct or gross negligence (and, to the maximum extent permitted by law, shall under no circumstances be liable for indirect, special, punitive or consequential damages); further, you shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond your reasonable control; (iv) the Transferor hereby indemnifies you for, and holds you harmless against, any loss, cost, liability or expense (including reasonable inside or outside counsel fees and disbursements) incurred or suffered by you arising out of or in connection with this Agreement or the Account, except as may result from your willful misconduct or gross negligence, or any interpleader proceeding related thereto or incurred or suffered by you at the Transferor’s direction or instruction; and (v) upon and after the Effective Time, the Agent agrees to reimburse you for the item(s) referred to in clause (ii) of subparagraph (d) above (to the extent that the Agent has already received the benefits of such item(s)), in the event that there are insufficient funds in the Account therefor and you have not received reimbursement from the Transferor within 10 days after your written request therefor.

You may terminate this Agreement upon the sending of at least thirty (30) business days advance written notice to the other parties hereto. The Agent may terminate this Agreement upon the sending of at least five (5) business days advance written notice to the other parties hereto. The Transferor may not terminate this Agreement except upon the sending of at least ten (10) business days advance written notice to you accompanied by the Agent’s written consent to such termination. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by you, the Agent and the Transferor.

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You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and the Transferor provided, however that you may transfer any such rights or obligations to an affiliate upon 30 days advance written notice to the Agent and the Transferor. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to sign.

You agree to give the Agent, at its address specified below, copies of each periodic statement relating to activity in the Account which you provide to the Transferor, together with such additional information relating to the Account as the Agent may from time to time reasonably request. You further agree to give the Agent and the Transferor prompt notice if the Account become subject to any writ, garnishment, judgment, warrant or attachment, execution or similar process.

Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and except as provided above with respect to a Notice of Effectiveness shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party’s name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Agent shall be WestLB AG, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, attention: Matt Tallo or at such other address as may be designated by the Agent in a written notice to each of the parties hereto.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, (ii) shall become effective when counterparts hereof have been signed by the parties hereto and (iii) shall be governed by and construed in accordance with the laws of the State of New York. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.

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Please agree to the terms of, and acknowledge receipt of this notice by signing in the space provided below.

Very truly yours,

NMC FUNDING CORPORATION,

By:
Title:

920 Winter Street
Waltham, MA 02451
Facsimile No: (781) 699-9756

ACKNOWLEDGED AND AGREED:

[NAME OF BANK]

By:
Title:
Date:

[Name, Address and Facsimile No.]

WESTLB AG, NEW YORK BRANCH, as Agent

By:
Name:
Title:

By:
Name:
Title:

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ANNEX I

TO INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT

[Insert wire instructions for Concentration Account]

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ANNEX II

TO INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT

(FORM OF NOTICE OF EFFECTIVENESS)

DATED:          , 20

TO: [Name and Address of Bank

ATTN: [          ] or [          ]

Re:  Account No. [          ]

Ladies and Gentlemen:

We hereby give you a “Notice of Effectiveness” with respect to the above referenced Account, as and to the extent described in our letter agreement with you dated [DATE], a copy of which is attached hereto. You are hereby instructed to comply with the instructions of the undersigned as set forth in that letter.

Very truly yours,

WESTLB AG, NEW YORK BRANCH,
as Agent

By:

Title:

By:

Title:

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ANNEX III

TO CONCENTRATION ACCOUNT AGREEMENT
(FORM OF INCUMBENCY CERTIFICATE)

CERTIFICATE OF AN OFFICER OF

WESTLB AG, NEW YORK BRANCH, AS AGENT

The undersigned [          ] being an [Assistant Secretary][Vice President] of WestLB AG, New York Branch (the “Company”) hereby executes and delivers this certificate to [          ] (the “Bank”) on behalf of the Company pursuant to the Intermediate Concentration Account Letter dated as of [DATE] among the Company, NMC Funding Corporation and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the ‘‘Concentration Account Letter”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Concentration Account Letter.

The undersigned hereby certifies, as of the date hereof, that the following named persons are duly appointed officers of the Company, holding the office or offices set forth opposite their respective names, and each is authorized to execute and deliver, on behalf of the Company, instructions pursuant to the terms of the Concentration Account Letter, and the signatures appearing opposite the names of such individuals are authentic and genuine and are, in fact, the signatures of such individuals:

Name	Title	Signature

[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

IN WITNESS WHEREOF, I have hereunto set my hand this           day of          , 20     .

By:
     [Name]
     [Assistant Secretary][Vice President]

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EXHIBIT E
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF INVESTOR REPORT

NMC Funding Corporation
Investor Report as of
Month xx, 20xx

		(a)	(b)	(c)	(d)
	PORTFOLIO INFORMATION	Dialysis (DSD+ RCG)	Products (DPD)	Spectra (Lab)	Total

(1)	Outstanding Balance	0	0	0	0
(2)	Receivables as a percent of Total	0%	0%	0%	0%
(3)	Total Estimated Maturity Period From Schedule I				0
(4)	Collection Delay Factor				10

	CALCULATION OF NET RECEIVABLE BALANCE

(5)	Outstanding Balance	0	0	0	0
	Less Ineligibles:
(6)	A/R on Excluded Systems				0
(7)	IDPN (Homecare)				0
(8)	Receivables from Affiliates				0
(9)	Delinquent Receivables (At Initial Purchase Only)(not included in above)				0
(10)	Receivables from non-U.S. resident Obligors				0
(11)	Receivables from Obligors who are not Designated Obligors				0
(12)a	Defaulted Receivables				0
(12)b	Defaulted Receivables — Write off’s < 270				0
(13)	Government A/R excluding Medicare, Medicaid, CHAMPUS, & CHAMPUS/VA				0
(14)	Disputed Receivables & Medicare Ineligibles (Refer to TAA proviso clause ix)				0
(15)	Receivables accrued but not yet billed				0
(16)	Other Ineligible Receivables				0
(17)	Total Ineligible Receivables	0	0	0	0
(18)	Eligible Receivable Balance	0	0	0	0
(19)	Self-Pays on eligible systems in excess of 5% of Net Receivables				0
(20)	Receivables in excess of Concentration Limit per Schedule II				0
(21)	Unrealized Contractual Adjustments (excluding pre-arranged C/A’s)				0
(22)	Net Receivables Balance	0	0	0	0

	NET INVESTMENT SUMMARY

(23)	Net Investment				0
(24)	Is line 23 <= $650,000,000				Yes
(25)	Percentage Factor based on Net Investment above				0.00%
(26)	Is Percentage Factor <= 100%?				Yes

	SELF-PAY SUMMARY

(27)	Total Self-Pay Receivables				0
(28)	Defaulted Self-Pay Receivables				0
(29)	Other Ineligible Self-Pay Receivables				0
(30)	Eligible Self-Pay Receivables				0
(31)	5% of Eligible Receivables				0
(32)	Portion of Self-Pay Receivables over 5% Limit				0

(i)	The net Receivables balance before the “Self-Pays on eligible systems in excess of 5% of Net Receivables” (Line 20) and “Rec. in excess of Concentration Limit” (Line 21) was $0.00 * 5% of this amount is $0.00 (Line 31). Since DSD accounts for 98% of the total Self-Pay Receivables (Line 27), the entire amount has been included in DSD

(ii)	The entire amount of the Receivables in excess of Concentration limits has been included in DSD, since this division accounts for 98% of them

Note:

Breakdown of Write-offs < 270 (non-gov) per division:
FMS	0.00
DPD	0.00
LAB
TOTAL	0.00
Medicare Recv. 7-9 months	0.00
*proof*	0.00

		(a)	(b)	(c)	(d)
	MONTHLY ACTIVITY	DSD	Products	Lab	Total

(33)	Sales				0
(34)	Contractual Adjustments (excluding pre-arranged contractual adjustments)				0
(35)	Returns & Allowances				—
(36)	Write-offs				0
(37)	Cash collections				0
(38)	Prompt-Pay and System Generated Rebates				0
(39)	Other Negative Billing Adjustments				0
(40)	Net Change in Receivables	0	0		0
(41)	Change in Total Receivables Current Month versus Prior Month	0	0		0
(42)	Does Line 40 = Line 41?				Yes
	RATIO CALCULATIONS

	I. Loss-to-Liquidation Ratio:
(43)	Write-offs	0	0	0	0
(44)	Cash Collections	0	0		0
(45)	Loss-to-Liquidation Ratio	0.00%	0.00%		0.00%
(46)	[Reserved]				n/a
(47)	Is 3-Month Ratio Average <= 4.50% (Trigger)				Yes

(*) Monthly Defaulted Receivables =AR Balance that became defaulted during the month
	II. Dilution Ratio (Limit per definition):
	=Returns & Allowances, and Contractual Adjustments (contractual adjustments) Divided By Aggregate Receivable Balance from the Preceding Month
(48)a	contractual adjustments excluding pre-arranged contractual adjustments (Line 34)	0	0		0
(48)b	less contractual adjustments related to ineligible receivables	0			0
(48)	= Contractual Adjustments (excluding pre-arranged contractual adjustments	0	0		0
(49)	Returns & Allowances	0	0		0
(50)	Other Negative Adjustments	0	0		0
(51)	Aggregate Receivables Balance Which Arose in the Preceding Month (Schedule IV-Dilution Reserve				0
(52)	Dilution Ratio= (Sum of 48, 49 & 50/51				0.00%
(53)	Is 3-Month Ratio Average <=4.00% (Trigger)				Yes

		(a)	(b)	(c)	(d)
		DSD	Products	Lab	Total

	III. Default Ratio
	(Aggregate Monthly Defaulted Receivables)/Sales from the Prior Nine Months
(54)	Monthly Defaulted Receivables (*)	0	0		0
(55)	Deemed disputed during such month	0	0		0
(56)	Sales From the Ninth Preceding Month (Schedule V-Loss Reserve)				0
(57)	Default Ratio= (Sum of 54 & 55)/56				0.00%
(58)	Is 3-Month Ratio Average<=3.25% (Trigger)				Yes
(*) Monthly Defaulted Receivables =AR Balance that became defaulted during the month includes non-gov. w/o’s <270
	RESERVE CALCULATIONS
	RESERVE CALCULATIONS

	I. Dilution Reserve:
	=Dilution Reserve Percentage (from Schedule IV) Times Net Receivables Balance
(59)	Dilution Reserve Percentage (from Schedule IV) (Higher of Dilution Reserve % or 2)%				2.00%
(60)	Net Receivables Balance				0
(61)	Dilution Reserve (59*60)				0

	II. Discount Reserve:
	=Total unpaid Discount as of the report date (from Schedule III) Plus Liquidation Yield Liquidation Yield:
	=(Rate Variance Factor * Base Rate * Net investment) * (Est. Maturity + Collection Delay)/360)
(62)	Rate Variance Factor				2.25
(63)	Base Rate applicable to liquidation period of Net Investment				5.75%
(64)	Estimated Maturity Period				0
(65)	Collection Delay Factor				10
(66)	Liquidation Yield= ((62 X 63 X 23) X ((64 + 65)/ 360)				0
(67)	Total Unpaid Discount as of the report date (from Schedule III				0
(68)	Discount Reserve= (66 + 67)				0

	III. Servicing Fee Reserve:
	=Aggregate Outstanding Balance * Servicing Fee % * + Collection Delay Period)/360)
(69)	Servicing Fee Percentage (provided by Agent				1.00%
(70)	Servicing Fee Reserve (1* 69*( 64+ 65)/ 360				0

	IV. Loss Reserve:
	=Loss Res. % * Net Receivable Balance
(71)	Loss Horizon % (From Schedule V				0.00%
(72)	Loss Reserve Percentage (higher of: 20% or 2.25 times (71)				20.00%
(73)	Loss Reserve 72*(22)				0

	V. Percentage Factor (Limit per definition of Maximum Percentage Factor):
	=(Net Investment + Dilution Reserve + Discount + Loss Reserve/Net Receivable Balance)
(74)	Percentage Factor ((Sum of 23 + 61+ 68 + 70 + 73)/ 22				0.00%
(75)	Is the Percentage Factor <= 100%				Yes

		(a)	(b)	(c)	(d)
		DSD	Products	Lab	Total

	PERCENTAGE FACTOR SUMMARY

(76)	Net Investment				0
(77)	Dilution Reserve				0
(78)	Discount Reserve				0
(79)	Servicing Fee Reserve				0
(80)	Loss Reserve				0
(81)	Net investment plus Reserves				0
(82)	Net Receivables Balance				0
(83)	Percentage Factor				0.00%
(84)	Increase/(Decrease) to Net investment				0
(85)	Adjusted Net Investment plus Reserves				0
(86)	Adjusted Percentage Factor				0.00%

Schedules:

I. Aging Schedule

II. Concentrations

III. Total Discount for Tranche Periods

IV. Dilution Ratio Output Tracking

V. Loss Ratio Tracking Output

VI. UCC Filings

The undersigned, a duly authorized representative of NMC Funding Corporation, as Transferor pursuant to the Amended and restated Transfer and Administration Agreement dated as of October 16, 2008 (“TAA”) between NMC Funding Corporation, as Transferor, National Medical Care, Inc. as Collection Agent, and Paradigm Funding LLC, Giro Balanced Funding Corporation,and Liberty Street Funding, LLC as Conduit Investors, does hereby certify

(1) References used herein to certain sections and subsections are references to their respective sections and subsections in the TAA.

(2) This certificate is being delivered pursuant to 2.11.

(3) The undersigned is an authorized officer of NMC Funding Corporation.

(4) No termination Event or Potential Termination Event has occurred under the TAA.

(5) The following information is true and correct in all material respects as of:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Settlement Statement .the xxst day of Month 20xx

National Medical Care, Inc., as Collection Agent

By:
Name: Mark Fawcett

Schedule I — Aging Schedule

		(a)	(b)	(c)	(d)
	AGING SCHEDULE (Gross Receivables)	DSD	Products	Lab	Total

(1)	0-30 Days				0
(2)	31-60 Days				0
(3)	61-90 Days				0
(4)	91-120 Days				0
(5)	121-150 Days				0
(6)	151-180 Days				0
(7)	181-210 Days				0
(8)	211-240 Days				0
(9)	241-270 Days				0
(10)	>270 Days				0
(11)	Total Pool	0	0	0	(1)

	DSO Calculation	3 Months Revenue	One Day’s Revenue	Gross A/R*	Total DSO

(12)	equals: Gross A/R Divided by One Day’s Revenue	0	0	0	0
				*FMS and DPD Gross A/R

Schedule II — Concentrations

						Maximum
A.	Concentration Limits	Moody’s Rating	S&P Rating	Fitch Ratings	% Limit	Amount

(1)	Net Receivables Balance (Eligible)					0
	Concentration Limits for Obligor Designated as Commercial or Hospitals:
(2)	Aetna Inc.	A3	A−	A	10.00%	0
(3)	Cigna Inc.	Baa2	BBB+	A−	6.67%	0
(4)	United Healthcare Corp.	A2	A+	AA−	10.00%	0
(5)	All Other Obligors			2.50%		0
(6)	Wellpoint Inc.	Baa1	A−	A	6.67%	0
(7)	Concentration Limit for Obligors Designated as a US Government Obligors				80.00%	0

		(a)	(b)	(c)	(d)
B.	Concentration by Primary Obligor	DSD	Products	Lab	Total

(8)	Medicare				0
(9)	Medicaid				0
(10)	Commercial				0
(11)	Hospitals				0
(12)	CHAMPUS				0
(13)	CHAMPUS/VA				0
(14)	Other				0
(15)	Total Pool	0	0	(0)	0

C.	Large Obligor Concentration	Aetna	Cigna	United Healthcare	Wellpoint Inc

(16)	0-3 Months
(17)	4-6 Months
(18)	7-9 Months
(19)	Eligible Receivables	0	0	0	0
(20)	Concentration Limit	0	0	0	0
(21)	Excess Over Concentration Limit	0	0	0	0

Schedule IV — Ratio Output Tracking
Month xx, 20xx
Dilution Reserve Calculation

											L=
							H= Higher of..		J		((2.25*J)+
			D1				E/F(1 Month		12-Month	K=F(1 month	((I-J)*(I/J))*K
	C	D	Contractuals Adj.	E=C+D-D1	F	G	Prior),	I	Average	Prior)/g	Dilution
	Contractual (1)	Other	Related to	Total	Credit	Net Receivables	or 2.00%	12 Month	Dilution	Dilution	Reserve
Report Date	Adjustments	Dilution	Ineligible AR	Dilution	Sales	Balance	Dilution Ratio(3)	Dilution Spike	Ratio	Horizon	Percentage

Jun-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Jul-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Aug-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Sep-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Oct-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Nov-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Dec-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Jan-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Feb-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Mar-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Apr-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
May-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Jun-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Jul-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%

Schedule V — Ratio Output Tracking
Month xx, 20xx
Loss Reserve Calculation

											(Higher of
	A	B					G=				Stress
	Monthly	Deemed	C	D		F	(Max (F)	H		J=	Factor*
	Defaulted	Disputed	Total	Sales For		Average 3	last 12	Preceding Sales	I	G*(H/I)	Loss Horizon
	Rec. +	During	Monthly	Ninth	E=C/D	Month	Mths)	(6 Months-	Net	Loss	Ratio or 20%)
	Non.-Gov. W/O	Such Month	Defaulted/	Preceding	Default	Loss	Default	Medicare,	Receivables	Horizon	Loss
Report Date	<270(i)	>270	Disputed	Month	Ratio	Ratio	Spike	all Other 9 Months)	Balance	Ratio	Reserve %

Jun-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Jul-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Aug-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Sep-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Oct-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Nov-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Dec-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Jan-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Feb-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Mar-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Apr-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
May-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Jun-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Jul-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%

NMC Funding Corporation — Less LifeChem
Receivables Reconciliation Report
Month xx, 20xx

	2		Credit			7			10		12					15
	Beginning	3	Sales		6	Total	8	9	Net	11	Gross	13	14	15		Ending
1	Receivable	Credit	Less	Medicare	Sales	Credit	Cash	Returned	Cash	Write-	Write	Contractual	Vendor	Total	14	Receivable
Month	Balance	Sales	Medicare	Sales	Tax	Sales	Collections	Checks	Collections	Offs	Offs	Adjustments	Rebates	Dilutions	Adjustments	Balance

Jun-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Jul-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Aug-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Sep-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Oct-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Nov-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Dec-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Jan-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Feb-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Mar-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Apr-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Jun-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Jul-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
															check	0

NMC Funding Corporation — Less LifeChem
Receivables Aging Schedule

												Total		0-9
		0-3		4-6		7-9	% of	Over	% of	Over 1	% of	Defaulted	% of	Month	% of	Total	% of
Month	Total Rec.	Months.	% of Total	Months	% of Total	Months	Total	9 Months	Total	Year	Total	Receivables	Total	Receivables	Total	Rec.	Total

Jun-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Jul-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Aug-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Sep-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Oct-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Nov-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Dec-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Jan-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Feb-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Mar-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Apr-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
May-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Jun-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Jul-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%

NMC Funding Corporation — Less LifeChem
Loss to Liquidation Ratio

				(4)
				3 Month
				Rolling
		(2)	(3)	Average
	(1)	Collections for	Loss to	Loss to
	Monthly	Current	Liquidation	Liquidation
Month	Write-offs	Month	Ratio	Ratio

Jun-08	0	0	0.00%	0.00%
Jul-08	0	0	0.00%	0.00%
Aug-08	0	0	0.00%	0.00%
Sep-08	0	0	0.00%	0.00%
Oct-08	0	0	0.00%	0.00%
Nov-08	0	0	0.00%	0.00%
Dec-08	0	0	0.00%	0.00%
Jan-09	0	0	0.00%	0.00%
Feb-09	0	0	0.00%	0.00%
Mar-09	0	0	0.00%	0.00%
Apr-09	0	0	0.00%	0.00%
May-09	0	0	0.00%	0.00%
Jun-09	0	0	0.00%	0.00%
Jul-09	0	0	0.00%	0.00%

NMC Funding Corporation — Less LifeChem
Default Ratio

	(1)
	Monthly
	Defaulted	(2)	(4)	(5)		(7)		(9)
	Receceivables	Deemed	Total	Sales for		Three Month	(8)	Sales for	(10)
	(i) +	Disputed	Monthly	the Ninth	(6)	Average	Default	NINE	Net		(12)
	Non-Gov. w/o’s	During Such	Defaulted/	Preceding	Default	Default	Ratio	Preceding	Receivables	(11)	Loss
Month	<270	Month	Disputed	Month	Ratio	Ratio	Spike	Months	Balance	Horizon	Horizon

Jun-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Jul-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Aug-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Sep-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Oct-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Nov-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Dec-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Jan-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Feb-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Mar-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Apr-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
May-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Jun-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Jul-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%

NMC Funding Corporation — Less LifeChem
Dilution Ratio

									(9)
			(3)						Twelve
		(2)	Contractual Adj.			(6)			Month
	(1)	Pre-arranged	Related to	(4)	(5)	Net	(7)	(8)	Dilution	(10)
	Contractual	Contractual	Defaulted	Other	Credit	Receivables	Dilution	Dilution	Ratio	Dilution
Month	Adjustments	Adjustments	Receivables	Dilution	Sales	Balance	Ratio	Spike	Average	Horizon

Jun-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Jul-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Aug-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Sep-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Oct-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Nov-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Dec-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Jan-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Feb-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Mar-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Apr-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
May-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Jun-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Jul-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%

NMC Funding Corporation
Receivables Reconciliation Report
Month xx, 20xx

	Beginning					Net				Ending
	Receivable	Credit	Cash	Gross		Write	Contractual	Other		Receivable
Month	Balance	Sales	Collections	Write Offs	Recoveries	Offs	Adjustments	Dilution	Adjustments	Balance

Jun-08	0	0	0	0	0	0	0	0	0	0
Jul-08	0	0	0	0	0	0	0	0	0	0
Aug-08	0	0	0	0	0	0	0	0	0	0
Sep-08	0	0	0	0	0	0	0	0	0	0
Oct-08	0	0	0	0	0	0	0	0	0	0
Nov-08	0	0	0	0	0	0	0	0	0	0
Dec-08	0	0	0	0	0	0	0	0	0	0
Jan-09	0	0	0	0	0	0	0	0	0	0
Feb-09	0	0	0	0	0	0	0	0	0	0
Mar-09	0	0	0	0	0	0	0	0	0	0
Apr-09	0	0	0	0	0	0	0	0	0	0
May-09	0	0	0	0	0	0	0	0	0	0
Jun-09	0	0	0	0	0	0	0	0	0	0
Jul-09	0	0	0	0	0	0	0	0	0	0

Schedule III — Discount
List all Tranches which were outstanding as of the date hereof:

		(a)	(b)		(d)	(f)
		Input	Input	(c)	Input	(d x e x [c/360])
	Net	Issue	Maturity	Input	Face	Unpaid Discount
Bank	Investment	Date	Date	# Days	Amount	Amount

Bank #1	0					0.00
Bank #2	0			0		0.00

Bank #3	0			0		0.00
TOTAL	0			0		0.00

New Net Investment Based on this Report

Total as of	Month xx, 20xx	0

		Future	Current	Change from
	Pro-Rata	Net Investment	Net Investment	Current

Bank 1	33.33%	0.00	0.00	0
Bank 2	33.33%	0.00	0.00	0
Bank 3	33.33%	0.00	0.00	0
TOTAL	100.00%	—	—	$0

NMC FUNDING CORPORATION
Amended and Restated Transfer and Administration Agreement
UCC Financing Statements

		Jurisdiction	Filing
Name of Entity		of Filing	Date	Filing #

(1)	Bio-Medical Applications Home Dialysis Services, Inc.	Delaware	12/26/2001	20185177
(2)	Bio-Medical Applications Management Company, Inc	Delaware	12/26/2001	20188270
(3)	Bio-Medical Applications of Alabama, Inc.	Delaware	12/26/2001	20201248
(4)	Bio-Medical Applications of Anacostia, Inc.	Delaware	12/26/2001	20201040
(5)	Bio-Medical Applications of Aquadilla, Inc.	Delaware	12/26/2001	20201362
(6)	Bio-Medical Applications of Arecibo, Inc.	Delaware	12/26/2001	20201446
(7)	Bio-Medical Applications of Arizona, Inc.	Delaware	12/26/2001	20207518
(8)	Bio-Medical Applications of Arkansas, Inc.	Delaware	12/26/2001	20207492
(9)	Bio-Medical Applications of Bayamon, Inc.	Delaware	12/26/2001	20207500
(10)	Bio-Medical Applications of Blue Springs, Inc	Delaware	12/26/2001	20185151
(11)	Bio-Medical Applications of Caguas, Inc.	Delaware	12/26/2001	20207484
(12)	Bio-Medical Applications of California, Inc.	Delaware	12/26/2001	20207468
(13)	Bio-Medical Applications of Camarillo, Inc.	Delaware	12/26/2001	20207476
(14)	Bio-Medical Applications of Capitol Hill, Inc.	Delaware	12/26/2001	20207682
(15)	Bio-Medical Applications of Carolina, Inc.	Delaware	12/26/2001	20196109
(16)	Bio-Medical Applications of Carson, Inc.	Delaware	12/26/2001	20196067
(17)	Bio-Medical Applications of Clinton, Inc.	Delaware	12/26/2001	20185128
(18)	Bio-Medical Applications of Columbia Heights, Inc.	Delaware	12/26/2001	20205660
(19)	Bio-Medical Applications of Connecticut, Inc.	Delaware	12/26/2001	20205645
(20)	Bio-Medical Applications of Delaware, Inc.	Delaware	12/26/2001	20205611
(21)	Bio-Medical Applications of Dover, Inc.	Delaware	12/26/2001	20185110
(22)	Bio-Medical Applications of East Orange, Inc	Delaware	12/26/2001	20205629
(23)	Bio-Medical Applications of Essex, Inc.	Delaware	12/26/2001	20187488
(24)	Bio-Medical Applications of Eureka, Inc.	Delaware	12/26/2001	20205603
(25)	Bio-Medical Applications of Fayetteville, Inc.	Delaware	12/26/2001	20201701
(26)	Bio-Medical Applications of Florida, Inc.	Delaware	12/26/2001	20205587
(27)	Bio-Medical Applications of Fremont, Inc.	Delaware	12/26/2001	20205579
(28)	Bio-Medical Applications of Fresno, Inc.	Delaware	12/26/2001	20205553
(29)	Bio-Medical Applications of Georgia, Inc.	Delaware	12/26/2001	20205546
(30)	Bio-Medical Applications of Glendora, Inc.	Delaware	12/26/2001	20205538
(31)	Bio-Medical Applications of Guayama, Inc.	Delaware	12/26/2001	20205496
(32)	Bio-Medical Applications of Hillside, Inc.	Delaware	12/26/2001	20205256
(33)	Bio-Medical Applications of Hoboken, Inc.	Delaware	12/26/2001	20187389
(34)	Bio-Medical Applications of Humacao, Inc.	Delaware	12/26/2001	20205231
(35)	Bio-Medical Applications of Illinois, Inc.	Delaware	12/26/2001	20206932
(36)	Bio-Medical Applications of Indiana, Inc.	Delaware	12/26/2001	20206908
(37)	Bio-Medical Applications of Irvington, Inc.	Delaware	12/26/2001	20206916
(38)	Bio-Medical Applications of Jersey City, Inc.	Delaware	12/26/2001	20206890
(39)	Bio-Medical Applications of Kansas, Inc.	Delaware	12/26/2001	20206882
(40)	Bio-Medical Applications of Kentucky, Inc.	Delaware	12/26/2001	20206866
(41)	Bio-Medical Applications of Las Americas, Inc.	Delaware	12/26/2001	20206858
(42)	Bio-Medical Applications of Long Beach, Inc.	Delaware	12/26/2001	20206833
(43)	Bio-Medical Applications of Los Gatos, Inc.	Delaware	12/26/2001	20206841
(44)	Bio-Medical Applications of Louisiana, Inc.	Delaware	12/26/2001	20206874
(45)	Bio-Medical Applications of Maine, Inc.	Delaware	12/26/2001	20206825
(46)	Bio-Medical Applications of Manchester, Inc.	Delaware	12/26/2001	20187165
(47)	Bio-Medical Applications of Maryland, Inc.	Delaware	12/26/2001	20205686
(48)	Bio-Medical Applications of Massachusetts, Inc.	Delaware	12/26/2001	20205694
(49)	Bio-Medical Applications of Mayaguez, Inc.	Delaware	12/26/2001	20191555
(50)	Bio-Medical Applications of Michigan, Inc.	Delaware	12/26/2001	20191498
(51)	Bio-Medical Applications of Minnesota, Inc.	Delaware	12/26/2001	20191373
(52)	Bio-Medical Applications of Mission Hills, Inc.	Delaware	12/26/2001	20191332
(53)	Bio-Medical Applications of Mississippi, Inc.	Delaware	12/26/2001	20191027
(54)	Bio-Medical Applications of Missouri, Inc.	Delaware	12/26/2001	20189518
(55)	Bio-Medical Applications of MLK, Inc.	Delaware	12/26/2001	20189443
(56)	Bio-Medical Applications of Nevada, Inc	Nevada	12/26/2001	20010146901
(57)	Bio-Medical Applications of New Hampshire, Inc.	Delaware	12/26/2001	20189468
(58)	Bio-Medical Applications of New Jersey, Inc.	Delaware	12/26/2001	20203095
(59)	Bio-Medical Applications of New Mexico, Inc.	Delaware	12/26/2001	20187793

		Jurisdiction	Filing
Name of Entity		of Filing	Date	Filing #

(60)	Bio-Medical Applications of New York, Inc.	Delaware	12/26/2001	20187314
(61)	Bio-Medical Applications of North Carolina, Inc.	Delaware	12/26/2001	20189351
(62)	Bio-Medical Applications of Northeast, D.C., Inc.	Delaware	12/26/2001	20188668
(63)	Bio-Medical Applications of Oakland, Inc.	Delaware	12/26/2001	20188619
(64)	Bio-Medical Applications of Ohio, Inc.	Delaware	12/26/2001	20188478
(65)	Bio-Medical Applications of Oklahoma, Inc.	Delaware	12/26/2001	20188114
(66)	Bio-Medical Applications of Pennsylvania, Inc.	Delaware	12/26/2001	20188056
(67)	Bio-Medical Applications of Pine Brook, Inc.	Delaware	12/26/2001	20187900
(68)	Bio-Medical Applications of Ponce, Inc.	Delaware	12/26/2001	20187827
(69)	Bio-Medical Applications of Puerto Rico, Inc.	Delaware	12/26/2001	20187694
(70)	Bio-Medical Applications of Rhode Island, Inc.	Delaware	12/26/2001	20187629
(71)	Bio-Medical Applications of Rio Piedras, Inc.	Delaware	12/26/2001	20185862
(72)	Bio-Medical Applications of San Antonio, Inc.	Delaware	12/26/2001	20186456
(73)	Bio-Medical Applications of San German, Inc.	Delaware	12/26/2001	20186305
(74)	Bio-Medical Applications of San Juan, Inc.	Delaware	12/26/2001	20185938
(75)	Bio-Medical Applications of South Carolina, Inc.	Delaware	12/26/2001	20185912
(76)	Bio-Medical Applications of South Queens, Inc.	Delaware	12/26/2001	20186373
(77)	Bio-Medical Applications of Southeast Washington, Inc.	Delaware	12/26/2001	20185854
(78)	Bio-Medical Applications of Tennessee, Inc.	Delaware	12/26/2001	20186084
(79)	Bio-Medical Applications of Texas, Inc.	Delaware	12/26/2001	20186282
(80)	Bio-Medical Applications of The District of Columbia, Inc.	Delaware	12/26/2001	20186134
(81)	Bio-Medical Applications of Trenton, Inc.	Delaware	12/26/2001	20185631
(82)	Bio-Medical Applications of Ukiah, Inc.	Delaware	12/26/2001	20185573
(83)	Bio-Medical Applications of Virginia, Inc.	Delaware	12/26/2001	20185425
(84)	Bio-Medical Applications of West Virginia, Inc.	Delaware	12/26/2001	20185383
(85)	Bio-Medical Applications of Wisconsin, Inc.	Delaware	12/26/2001	20185292
(86)	Bio-Medical Applications of Woonsocket, Inc.	Delaware	12/26/2001	20185268
(87)	Dialysis America Alabama, LLC	Delaware	12/26/2001	20185474
(88)	Dialysis America Georgia, LLC	Delaware	12/26/2001	20185920
(89)	Dialysis Associates of Northern New Jersey, LLC	New Jersey	12/26/2001	2079480
(90)	Everest Healthcare Holdings, Inc.	Delaware	12/26/2001	20182554
(91)	Everest Healthcare Indiana, Inc.	Indiana	12/26/2001	200100009985327
(92)	Everest Healthcare Rhode Island, Inc.	Delaware	12/26/2001	20182430
(93)	Everest Healthcare Texas Holding Corp	Delaware	12/26/2001	20182422
(94)	Everest Healthcare Texas, LP	Delaware	12/26/2001	20182372
(95)	Everest Management, Inc.	Delaware	12/26/2001	20182323
(96)	FMC Dialysis Services Colorado, LLC (f/k/a Bio-Medical Applications Of Colorado, Inc.)	Delaware	12/26/2001	20182299
(97)	FMC Dialysis Services-Oregon, LLC	Oregon	12/26/2001	573701
(98)	FMC Dialysis Services-Oregon, LLC (f/k/a Willamette Valley Kidney Center, LLC)	Oregon	12/26/2001	573699
(99)	Fresenius Management Services, Inc.	Delaware	12/26/2001	20182265
(100)	Fresenius USA Home Dialysis, Inc.	Delaware	12/26/2001	20182273
(101)	Fresenius USA Marketing, Inc.	Delaware	12/26/2001	20182232
(102)	Fresenius USA of Puerto Rico, Inc.	Delaware	12/26/2001	20182042
(103)	Fresenius USA, Inc.	Massachusetts	12/26/2001	200107918400
(104)	Gulf Region Mobile Dialysis, Inc.	Delaware	12/26/2001	11791206
(105)	Home Dialysis of America, Inc.	Arizona	12/26/2001	200111999672
(106)	Home Dialysis of Muhlenberg County, Inc.	Kentucky	12/26/2001	2001-1743498-99
(107)	Home Intensive Care, Inc.	Delaware	12/26/2001	20185235
(108)	Mercy Dialysis Center, Inc.	Wisconsin	12/26/2001	10010579325
(109)	National Medical Care, Inc	Delaware	12/26/2001	20185219
(110)	National Medical Care, Inc	Delaware	12/26/2001	20185185
(111)	Neomedica, Inc	Delaware	12/26/2001	20185201
(112)	North Buckner Dialysis Center, Inc.	Delaware	12/26/2001	20183628
(113)	Northern New Jersey Dialysis, L.L.C.	Delaware	12/26/2001	20183651
(114)	Qualicenters, Inc.	Colorado	12/26/2001	20012119190
(115)	Renal Scientific Services, Inc.	Delaware	12/26/2001	20183578
(116)	San Diego Dialysis Services, Inc.	Delaware	12/26/2001	20185748
(117)	Spectra East, Inc.	Delaware	12/26/2001	20185680
(118)	Spectra Laboratories, Inc.	Nevada	12/26/2001	2001014691-3
(119)	Terrell Dialysis Center, L.L.C.	Delaware	12/26/2001	20183164

		Jurisdiction	Filing
Name of Entity		of Filing	Date	Filing #

(120)	Conejo Valley Dialysis, Inc.	California	12/27/2001	136260218
(121)	Dialysis Services of Cincinnati, Inc.	Ohio	12/27/2001	OH00043224499
(122)	Dialysis Services, Inc.	Texas	12/27/2001	02-0013486387
(123)	Dialysis Specialists of Topeka, Inc.	Kansas	12/27/2001	5101266
(124)	Dialysis Specialists of Tulsa, Inc.	Oklahoma	12/27/2001	2001011361217
(125)	Everest Healthcare Ohio, Inc.	Ohio	12/27/2001	OH00043224277
(126)	Fresenius USA Sales, Inc.	Massachusetts	12/27/2001	200107918220
(127)	Haemo-Stat, Inc., Acute Hemodialysis Nursing Service	California	12/27/2001	136260283
(128)	Prime Medical, Inc.	Delaware	12/27/2001	200107918040
(129)	Santa Barbara Community Dialysis Center	California	12/27/2001	136260308
(130)	Con-Med Supply Company, Inc.	Illinois	1/9/2002	4569733
(131)	WSKC Dialysis Services, Inc.	Illinois	1/9/2002	4569717
(132)	Du Page Dialysis Ltd.	Illinois	1/10/2002	4569725

EXHIBIT F
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FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF TRANSFER CERTIFICATE

EXECUTION COPY

THIRD AMENDED AND RESTATED TRANSFER CERTIFICATE

Reference is made to the Fifth Amended and Restated Transfer and Administration Agreement dated as of November 17, 2009, (such agreement as amended, modified or supplemented from time to time, the “Agreement”) among NMC Funding Corporation, as transferor (in such capacity, the “Transferor”), National Medical Care, Inc., as collection agent (in such capacity, the “Collection Agent”), Paradigm Funding LLC, as a Conduit Investor, Giro Balanced Funding Corporation as a Conduit Investor, Liberty Street Funding LLC as a Conduit Investor, Atlantic Asset Securitization LLC as a Conduit Investor, Salisbury Receivables Company, LLC as a Conduit Investor, Old Line Funding, LLC as a Conduit Investor, the financial institutions from time to time a party thereto as Bank Investors, Bayerische Landesbank, New York Branch, as an Administrative Agent, The Bank of Nova Scotia as an Administrative Agent, Calyon New York Branch as an Administrative Agent, Barclays Bank PLC as an Administrative Agent, Royal Bank of Canada as an Administrative Agent, and WestLB, New York Branch (“WestLB”) as an Administrative Agent and as Agent. Terms defined in the Agreement are used herein as therein defined.

The Transferor hereby conveys, transfers and assigns to the Agent, on behalf of the Conduit Investors and the Bank Investors, as applicable, an undivided ownership interest in the Affected Assets. Each Incremental Transfer by the Transferor to the Agent and each reduction or increase in the Net Investment in respect of each Incremental Transfer evidenced hereby shall be indicated by the Agent on the grid attached hereto which is part of this Transfer Certificate.

This Transfer Certificate is made without recourse except as otherwise provided in the Agreement.

This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

This Transfer Certificate amends and restates in its entirety that certain Transfer Certificate dated as of October 16, 2008 issued to WestLB, New York Branch.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written.

NMC FUNDING CORPORATION,

By:
Name:
Title:

Dated as of November 17, 2009

Transfer Certificate
(Grid)

Increase (or
		Decrease in Net	Notation
Date	Event[1]	Investment	Made By

1 Specify whether Incremental Transfer or Reduction in Net Investment.

EXHIBIT G
to
FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Exhibit G

to

Fifth Amended and Restated Transfer and Administration Agreement

FORM OF ASSIGNMENT AND ASSUMPTION

Dated          , 20

Reference is made to the Fifth Amended and Restated Transfer and Administration Agreement dated as of November 17, 2009 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “TAA”) by and among NMC Funding Corporation, as transferor (the “Transferor”), National Medical Care, Inc., as the initial collection agent (the “Collection Agent”), those entities from time to time parties thereto as “Conduit Investors”, those financial institutions from time to time parties thereto as “Bank Investors”, those entities from time to time parties thereto as “Administrative Agents”, and WestLB AG, New York Branch, as “Agent”. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the TAA.

           (the “Assignor”) and           (the “Assignee”) agree as follows:

1. The Assignor hereby assigns to the Assignee, without recourse, a percentage of the Transferred Interest (such percentage as set forth on Schedule I hereto, to be determined based on the relation that the amount of the Sales Price (as hereinafter defined) allocated to Net Investment bears to the aggregate Net Investment held by the Assignor immediately prior to the assignment contemplated hereby) owned by the Assignor under the TAA as of the Assignment Date (as hereinafter defined). In consideration thereof, the Assignee has paid to the Assignor an amount (the “Sales Price”) equal to $     2, receipt of which payment is hereby acknowledged. In addition, in consideration of the payment of the Sales Price, the Assignor hereby sells and assigns to the Assignee, without recourse and the Assignee hereby accepts and assumes from the Assignor, [all] [such percentage] of the Assignor’s rights, obligations and duties under the TAA as a Bank Investor [(it being understood that the Assignee shall (a) be obligated to effect Incremental Transfers in accordance with the TAA, notwithstanding that the Assignor was not so obligated and (b) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of

Reinvestment Termination Date, notwithstanding that the Assignor had such right) and]3 [all] [such percentage] of the Assignor’s related rights and obligations as the owner of such Transferred Interest under the TAA and the other Transaction Documents [,in each case,]2 as of the Assignment Date.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the Transferred Interest being assigned by it hereunder and that such interest is free and clear of any Adverse Claim created by the Assignor; (ii) makes no representation and warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the TAA, the other Transaction Documents or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the TAA, the other Transaction Documents, or any other instrument or document related to the foregoing; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, any of the Originating Entities, any other Parent Group Member or the Collection Agent, or the performance or observance by the Transferor, any of the Originating Entities, any other Parent Group Member or the Collection Agent of any of their respective obligations under the TAA, the Receivables Purchase Agreement, the other Transaction Documents, or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the TAA, the Receivables Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase such interest; (ii) agrees that it will, independently and without reliance upon the Agent, any Investor, any Administrative Agent or any of the foregoing’s respective Affiliates, or the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the TAA and the other Transaction Documents; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the TAA, the other Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are

2 This amount shall be an amount determined, calculated, allocated and otherwise mutually agreed to by the Assignor and Assignee in their sole discretion.
3 To be included only where the Assignor is a Conduit Investor under the TAA and is assigning all of its rights as such to its related Bank Investors in accordance with Section 9.7 of the TAA.

reasonably incidental thereto and to enforce its respective rights and interests under the TAA, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (iv) appoints and authorizes its Administrative Agent to take such action as agent on its behalf and to exercise such powers under the TAA, the other Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to such Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the TAA and the other Transaction Documents are required to be performed by it as the Assignee of the Assignor; (vi) agrees that it will not institute against any Conduit Investor any proceeding of the type referred to in Section 10.9 of the TAA at any time prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by such Conduit Investor; and (vii) specifies as its address for notices the address set forth in Section 2 of Schedule 1 hereto.

4. This Assignment and Acceptance shall be effective as of the date specified in Section 2 of Schedule 1 hereto as of the “Assignment Date” but only after [the Administrative Agent of the Assignor’s Related Group has given its written approval and]4 a fully executed copy of this Assignment and Assumption has been delivered to such Administrative Agent and the Agent.

5. Upon delivery of this Assignment and Assumption to the Agent, as of the Assignment Date, (i) the Assignee shall have all of the rights and obligations of the Assignor under the TAA and under the other Transaction Documents to which such Assignor is or, immediately prior to this Assignment and Assumption, was a party with respect to such assigned interest for all purposes of the TAA and under the other Transaction Documents to which such assignor is, or immediately prior to this Assignment and Assumption, was a party and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption and the TAA, relinquish its rights with respect to such assigned interest for all purposes of the TAA and under the other Transaction Documents to which the Assignor is or, immediately prior to this Assignment and Assumption was a party.

6. From and after [the later of] the Assignment Date [and the date of approval of this Assignment and Assumption by the Administrative Agent for the Assignor’s Related Group], such Administrative Agent and the Agent shall make all payments under the TAA and the other applicable Transaction Documents in respect of the interest assigned hereby (including, without limitation, all payments on account of the Receivables with respect thereto) to the Assignee. The Assignor and Assignee shall make directly between themselves all appropriate adjustments in payments under the TAA and such other applicable Transaction Documents for periods, if any, prior to the later of the dates specified in the preceding sentence.

7. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Assumption may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.

4 To be included only where the Assignor is a Bank Investor under the TAA.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:

[ASSIGNEE]

By:
[Approved this           day
of          , 20

[ADMINISTRATIVE AGENT]

By:
  Title:]

Accepted and recorded this           day
of          , 20

WESTLB AG, NEW YORK BRANCH, as Agent

By:
  Title:

By:
  Title:

Schedule 1
to
Assignment and Acceptance
Dated          , 20

Section 1.

Percentage of Assignor’s Transferred Interest assigned hereunder (without giving effect to any assignments thereof which have not yet become effective):	$

Assignor’s Net Investment immediately prior to this assignment	$

Amount of Net Investment assigned to Assignee	%

Amount of Assignee’s remaining Net Investment	%

[Assignee’s Commitment (after giving effect hereto):][5]	$

[Assignor’s remaining Commitment (after giving effect hereto)]	$

Section 2.

Assignment Date:          , 20

Address for Notices:

[Name of Assignor]
[Address]
[Facsimile Number/Confirmation Number]

[Name of Assignee]
[Address]
[Facsimile Number/Confirmation Number]

5 To be included only where the Assignor is a Bank Investor under the TAA.

EXHIBIT H

to

FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

LIST OF ACTIONS AND SUITS
SECTIONS 3.1(g), 3.1(k) and 3.3(e)

EXHIBIT H

To

FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

LIST OF ACTIONS AND SUITS
SECTIONS 3.1(g), 3.1(k) and 3.3(e)

3.1(g)(i) Transferor: None

3.1(g)(ii) Affiliates: The following is an excerpt from the Form 6-K filing of Fresenius Medical Care AG & Co. KGaA (the “Company”) with the Securities and Exchange Commission for the period ending September 30, 2009 (dollars in thousands):

Legal Proceedings

The Company is routinely involved in numerous claims, lawsuits, regulatory and tax audits, investigations and other legal matters arising, for the most part, in the ordinary course of its business of providing healthcare services and products. The outcome of litigation and other legal matters is always difficult to accurately predict and outcomes that are not consistent with the Company’s view of the merits can occur. The Company believes that it has valid defenses to the legal matters pending against it and is defending itself vigorously. Nevertheless, it is possible that the resolution of one or more of the legal matters currently pending or threatened could have a material adverse effect on its business, results of operations and financial condition.

Commercial Litigation

The Company was originally formed as a result of a series of transactions it completed pursuant to the Agreement and Plan of Reorganization dated as of February 4, 1996, by and between W.R. Grace & Co. and Fresenius SE (the “Merger”). At the time of the Merger, a W.R. Grace & Co. subsidiary known as W.R. Grace & Co.-Conn. had, and continues to have, significant liabilities arising out of product-liability related litigation (including asbestos-related actions), pre-Merger tax claims and other claims unrelated to National Medical Care, Inc. (“NMC”), which was W.R. Grace & Co.’s dialysis business prior to the Merger. In connection with the Merger, W.R. Grace & Co.-Conn. agreed to indemnify the Company, FMCH [Fresenius Medical Care Holdings, Inc.], and NMC against all liabilities of W.R. Grace & Co., whether relating to events occurring before or after the Merger, other than liabilities arising from or relating to NMC’s operations. W.R. Grace & Co. and certain of its subsidiaries filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Grace Chapter 11 Proceedings”) on April 2, 2001.

Prior to and after the commencement of the Grace Chapter 11 Proceedings, class action complaints were filed against W.R. Grace & Co. and FMCH by plaintiffs claiming to be creditors of W.R. Grace & Co.-Conn., and by the asbestos creditors’ committees on behalf of the W.R. Grace & Co. bankruptcy estate in the Grace Chapter 11 Proceedings, alleging among other things that the Merger was a fraudulent conveyance, violated the uniform fraudulent transfer act and constituted a conspiracy. All such cases have been stayed and transferred to or are pending before the U.S. District Court as part of the Grace Chapter 11 Proceedings.

In 2003, the Company reached agreement with the asbestos creditors’ committees on behalf of the W.R. Grace & Co. bankruptcy estate and W.R. Grace & Co. in the matters pending in the Grace Chapter 11 Proceedings for the settlement of all fraudulent conveyance and tax claims against it and other claims related to the Company that arise out of the bankruptcy of W.R. Grace & Co. Under the terms of the settlement agreement as amended (the “Settlement Agreement”), fraudulent conveyance and other claims raised on behalf of asbestos claimants will be dismissed with prejudice and the Company will receive protection against existing and potential future W.R. Grace & Co. related claims, including fraudulent conveyance and asbestos claims, and indemnification against income tax claims related to the non-NMC members of the W.R. Grace & Co. consolidated tax group upon confirmation of a W.R. Grace & Co. bankruptcy reorganization plan that contains such provisions. Under the Settlement Agreement, the Company will pay a total of $115,000 without interest to the W.R. Grace & Co. bankruptcy estate, or as otherwise directed by the Court, upon plan confirmation. No admission of liability has been or will be made. The Settlement Agreement has been approved by the U.S. District Court. Subsequent to the Merger, W.R. Grace & Co. was involved in a multi-step transaction involving Sealed Air Corporation (“Sealed Air,” formerly known as Grace Holding, Inc.). The Company is engaged in litigation with Sealed Air to confirm its entitlement to indemnification from Sealed Air for all losses and expenses incurred by the Company relating to pre-

Merger tax liabilities and Merger-related claims. Under the Settlement Agreement, upon confirmation of a plan that satisfies the conditions of the Company’s payment obligation, this litigation will be dismissed with prejudice.

On April 4, 2003, FMCH filed a suit in the U.S. District Court for the Northern District of California, styled Fresenius USA, Inc., et al., v. Baxter International Inc., et al., Case No. C 03-1431, seeking a declaratory judgment that FMCH does not infringe patents held by Baxter International Inc. and its subsidiaries and affiliates (“Baxter”), that the patents are invalid, and that Baxter is without right or authority to threaten or maintain suit against FMCH for alleged infringement of Baxter’s patents. In general, the alleged patents concern the use of touch screen interfaces for hemodialysis machines. Baxter filed counterclaims against FMCH seeking more than $140,000 in monetary damages and injunctive relief, and alleging that FMCH willfully infringed on Baxter’s patents. On July 17, 2006, the court entered judgment on a jury verdict in favor of FMCH finding that all the asserted claims of the Baxter patents are invalid as obvious and/or anticipated in light of prior art.

On February 13, 2007, the court granted Baxter’s motion to set aside the jury’s verdict in favor of FMCH and reinstated the patents and entered judgment of infringement. Following a trial on damages, the court entered judgment on November 6, 2007 in favor of Baxter on a jury award of $14,300. On April 4, 2008, the court denied Baxter’s motion for a new trial, established a royalty payable to Baxter of 10% of the sales price for continuing sales of FMCH’s 2008K hemodialysis machines and 7% of the sales price of related disposables, parts and service beginning November 7, 2007, and enjoined sales of the 2008K machine effective January 1, 2009. We appealed the court’s rulings to the Court of Appeals for the Federal Circuit. On September 10, 2009, the Court of Appeals reversed the district court’s decision and determined that the asserted claims in two of the three patents at issue are invalid. As to the third patent, the Court of Appeals affirmed the district court’s decision; however, the Court of Appeals vacated the injunction and award of damages. These issues have been remanded to the lower court for reconsideration in light of the invalidity ruling on most of the claims. As a result, FMCH is no longer required to fund the court-approved escrow account set up to hold the royalty payments ordered by the district court, although funds already contributed will remain in escrow until the case is concluded. The remaining patent has been found invalid in re-examination by the U.S. Patent and Trademark Office (USPTO) and Baxter has appealed this finding. If we prevail with respect to the invalidity of the final remaining patent, the escrowed funds will be returned to us with interest. In October 2008, we completed design modifications to the 2008K machine that eliminate any incremental hemodialysis machine royalty payment exposure under the original district court order, irrespective of the outcome of the remanded issues.

On April 28, 2008, Baxter filed suit in the U.S. District Court for the Northern District of Illinois, Eastern Division (Chicago), styled Baxter International, Inc. and Baxter Healthcare Corporation v. Fresenius Medical Care Holdings, Inc. and Fresenius USA, Inc., Case No. CV 2389, asserting that FMCH’s hemodialysis machines infringe four recently issued patents (late 2007-2008), all of which are based on one of the patents at issue in the April 2003 Baxter case described above. The new patents expire in April 2011 and relate to trend charts shown on touch screen interfaces and the entry of ultrafiltration profiles (ultrafiltration is the removing of liquid from a patient’s body using pressure). The court has stayed the case pending the outcome of the appeal in the April 2003 Baxter case. The Company believes that its hemodialysis machines do not infringe any valid claims of the Baxter patents at issue, all of which are now subject to re-examination at, and a preliminary finding of invalidity by, the USPTO.

On October 17, 2006, Baxter and DEKA Products Limited Partnership (DEKA) filed suit in the U.S. District Court for the Eastern District of Texas which was subsequently transferred to the Northern District of California, styled Baxter Healthcare Corporation and DEKA Products Limited Partnership v. Fresenius Medical Care Holdings, Inc. d/b/a Fresenius Medical Care North America and Fresenius USA, Inc., Case No. CV 438 TJW. The complaint alleges that FMCH’s Liberty peritoneal cyclers infringe certain patents owned by or licensed to Baxter. Sales of the Liberty cyclers commenced in July 2008. The Company believes that the Liberty peritoneal cycler does not infringe any valid claims of the Baxter/DEKA patents.

Two patent infringement actions have been pending in Germany between Gambro Industries (“Gambro”) on the one side and Fresenius Medical Care Deutschland GmbH (“D-GmbH”) and FMC-AG & Co. KGaA on the other side (hereinafter collectively “Fresenius Medical Care”). Gambro herein alleged patent infringements by Fresenius Medical Care concerning a patent on a device for the preparation of medical solutions. The first case was dismissed as being unfounded. Such decision has already become final. In the second case, the District Court of Mannheim rendered a judgment on June 27, 2008 deciding in favor of Gambro and declaring that Fresenius Medical Care has infringed a patent. Accordingly, the court ordered Fresenius Medical Care to pay compensation (to be determined in a separate court proceeding) for alleged infringement and to stop offering the alleged patent infringing technology in its original form in Germany. D-GmbH brought an invalidity action in the Federal German Patent Court (“BPatG”) against Gambro’s patent. This case is currently pending with the Federal Court of Justice as the court of appeal. Fresenius Medical Care has also filed an appeal against the District Court’s verdict. On January 5, 2009,

Gambro enforced such verdict provisionally by way of security. However, preceding such enforcement Fresenius Medical Care had already developed design modifications, being an alternative technical solution, and replaced the alleged patent infringing technology in all of the affected devices. In view of the pending appeal against BPatG’s verdict and Fresenius Medical Care’s appeal against the District Court’s verdict, Fresenius Medical Care continues to believe that the alleged patent infringing technology does not infringe any valid patent claims of Gambro. Therefore, the Company has made no provision in the financial statements for any potential liability in this matter.

Other Litigation and Potential Exposures

Renal Care Group, Inc. (“RCG”) was named as a nominal defendant in a second amended complaint filed September 13, 2006 in the Chancery Court for the State of Tennessee Twentieth Judicial District at Nashville against former officers and directors of RCG which purports to constitute a class action and derivative action relating to alleged unlawful actions and breaches of fiduciary duty in connection with the Company’s acquisition of RCG (the “RCG Acquisition”) and in connection with alleged improper backdating and/or timing of stock option grants by RCG. The amended complaint was styled Indiana State District Council of Laborers and Hod Carriers Pension Fund v. Gary Brukardt et al. The complaint sought damages against defendant and its former officers and directors but did not state a claim for money damages directly against RCG. As of August 24, 2009, appellate proceedings that reversed the trial court’s dismissal of the complaint had concluded. The litigation is accordingly proceeding toward trial in the Chancery Court.

FMCH and its subsidiaries, including RCG (prior to the RCG Acquisition), received subpoenas from the U.S. Department of Justice, U.S. Attorney for the Eastern District of Missouri, in connection with a joint civil and criminal investigation. FMCH received its subpoena in April 2005. RCG received its subpoena in August 2005. The subpoenas require production of a broad range of documents relating to FMCH’s and RCG’s operations, with specific attention to documents related to clinical quality programs, business development activities, medical director compensation and physician relationships, joint ventures, and anemia management programs, RCG’s supply company, pharmaceutical and other services that RCG provides to patients, RCG’s relationships to pharmaceutical companies, and RCG’s purchase of dialysis equipment from FMCH. The Office of the Inspector General of the U.S. Department of Health and Human Services and the U.S. Attorney’s office for the Eastern District of Texas have also confirmed that they are participating in the review of the anemia management program issues raised by the U.S. Attorney’s office for the Eastern District of Missouri. We will continue to cooperate in the ongoing investigation.

On July 17, 2007, the U.S. Attorney’s office filed a civil complaint against RCG and FMCH in its capacity as RCG’s current corporate parent in United States District Court, Eastern District of Missouri. The complaint seeks monetary damages and penalties with respect to issues arising out of the operation of RCG’s Method II supply company through 2005, prior to the date of FMCH’s acquisition of RCG. The complaint is styled United States of America ex rel. Julie Williams et al. vs. Renal Care Group, Renal Care Group Supply Company and FMCH. On August 11, 2009, the Court granted RCG’s motion to transfer venue to the Middle District of Tennessee (Nashville), where the case is proceeding toward trial. The Company believes that RCG’s operation of its Method II supply company was in compliance with applicable law and will defend this litigation vigorously.

On November 27, 2007, the United States District Court for the Western District of Texas (El Paso) unsealed and permitted service of two complaints previously filed under seal by a qui tam relator, a former FMCH local clinic employee (qui tam is a legal provision under the United States False Claims Act, which allows private individuals to bring suit on behalf of the U.S. federal government, as far as such individuals believe to have knowledge of presumable fraud committed by third parties). The first complaint alleges that a nephrologist unlawfully employed in his practice an assistant to perform patient care tasks that the assistant was not licensed to perform and that Medicare billings by the nephrologist and FMCH therefore violated the False Claims Act. The second complaint alleges that FMCH unlawfully retaliated against the relator by discharging her from employment constructively. The United States Attorney for the Western District of Texas declined to intervene and to prosecute on behalf of the United States. Litigation on the relator’s complaint is continuing.

On June 25, 2009, FMCH received a subpoena from the U.S. Department of Justice, U.S. Attorney for the District of Massachusetts. The subpoena seeks information relating to the results of certain laboratory tests ordered for patients treated in FMCH’s dialysis facilities during the years 2004 through 2009. The Company intends to cooperate fully in the government’s investigation.

We have filed claims for refunds contesting the Internal Revenue Service’s (“IRS”) disallowance of FMCH’s civil settlement payment deductions taken by Fresenius Medical Care Holdings, Inc. (“FMCH”) in prior year tax returns. As a result of a settlement agreement with the IRS to resolve our appeal of the IRS’s disallowance of deductions for the civil settlement payments made to qui tam relators in connection with the resolution of the 2000

U.S. government investigation, we received a refund in September 2008 of $37,000, inclusive of interest. We continue to pursue our claims for the remaining refunds in the U.S. Federal courts.

For the tax year 1997, we recognized an impairment of one of our subsidiaries which the German tax authorities disallowed in 2003 at the conclusion of its audit for the years 1996 and 1997. We have filed a complaint with the appropriate German court to challenge the tax authority’s decision.

The IRS tax audits of FMCH for the years 2002 through 2006 have been completed. The IRS has disallowed all deductions taken during these audit periods related to intercompany mandatorily redeemable preferred shares. The Company has protested the disallowed deductions and some routine adjustments and will avail itself of all remedies. An adverse determination in this litigation could have a material adverse effect on our results of operations and liquidity.

Following Fresenius Medical Care & Co KGaA’s Annual General Meeting of Shareholders (“AGM”) on May 7, 2009, two shareholders challenged, on the basis of alleged insufficient disclosure during the AGM, resolutions taken by the shareholders on (i) the approval of the actions of the General Partner and (ii) the approval of the actions of the members of the Supervisory Board. Upon conclusion of the proceedings, the court will either uphold the respective resolutions or order their annulment. The Company is of the opinion that the challenges are without merit and will defend this litigation vigorously.

From time to time, the Company is a party to or may be threatened with other litigation or arbitration, claims or assessments arising in the ordinary course of its business. Management regularly analyzes current information including, as applicable, the Company’s defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters.

The Company, like other health care providers, conducts its operations under intense government regulation and scrutiny. It must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the operation of manufacturing facilities, laboratories and dialysis clinics, and environmental and occupational health and safety. The Company must also comply with the Anti-Kickback Statute, the False Claims Act, the Stark Law, and other federal and state fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the Company’s interpretations or the manner in which it conducts its business. Enforcement has become a high priority for the federal government and some states.

In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence “whistle blower” actions. By virtue of this regulatory environment, the Company’s business activities and practices are subject to extensive review by regulatory authorities and private parties, and continuing audits, investigative demands, subpoenas, other inquiries, claims and litigation relating to the Company’s compliance with applicable laws and regulations. The Company may not always be aware that an inquiry or action has begun, particularly in the case of “whistle blower” actions, which are initially filed under court seal.

The Company operates many facilities throughout the United States. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliated companies. The Company relies upon its management structure, regulatory and legal resources, and the effective operation of its compliance program to direct, manage and monitor the activities of these employees. On occasion, the Company may identify instances where employees, deliberately or inadvertently, have submitted inadequate or false billings. The actions of such persons may subject the Company and its subsidiaries to liability under the Anti-Kickback Statute, the Stark Law and the False Claims Act, among other laws.

Physicians, hospitals and other participants in the health care industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker’s compensation or related claims, many of which involve large claims and significant defense costs. The Company has been and is currently subject to these suits due to the nature of its business and expects that those types of lawsuits may continue. Although the Company maintains insurance at a level which it believes to be prudent, it cannot assure that the coverage limits will be adequate or that insurance will cover all asserted claims. A successful claim against the Company or any of its subsidiaries in excess of insurance coverage could have a material adverse effect upon it and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

The Company has also had claims asserted against it and has had lawsuits filed against it relating to alleged patent infringements or businesses that it has acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. The Company has, when appropriate, asserted its own claims, and claims for indemnification. A successful claim against the Company or any of its subsidiaries could have a material adverse effect upon its business, financial condition, and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

Accrued Special Charge for Legal Matters

At December 31, 2001, the Company recorded a pre-tax special charge of $258,159 to reflect anticipated expenses associated with the defense and resolution of pre-Merger tax claims, Merger-related claims, and commercial insurer claims. The costs associated with the Settlement Agreement and settlements with insurers have been charged against this accrual. With the exception of the proposed $115,000 payment under the Settlement Agreement in the Grace Chapter 11 Proceedings, all other matters included in the special charge have been resolved. While the Company believes that its remaining accrual reasonably estimates its currently anticipated costs related to the continued defense and resolution of this matter, no assurances can be given that its actual costs incurred will not exceed the amount of this accrual.

3.1(k)	Tradenames:	Renal Care Group National Nephrology Associates TruBlu Logistics (FUSA Mfg)
	Mergers:	On March 31, 2006, FMCH completed the acquisition of Renal Care Group, Inc.
On November 29, 2007, FMCH completed the acquisition of Renal Solutions, Inc.
On February 29, 2008, FMCH completed the acquisition of MAX Well Medical, Inc., which was subsequently merged on April 14, 2009 into its subsidiary, Specialty Care Pharmacy, LLC, and renamed Fresenius Medical Care Rx, LLC
3.3(e)	Collection Agent:	None
	Affiliates:	See disclosure for Section 3.1(g)(ii) above.

EXHIBIT I

to

FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

LOCATION OF RECORDS

	FMS Billing
2009 Transferring Affiliates	Group Name	Address	Address 2	City	State	Zip

Angleton Dialysis, Inc.		920 Winter Street		Waltham	MA	2451
Apheresis Care Group, Inc.	ARIZONA BILLING GROUP	1750 SOUTH MESA DRIVE	SUITE 100	MESA	AZ	85210
Apheresis Care Group, Inc.	MESA BILLING	1750 SOUTH MESA DRIVE	SUITE 110	MESA	AZ	85210
Arizona Renal Investments, LLC		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications Home Dialysis Services, Inc.		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications Management Company, Inc		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications of Aguadilla, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of Alabama, Inc.	MOBILE BILLING GROUP	6420 HILLCREST PARK CT	SUITE 210	MOBILE	AL	36608
Bio-Medical Applications of Amarillo, Inc.	SAN ANTONIO BILLING GROUP	6100 BANDERA ROAD	SUITE 601	SAN ANTONIO	TX	78238
Bio-Medical Applications of Anacostia, Inc.	STEEL CITY BILLING GROUP	BMA PITTSBURGH	190 BILMAR DR., SUITE 375	PITTSBURGH	PA	15205
Bio-Medical Applications of Arecibo, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of Arkansas, Inc.	TAMPA BILLING GROUP	BMA TAMPA INC.	5625 WEST WATERS AVENUE, SUITE A	TAMPA	FL	33634
Bio-Medical Applications of Bayamon, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of Blue Springs, Inc.	ARIZONA BILLING GROUP	1750 SOUTH MESA DRIVE	SUITE 100	MESA	AZ	85210
Bio-Medical Applications of Caguas, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of California, Inc.	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
Bio-Medical Applications of California, Inc.	SAN DIEGO BILLING GROUP	2917 S. DOBSON	SUITE 101	MESA	AZ	85202
Bio-Medical Applications of California, Inc.	SOUTHERN CALIFORNIA BILLING GROUP	1337 EAST THOUSAND OAKS BLVD	SUITE 216	THOUSAND OAKS	CA	91362
Bio-Medical Applications of Camarillo, Inc.	SOUTHERN CALIFORNIA BILLING GROUP	1337 EAST THOUSAND OAKS BLVD	SUITE 216	THOUSAND OAKS	CA	91362
Bio-Medical Applications of Capitol Hill, Inc.	STEEL CITY BILLING GROUP	BMA PITTSBURGH	190 BILMAR DR., SUITE 375	PITTSBURGH	PA	15205
Bio-Medical Applications of Carolina, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of Carson, Inc.	SOUTHERN CALIFORNIA BILLING GROUP	1337 EAST THOUSAND OAKS BLVD	SUITE 216	THOUSAND OAKS	CA	91362
Bio-Medical Applications of Clinton, Inc.	FAYETTEVILLE BILLING GROUP	4200 MORGANTON ROAD	SUITE 300	FAYETTEVILLE	NC	28314
Bio-Medical Applications of Columbia Heights, Inc.	STEEL CITY BILLING GROUP	BMA PITTSBURGH	190 BILMAR DR., SUITE 375	PITTSBURGH	PA	15205
Bio-Medical Applications of Connecticut, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT STREET		NEW BEDFORD	MA	02740
Bio-Medical Applications of Delaware, Inc.	ALLENTOWN BILLING GROUP	861 MARCON BLVD SUITE 2		ALLENTOWN	PA	18109
Bio-Medical Applications of Dover, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT STREET		NEW BEDFORD	MA	02740
Bio-Medical Applications of Eureka, Inc.	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
Bio-Medical Applications of Fayetteville, Inc.	FAYETTEVILLE BILLING GROUP	4200 MORGANTON ROAD	SUITE 300	FAYETTEVILLE	NC	28314
Bio-Medical Applications of Florida, Inc.	OCALA BILLING GROUP	BMA OCALA, INC.	1308 SE 25TH LOOP, SUITE 102	OCALA	FL	34471
Bio-Medical Applications of Florida, Inc.	ORLANDO BILLING GROUP	BMA ORLANDO, INC.	1155 W STATE ROAD 434, SUITE 125	LONGWOOD	FL	32750
Bio-Medical Applications of Florida, Inc.	TAMPA BILLING GROUP	BMA TAMPA INC.	5625 WEST WATERS AVENUE, SUITE A	TAMPA	FL	33634
Bio-Medical Applications of Fremont, Inc.	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
Bio-Medical Applications of Fresno, Inc.	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
Bio-Medical Applications of Georgia, Inc.	KNOXVILLE BILLING GROUP	BILLING GROUP	1512 COLEMAN ROAD, SUITE 308	KNOXVILLE	TN	37919
Bio-Medical Applications of Georgia, Inc.	MACON BILLING GROUP	1515 BASS ROAD	SUITE B	MACON	GA	31210
Bio-Medical Applications of Glendora, Inc.		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications of Guayama, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of Hoboken, Inc.		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications of Humacao, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of Idaho, LLC		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications of Illinois, Inc.	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154
Bio-Medical Applications of Illinois, Inc.	ORLANDO BILLING GROUP	BMA ORLANDO, INC.	1155 W STATE ROAD 434, SUITE 125	LONGWOOD	FL	32750
Bio-Medical Applications of Indiana, Inc.	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154
Bio-Medical Applications of Indiana, Inc.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LANE	12TH FLOOR	LOUISVILLE	KY	40205
Bio-Medical Applications of Indiana, Inc.	UNIONTOWN BILLING GROUP	3500 MASSILLON ROAD	SUITE 230	UNIONTOWN	OH	44685
Bio-Medical Applications of Kansas, Inc.	ARIZONA BILLING GROUP	1750 SOUTH MESA DRIVE	SUITE 100	MESA	AZ	85210
Bio-Medical Applications of Kansas, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Bio-Medical Applications of Kentucky, Inc.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LANE	12TH FLOOR	LOUISVILLE	KY	40205
Bio-Medical Applications of Las Americas, Inc.		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications of Long Beach, Inc.	SOUTHERN CALIFORNIA BILLING GROUP	1337 EAST THOUSAND OAKS BLVD	SUITE 216	THOUSAND OAKS	CA	91362
Bio-Medical Applications of Los Gatos, Inc.	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
Bio-Medical Applications of Louisiana, LLC	CRESCENT CITY BILLING GROUP	3850 N. CAUSEWAY BLVD	SUITE 700	METAIRIE	LA	70002
Bio-Medical Applications of Louisiana, LLC	OCALA BILLING GROUP	BMA OCALA, INC.	1308 SE 25TH LOOP, SUITE 102	OCALA	FL	34471
Bio-Medical Applications of Maine, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT STREET		NEW BEDFORD	MA	02740
Bio-Medical Applications of Manchester, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT STREET		NEW BEDFORD	MA	02740
Bio-Medical Applications of Maryland, Inc.	STEEL CITY BILLING GROUP	BMA PITTSBURGH	190 BILMAR DR., SUITE 375	PITTSBURGH	PA	15205
Bio-Medical Applications of Massachusetts, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT STREET		NEW BEDFORD	MA	02740
Bio-Medical Applications of Mayaguez, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of Michigan, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Bio-Medical Applications of Michigan, Inc.	UNIONTOWN BILLING GROUP	3500 MASSILLON ROAD SUITE 230		UNIONTOWN	OH	44685
Bio-Medical Applications of Minnesota, Inc.	UPPER MIDWEST BILLING GROUP	9120 SPRINGBROOK DRIVE		COON RAPIDS	MN	55433
Bio-Medical Applications of Mission Hills, Inc.	SOUTHERN CALIFORNIA BILLING GROUP	1337 EAST THOUSAND OAKS BLVD	SUITE 216	THOUSAND OAKS	CA	91362
Bio-Medical Applications of Mississippi, Inc.	CRESCENT CITY BILLING GROUP	3850 N. CAUSEWAY BLVD	SUITE 700	METAIRIE	LA	70002
Bio-Medical Applications of Missouri, Inc.	ARIZONA BILLING GROUP	1750 SOUTH MESA DRIVE	SUITE 100	MESA	AZ	85210
Bio-Medical Applications of Missouri, Inc.	CRESCENT CITY BILLING GROUP	3850 N. CAUSEWAY BLVD	SUITE 700	METAIRIE	LA	70002
Bio-Medical Applications of MLK, Inc.		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications of Nevada, Inc.	ARIZONA BILLING GROUP	1750 SOUTH MESA DRIVE	SUITE 100	MESA	AZ	85210
Bio-Medical Applications of Nevada, Inc.	MESA BILLING	1750 SOUTH MESA DRIVE	SUITE 110	MESA	AZ	85210
Bio-Medical Applications of Nevada, Inc.	SAN DIEGO BILLING GROUP	2917 S. DOBSON	SUITE 101	MESA	AZ	85202
Bio-Medical Applications of New Hampshire, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT STREET		NEW BEDFORD	MA	02740
Bio-Medical Applications of New Jersey, Inc.	ALLENTOWN BILLING GROUP	861 MARCON BLVD SUITE 2		ALLENTOWN	PA	18109
Bio-Medical Applications of New Mexico, Inc.	ALBUQUERQUE BILLING GROUP	909 VIRGINIA NE	SUITE 112	ALBUQUERQUE	NM	87108
Bio-Medical Applications of New Mexico, Inc.	SAN ANTONIO BILLING GROUP	6100 BANDERA ROAD	SUITE 601	SAN ANTONIO	TX	78238
Bio-Medical Applications of North Carolina, Inc.	FAYETTEVILLE BILLING GROUP	4200 MORGANTON ROAD	SUITE 300	FAYETTEVILLE	NC	28314
Bio-Medical Applications of North Carolina, Inc.	FLORENCE BILLING GROUP	218 N. DOZIER BLVD.		FLORENCE	SC	29501
Bio-Medical Applications of Northeast D.C., Inc.	STEEL CITY BILLING GROUP	BMA PITTSBURGH	190 BILMAR DR., SUITE 375	PITTSBURGH	PA	15205
Bio-Medical Applications of Oakland, Inc.	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
Bio-Medical Applications of Ohio, Inc.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LANE	12TH FLOOR	LOUISVILLE	KY	40205
Bio-Medical Applications of Ohio, Inc.	UNIONTOWN BILLING GROUP	3500 MASSILLON ROAD	SUITE 280	UNIONTOWN	OH	44685
Bio-Medical Applications of Oklahoma, Inc.	SAN ANTONIO BILLING GROUP	6100 BANDERA ROAD	SUITE 601	SAN ANTONIO	TX	78238
Bio-Medical Applications of Pennsylvania, Inc.	ALLENTOWN BILLING GROUP	861 MARCON BLVD SUITE 2		ALLENTOWN	PA	18109
Bio-Medical Applications of Pennsylvania, Inc.	STEEL CITY BILLING GROUP	BMA PITTSBURGH	190 BILMAR DR., SUITE 375	PITTSBURGH	PA	15205
Bio-Medical Applications of Ponce, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of Puerto Rico, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of Rhode Island, Inc.		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications of Rio Piedras, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of San Antonio, Inc.	SAN ANTONIO BILLING GROUP	6100 BANDERA ROAD	SUITE 601	SAN ANTONIO	TX	78238
Bio-Medical Applications of San German, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of San Juan, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of South Carolina, Inc.	FAYETTEVILLE BILLING GROUP	4200 MORGANTON ROAD	SUITE 300	FAYETTEVILLE	NC	28314
Bio-Medical Applications of South Carolina, Inc.	FLORENCE BILLING GROUP	218 N. DOZIER BLVD.		FLORENCE	SC	29501
Bio-Medical Applications of South Carolina, Inc.	MACON BILLING GROUP	1515 BASS ROAD	SUITE B	MACON	GA	31210
Bio-Medical Applications of Southeast Washington, Inc.	STEEL CITY BILLING GROUP	BMA PITTSBURGH	190 BILMAR DR., SUITE 375	PITTSBURGH	PA	15205
Bio-Medical Applications of Tennessee, Inc.	CRESCENT CITY BILLING GROUP	3850 N. CAUSEWAY BLVD	SUITE 700	METAIRIE	LA	70002
Bio-Medical Applications of Tennessee, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Bio-Medical Applications of Tennessee, Inc.	KNOXVILLE BILLING GROUP	BILLING GROUP	1512 COLEMAN ROAD, SUITE 308	KNOXVILLE	TN	37919
Bio-Medical Applications of Tennessee, Inc.	MOBILE BILLING GROUP	6420 HILLCREST PARK CT	SUITE 210	MOBILE	AL	36608
Bio-Medical Applications of Texas, Inc.	ALBUQUERQUE BILLING GROUP	909 VIRGINIA NE	SUITE 112	ALBUQUERQUE	NM	87108
Bio-Medical Applications of Texas, Inc.	NORTH TEXAS BILLING GROUP	1485 RICHARDSON DRIVE #100		RICHARDSON	TX	75080

	FMS Billing
2009 Transferring Affiliates	Group Name	Address	Address 2	City	State	Zip

Bio-Medical Applications of Texas, Inc.	SAN ANTONIO BILLING GROUP	6100 BANDERA ROAD	SUITE 601	SAN ANTONIO	TX	78238
Bio-Medical Applications of Texas, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Bio-Medical Applications of Texas, Inc.	WACO BILLING GROUP	UPTOWN PLAZA	1110 RICHLAND DR., #3	WACO	TX	76710
Bio-Medical Applications of the District of Columbia, Inc.	STEEL CITY BILLING GROUP	BMA PITTSBURGH	190 BILMAR DR., SUITE 375	PITTSBURGH	PA	15205
Bio-Medical Applications of Ukiah, Inc.		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications of Virginia, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Bio-Medical Applications of Virginia, Inc.	ROANOKE BILLING GROUP	2830 KEAGY ROAD		SALEM	VA	24153
Bio-Medical Applications of West Virginia, Inc.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LANE	12TH FLOOR	LOUISVILLE	KY	40205
Bio-Medical Applications of West Virginia, Inc.	ROANOKE BILLING GROUP	2830 KEAGY ROAD		SALEM	VA	24153
Bio-Medical Applications of Wisconsin, Inc.	UNIONTOWN BILLING GROUP	3500 MASSILLON ROAD	SUITE 280	UNIONTOWN	OH	44685
Bio-Medical Applications of Wisconsin, Inc.	UPPER MIDWEST BILLING GROUP	9120 SPRINGBROOK DRIVE		COON RAPIDS	MN	55433
Bio-Medical Applications of Woonsocket, Inc.		920 Winter Street		Waltham	MA	2451
Bio-Medical Applications of Wyoming, LLC	ALBUQUERQUE BILLING GROUP	909 VIRGINIA NE	SUITE 112	ALBUQUERQUE	NM	87108
Brazoria Kidney Center, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Brevard County Dialysis, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Cartersville Dialysis Center, LLC		920 Winter Street		Waltham	MA	2451
Clayton County Dialysis, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Clermont Dialysis Center, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Cobb County Dialysis, LLC		920 Winter Street		Waltham	MA	2451
Columbus Area Renal Alliance, LLC	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Conejo Valley Dialysis, Inc.	SOUTHERN CALIFORNIA BILLING GROUP	1337 EAST THOUSAND OAKS BLVD	SUITE 216	THOUSAND OAKS	CA	91362
Con-Med Supply Company, Inc.		920 Winter Street		Waltham	MA	2451
Covington Dialysis Center, LLC		920 Winter Street		Waltham	MA	2451
Diabetes Care Group, Inc.		920 Winter Street		Waltham	MA	2451
Dialysis America Alabama, LLC		920 Winter Street		Waltham	MA	2451
Dialysis America Georgia, LLC	KNOXVILLE BILLING GROUP	BILLING GROUP	1512 COLEMAN ROAD, SUITE 308	KNOXVILLE	TN	37919
Dialysis Associates Medical Supply, LLC		920 Winter Street		Waltham	MA	2451
Dialysis Associates of Northern New Jersey, L.L.C.	ALLENTOWN BILLING GROUP	861 MARCON BLVD SUITE 2		ALLENTOWN	PA	18109
Dialysis Associates, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Dialysis Centers of America — Illinois, Inc.	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154
Dialysis Centers of America — Illinois, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Dialysis Centers of America — Illinois, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Dialysis Licensing Corp.		920 Winter Street		Waltham	MA	2451
Dialysis Management Corporation	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Dialysis Services of Atlanta, Inc.		920 Winter Street		Waltham	MA	2451
Dialysis Services of Cincinnati, Inc.		920 Winter Street		Waltham	MA	2451
Dialysis Services of Southeast Alaska, LLC	MESA BILLING	1750 SOUTH MESA DRIVE	SUITE 110	MESA	AZ	85210
Dialysis Services, Inc.		920 Winter Street		Waltham	MA	2451
Dialysis Specialists of Marietta, Ltd.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LANE	12TH FLOOR	LOUISVILLE	KY	40205
Dialysis Specialists of Topeka, Inc.	ARIZONA BILLING GROUP	1750 SOUTH MESA DRIVE	SUITE 100	MESA	AZ	85210
Dialysis Specialists of Tulsa, Inc.	SAN ANTONIO BILLING GROUP	6100 BANDERA ROAD	SUITE 601	SAN ANTONIO	TX	78238
Douglas County Dialysis, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Doylestown Acute Renal Services, L.L.C.		920 Winter Street		Waltham	MA	2451
Du Page Dialysis, Ltd.	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154
Everest Healthcare Holdings, Inc.		920 Winter Street		Waltham	MA	2451
Everest Healthcare Indiana, Inc.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LANE	12TH FLOOR	LOUISVILLE	KY	40205
Everest Healthcare Indiana, Inc.	UNIONTOWN BILLING GROUP	3500 MASSILLON ROAD	SUITE 230	UNIONTOWN	OH	44685
Everest Healthcare Ohio, Inc.	UNIONTOWN BILLING GROUP	3500 MASSILLON ROAD	SUITE 280	UNIONTOWN	OH	44685
Everest Healthcare Rhode Island, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT STREET		NEW BEDFORD	MA	02740
Everest Healthcare Texas Holding Corp		920 Winter Street		Waltham	MA	2451
Everest Healthcare Texas, L.P.	SAN ANTONIO BILLING GROUP	6100 BANDERA ROAD	SUITE 601	SAN ANTONIO	TX	78238
Everest Healthcare Texas, L.P.	WACO BILLING GROUP	UPTOWN PLAZA	1110 RICHLAND DR., #3	WACO	TX	76710
Everest Management, Inc.		920 Winter Street		Waltham	MA	2451
FMS New York, Inc.		920 Winter Street		Waltham	MA	2451
FMS Philadelphia Dialysis, LLC	ALLENTOWN BILLING GROUP	861 MARCON BLVD. SUITE 2		ALLENTOWN	PA	18109
Fondren Dialysis Clinic, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Fort Scott Regional Dialysis Center, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Four State Regional Dialysis Center, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Fresenius Management Services, Inc.		920 Winter Street		Waltham	MA	2451
Fresenius Medical Care Comprehensive CKD Services, Inc.		920 Winter Street		Waltham	MA	2451
Fresenius Medical Care Dialysis Services — Oregon, LLC	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
Fresenius Medical Care Dialysis Services Colorado LLC	ALBUQUERQUE BILLING GROUP	909 VIRGINIA NE	SUITE 112	ALBUQUERQUE	NM	87108
Fresenius Medical Care Health Plan, Inc.		920 Winter Street		Waltham	MA	2451
Fresenius Medical Care Healthcare Recruitment, LLC		920 Winter Street		Waltham	MA	2451
Fresenius Medical Care Holdings, Inc.		920 Winter Street		Waltham	MA	2451
Fresenius Medical Care of Illinois, LLC	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154
Fresenius Medical Care of Illinois, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Fresenius Medical Care Pharmacy Services, Inc.		920 Winter Street		Waltham	MA	2451
Fresenius Medical Care PSO, LLC		920 Winter Street		Waltham	MA	2451
Fresenius Medical Care Rx, LLC		920 Winter Street		Waltham	MA	2451
Fresenius Medical Care Ventures Holding Company, Inc.		920 Winter Street		Waltham	MA	2451
Fresenius Medical Care Ventures, LLC		920 Winter Street		Waltham	MA	2451
Fresenius USA Home Dialysis, Inc.		920 Winter Street		Waltham	MA	2451
Fresenius USA Manufacturing, Inc.		920 Winter Street		Waltham	MA	2451
Fresenius USA Marketing, Inc.		920 Winter Street		Waltham	MA	2451
Fresenius USA, Inc.		920 Winter Street		Waltham	MA	2451
Fresenius USA, Inc.		2637 Shadelands Drive		Walnut Creek	CA	94590
Gulf Region Mobile Dialysis, Inc.		920 Winter Street		Waltham	MA	2451
Haemo-Stat, Inc.		920 Winter Street		Waltham	MA	2451
Henry Dialysis Center, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Holton Dialysis Clinic, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Home Dialysis of America, Inc.		920 Winter Street		Waltham	MA	2451
Home Dialysis of Muhlenburg County, Inc.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LANE	12TH FLOOR	LOUISVILLE	KY	40205
Home Intensive Care, Inc.		920 Winter Street		Waltham	MA	2451
Homestead Artificial Kidney Center, Inc.	TAMPA BILLING GROUP	BMA TAMPA INC.	5625 WEST WATERS AVENUE, SUITE A	TAMPA	FL	33634
Integrated Renal Care of the Pacific, LLC	SAN DIEGO BILLING GROUP	2917 S. DOBSON	SUITE 101	MESA	AZ	85202
Jefferson County Dialysis, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
KDCO, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Kentucky Renal Care Group, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Kidney Disease Center of the Ozarks, L.L.C.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Lawton Dialysis, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Lawton Dialysis, Inc.		920 Winter Street		Waltham	MA	2451
Little Rock Dialysis, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Maumee Dialysis Services, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Metro Dialysis Center — Normandy, Inc.	CRESCENT CITY BILLING GROUP	3850 N. CAUSEWAY BLVD	SUITE 700	METAIRIE	LA	70002
Metro Dialysis Center — North, Inc.	CRESCENT CITY BILLING GROUP	3850 N. CAUSEWAY BLVD	SUITE 700	METAIRIE	LA	70002
Miami Regional Dialysis Center, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Michigan Home Dialysis Center, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Naples Dialysis Center, LLC		920 Winter Street		Waltham	MA	2451
National Medical Care, Inc.	ALLENTOWN BILLING GROUP	861 MARCON BLVD SUITE 2		ALLENTOWN	PA	18109
National Medical Care, Inc.	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154
National Medical Care, Inc.	KNOXVILLE BILLING GROUP	BILLING GROUP	1512 COLEMAN ROAD, SUITE 308	KNOXVILLE	TN	37919
National Medical Care, Inc.	ORLANDO BILLING GROUP	BMA ORLANDO, INC.	1155 W STATE ROAD 434, SUITE 125	LONGWOOD	FL	32750
National Medical Care, Inc.	TAMPA BILLING GROUP	BMA TAMPA INC.	5625 WEST WATERS AVENUE, SUITE A	TAMPA	FL	33634
National Medical Care, Inc.	UNIONTOWN BILLING GROUP	3500 MASSILLON ROAD	SUITE 230	UNIONTOWN	OH	44685
National Nephrology Associates Management Company of Texas, Inc.		920 Winter Street		Waltham	MA	2451
National Nephrology Associates of Texas, L.P.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Neomedica, Inc		920 Winter Street		Waltham	MA	2451
Nephromed LLC		920 Winter Street		Waltham	MA	2451
New York Dialysis Management, Inc.		920 Winter Street		Waltham	MA	2451

	FMS Billing
2009 Transferring Affiliates	Group Name	Address	Address 2	City	State	Zip

NMC Services, Inc.		920 Winter Street		Waltham	MA	2451
NNA Management Company of Kentucky, Inc.		920 Winter Street		Waltham	MA	2451
NNA Management Company of Louisiana, Inc.		920 Winter Street		Waltham	MA	2451
NNA of Alabama, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
NNA of East Orange, L.L.C.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
NNA of Florida, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
NNA of Georgia, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
NNA of Harrison, L.L.C.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
NNA of Louisiana, LLC	MESA BILLING	1750 SOUTH MESA DRIVE	SUITE 110	MESA	AZ	85210
NNA of Memphis, LLC		920 Winter Street		Waltham	MA	2451
NNA of Nevada, Inc.		920 Winter Street		Waltham	MA	2451
NNA of Newark, L.L.C.		920 Winter Street		Waltham	MA	2451
NNA of Oklahoma, L.L.C.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
NNA of Oklahoma, Inc.		920 Winter Street		Waltham	MA	2451
NNA of Rhode Island, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
NNA of Toledo, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
NNA Properties of Tennessee, Inc.		920 Winter Street		Waltham	MA	2451
NNA Transportation Services Corporation		920 Winter Street		Waltham	MA	2451
NNA — Saint Barnabas, L.L.C.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
NNA — Saint Barnabas-Livingston, L.L.C.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Norcross Dialysis Center, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
North Buckner Dialysis Center, Inc.		920 Winter Street		Waltham	MA	2451
Northeast Alabama Kidney Clinic, Inc.		920 Winter Street		Waltham	MA	2451
Northern New Jersey Dialysis, LLC	ALLENTOWN BILLING GROUP	861 MARCON BLVD SUITE 2		ALLENTOWN	PA	18109
Northwest Dialysis, Inc.		920 Winter Street		Waltham	MA	2451
Physicians Dialysis Company, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
QUALICENTERS ALBANY, LTD.	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
QUALICENTERS BEND, LLC	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
QUALICENTERS COOS BAY, LTD.	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
QUALICENTERS EUGENE-SPRINGFIELD, LTD.	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
QUALICENTERS INLAND NORTHWEST, LLC	MESA BILLING	1750 SOUTH MESA DRIVE	SUITE 110	MESA	AZ	85210
QUALICENTERS INLAND NORTHWEST, LLC	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
QUALICENTERS PUEBLO, LLC	ALBUQUERQUE BILLING GROUP	909 VIRGINIA NE	SUITE 112	ALBUQUERQUE	NM	87108
QUALICENTERS SALEM, LLC	PACIFIC NW BILLING GROUP	4560 S. COACH DRIVE	SUITE 100	TUCSON	AZ	85714
QUALICENTERS SIOUX CITY, LLC	SAN ANTONIO BILLING GROUP	6100 BANDERA ROAD	SUITE 601	SAN ANTONIO	TX	78238
Qualicenters, Inc.		920 Winter Street		Waltham	MA	2451
QUALITY CARE DIALYSIS CENTER OF VEGA BAJA, INC.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
RCG Arlington Heights, LLC		920 Winter Street		Waltham	MA	2451
RCG Bloomington, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
RCG Credit Corporation		920 Winter Street		Waltham	MA	2451
RCG East Texas, LLP	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
RCG Finance, Inc.		920 Winter Street		Waltham	MA	2451
RCG Indiana, L.L.C.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
RCG Irving, LLP	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
RCG Martin, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
RCG Martin, LLC		920 Winter Street		Waltham	MA	2451
RCG Memphis East, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
RCG Memphis, LLC		920 Winter Street		Waltham	MA	2451
RCG Mississippi, Inc.	CRESCENT CITY BILLING GROUP	3850 N. CAUSEWAY BLVD	SUITE 700	METAIRIE	LA	70002
RCG Mississippi, Inc.	MESA BILLING	1750 SOUTH MESA DRIVE	SUITE 110	MESA	AZ	85210
RCG PA Merger Corp.		920 Winter Street		Waltham	MA	2451
RCG University Division, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
RCG University Division, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
RCG West Health Supply, L.C.		920 Winter Street		Waltham	MA	2451
RCG Whitehaven, LLC		920 Winter Street		Waltham	MA	2451
RCG/Saint Luke’s LLC		920 Winter Street		Waltham	MA	2451
RCGIH, Inc.		920 Winter Street		Waltham	MA	2451
Renaissance Health Care, Inc.		920 Winter Street		Waltham	MA	2451
Renal Care Group Alaska, Inc.	MESA BILLING	1750 SOUTH MESA DRIVE	SUITE 110	MESA	AZ	85210
Renal Care Group Central Memphis, LLC		920 Winter Street		Waltham	MA	2451
Renal Care Group East, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Renal Care Group Michigan, Inc.		920 Winter Street		Waltham	MA	2451
Renal Care Group Northwest, Inc.	MESA BILLING	1750 SOUTH MESA DRIVE	SUITE 110	MESA	AZ	85210
Renal Care Group of the Midwest, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renal Care Group of the Ozarks, LLC	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renal Care Group of the Rockies, LLC	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renal Care Group of the South, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Renal Care Group of the Southeast, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Renal Care Group Ohio, Inc.		920 Winter Street		Waltham	MA	2451
Renal Care Group South New Mexico, LLC	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renal Care Group Southwest Holdings, Inc.		920 Winter Street		Waltham	MA	2451
Renal Care Group Southwest Michigan, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Renal Care Group Southwest, L.P.		920 Winter Street		Waltham	MA	2451
Renal Care Group Texas, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renal Care Group Toledo, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Renal Care Group Westlake, LLC	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Renal Care Group, Inc.		920 Winter Street		Waltham	MA	2451
Renal Care Group-Harlingen, L.P.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renal Solutions, Inc.		920 Winter Street		Waltham	MA	2451
RenalNet, Inc.		920 Winter Street		Waltham	MA	2451
RenalPartners of Indiana, LLC		920 Winter Street		Waltham	MA	2451
RenalPartners, Inc.		920 Winter Street		Waltham	MA	2451
Renex Corp.		920 Winter Street		Waltham	MA	2451
Renex Dialysis Clinic of Amesbury, Inc.		920 Winter Street		Waltham	MA	2451
Renex Dialysis Clinic of Bloomfield, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of Bridgeton, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renex Dialysis Clinic of Creve Coeur, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renex Dialysis Clinic of Doylestown, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of Maplewood, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renex Dialysis Clinic of North Andover, Inc.		920 Winter Street		Waltham	MA	2451
Renex Dialysis Clinic of Orange, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of Penn Hills, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of Philadelphia, Inc.		920 Winter Street		Waltham	MA	2451
Renex Dialysis Clinic of Pittsburgh, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of Pittsburgh, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of Shaler, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of South Georgia, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Renex Dialysis Clinic of St. Louis, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renex Dialysis Clinic of Tampa, Inc.		920 Winter Street		Waltham	MA	2451
Renex Dialysis Clinic of Union, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renex Dialysis Clinic of University City, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renex Dialysis Clinic of Woodbury, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BOULEVARD	SUITE 250	NORTH OLMSTED	OH	44070
Renex Dialysis Facilities, Inc.	MESA BILLING	1750 SOUTH MESA DRIVE	SUITE 110	MESA	AZ	85210
Renex Dialysis Homecare of Greater St. Louis, Inc.		920 Winter Street		Waltham	MA	2451
Renex Management Services, Inc.		920 Winter Street		Waltham	MA	2451
S.A.K.D.C., Inc.	SAN ANTONIO BILLING GROUP	6100 BANDERA ROAD	SUITE 601	SAN ANTONIO	TX	78238
San Diego Dialysis Services, Inc.	SAN DIEGO BILLING GROUP	2917 S. DOBSON	SUITE 101	MESA	AZ	85202
Santa Barbara Community Dialysis Center, Inc.	SOUTHERN CALIFORNIA BILLING GROUP	1337 EAST THOUSAND OAKS BLVD	SUITE 216	THOUSAND OAKS	CA	91362
Smyrna Dialysis Center, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
SORB Technology, Inc.		920 Winter Street		Waltham	MA	2451
Spectra Diagnostics, LLC		920 Winter Street		Waltham	MA	2451
Spectra East, Inc.		920 Winter Street		Waltham	MA	2451
Spectra East, Inc.		8 King Road		Rockleigh	NJ	7647

	FMS Billing
2009 Transferring Affiliates	Group Name	Address	Address 2	City	State	Zip

Spectra Laboratories, Inc.		920 Winter Street		Waltham	MA	2451
Spectra Medical Data Processing, LLC		920 Winter Street		Waltham	MA	2451
Spectra Renal Research, LLC		920 Winter Street		Waltham	MA	2451
SSKG, Inc.	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
St. Louis Regional Dialysis Center, Inc.	CRESCENT CITY BILLING GROUP	3850 N. CAUSEWAY BLVD	SUITE 700	METAIRIE	LA	70002
STAT Dialysis Corporation	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Stone Mountain Dialysis Center, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Stuttgart Dialysis, LLC	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Tappahannock Dialysis Center, Inc.	ROANOKE BILLING GROUP	2830 KEAGY ROAD		SALEM	VA	24153
Terrell Dialysis Center, LLC	WACO BILLING GROUP	UPTOWN PLAZA	1110 RICHLAND DR., #3	WACO	TX	76710
Three Rivers Dialysis Services, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
U.S. Vascular Access Holdings, LLC		920 Winter Street		Waltham	MA	2451
Warrenton Dialysis Facility, Inc.	ROANOKE BILLING GROUP	2830 KEAGY ROAD		SALEM	VA	24153
West End Dialysis Center, Inc.	ROANOKE BILLING GROUP	2830 KEAGY ROAD		SALEM	VA	24153
West Palm Dialysis, LLC	INDIANAPOLIS BILLING	10585 NORTH MERIDIAN STREET	SUITE 160	INDIANAPOLIS	IN	46290
Wharton Dialysis, Inc.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
WSKC Dialysis Services, Inc.	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154

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[FORM OF BUSINESS ASSOCIATE AGREEMENT]

Schedule [Insert Schedule Number or Letter Here]
HIPAA Business Associate Terms and Conditions

These HIPAA Business Associate Terms and Conditions are expressly made part of and incorporated into the [name of underlying agreement) (the “Agreement”). Fresenius Medical Care North America (“FMCNA”) and [NAME OF BA] (“Business Associate”) (each sometimes referred to individually as a “Party” and collectively as the “Parties”), hereby agree to the following terms and conditions:

Recitals

FMCNA is required to meet the requirements of the Health Insurance Portability and Accountability Act of 1996 (PL 104-91) (“HIPAA”) and regulations enacted by the United States Department of Health and Human Services at 45 C.F.R. Parts 160 — 164 (the “Privacy and Security Rules”).

[NAME OF BA] (“Business Associate”) provides services to FMCNA that involve the access to individually identifiable health information (“Protected Health Information” or “PHI”) created, received, maintained or transmitted by or on behalf of FMCNA.

As required by the Privacy and Security Rules, FMCNA and Business Associate agree to the Business Associate Terms and Conditions relating to the use, disclosure and protection of PHI. These Business Associate Terms and Conditions are required to allow Business Associate to provide its services to FMCNA.

For purposes of these Business Associate Terms and Conditions, all capitalized terms shall have the meanings set forth herein; provided, however, that if a capitalized term is not defined herein, it shall have the meaning set forth in the Privacy and Security Rules.

1. Responsibilities of Business Associate

If, during the term of this Agreement, Business Associate is in receipt of PHI, Business Associate hereby agrees to do the following:

a. Use and/or disclose the PHI only as permitted or required by the Agreement or as otherwise Required by Law.

b. Report to the designated Privacy and Security Officer of FMCNA, in writing, any use and/or disclosure of the PHI that is not permitted or required by the Agreement of which Business Associate becomes aware within two (2) days of Business Associate’s discovery of such unauthorized use and/or disclosure.

c. Establish procedures for mitigating, to the greatest extent possible, any deleterious effects from any improper use and/or disclosure of PHI that Business Associate reports to FMCNA.

d. Use appropriate safeguards to prevent unauthorized use and/or disclosure of PHI.

e. Implement Administrative, Physical, and Technical safeguards that reasonably and appropriately protect the Confidentiality, Integrity and Availability of the Electronic PHI that Business Associate creates, receives, maintains, or transmits on behalf of FMCNA.

f. Require all of its subcontractors and agents that create, receive, maintain, transmit, use, or have access to, PHI governed by this Agreement to agree, in writing, to adhere to the same restrictions and conditions on the use, disclosure, and/or protection of PHI that apply to Business Associate pursuant hereto.

g. Make available all records, books, agreements, policies, procedures, and internal practices relating to the use and/or disclosure of PHI to the United States Secretary of Health and Human Services for purposes of determining FMCNA’s compliance with HIPAA, subject to attorney-client and other applicable legal privileges.

h. Upon prior written request, make available to FMCNA during normal business hours at Business Associate’s offices all records, books, agreements, policies and procedures, and internal practices relating to the use and/or disclosure of PHI within three (3) days for purposes of enabling FMCNA to determine Business Associate’s compliance with the terms of this Agreement.

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i. Upon termination of the Agreement, where feasible, destroy or return to FMCNA within thirty (30) days all PHI received from, or created, received, maintained or transmitted by Business Associate on behalf of FMCNA. Where return or destruction is not feasible, the duties of Business Associate under this Agreement shall be extended to protect the PHI retained by Business Associate. Business Associate agrees to limit further uses and disclosures of the PHI retained to those purposes that made the return or destruction infeasible.

j. Disclose to its subcontractors, agents or other third parties, and request from FMCNA, only the minimum PHI necessary to perform or fulfill a specific function required or permitted hereunder.

k. Notify FMCNA within two (2) business days if an Individual (FMCNA patient or the patient’s legal representative) wishes to assert his or her right of access to obtain a copy of PHI as set forth in 45 C.F.R. § 164.524.

l. At the request of FMCNA, and in the time and manner specified by FMCNA, provide access to PHI contained in a Designated Record Set to an Individual in accordance with the terms and provisions of 45 C.F.R. § 164.524. FMCNA’s determination of what constitutes PHI or a Designated Record Set shall be final and conclusive.

m. Notify FMCNA within two (2) business days if an Individual (FMCNA patient or the patient’s legal representative) wishes to assert his or her right to amend PHI or amend a record in a Designated Record Set as set forth in 45 C.F.R. § 164.526.

n. Make any amendment(s) to an Individual’s PHI contained in a Designated Record Set that FMCNA directs or agrees to pursuant to 45 C.F.R. § 164.526 and in the time and manner directed by FMCNA. FMCNA’s determination of what PHI is subject to amendment pursuant to 45 C.F.R. § 164.526 shall be final and conclusive.

o. Notify FMCNA within two (2) business days if an Individual (FMCNA patient or the patient’s legal representative) wishes to assert his or her right to receive an accounting of disclosures of PHI as set forth in 45 C.F.R. § 164.528.

p. Document any disclosures of PHI that would be required for FMCNA to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 C.F.R. § 164.528. Business Associate agrees to provide to FMCNA, in a time and manner designated by FMCNA, the information collected in accordance with this paragraph to permit FMCNA respond to a request by an Individual for an accounting of disclosures pursuant to 45 C.F.R. § 164.528.

q. Report in writing, within two (2) days, to FMCNA any Security Incident (as defined in 45 C.F.R. § 164.304) of which Business Associate becomes aware. However, the obligation to report a Security Incident shall not include immaterial incidents, such as unsuccessful attempts to penetrate Business Associate’s information system.

2. Termination. Notwithstanding anything in the Agreement to the contrary, a breach of these Business Associate Terms and Conditions shall be considered a material breach of the Agreement entitling FMCNA to terminate the Agreement. FMCNA may, however, provide an opportunity for Business Associate to cure such breach of these Business Associate terms and conditions within ten (10) calendar days of such breach. If neither termination nor cure is feasible, FMCNA shall report the violation to the Secretary.

3. Representations of the Parties

Each Party represents to the other Party:

a. That it is duly authorized, validly existing, and in good standing under the laws of the jurisdiction(s) in which it is organized or licensed, it has the full power to enter into this Agreement and to perform its obligations described in this Agreement, that the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other actions, and that such performance will not violate any provision of any organizational charter or bylaws.

b. That it will reasonably cooperate with the other Party in the performance of its obligations under this Agreement.

4. Miscellaneous

a. If the Privacy or Security Rules are modified in any way impacting the Agreement, FMCNA and Business Associate shall, prior to the compliance date for such modifications, amend the Business Associate Terms and Conditions, as appropriate, to ensure compliance with such modifications.

b. A reference in these Business Associate Terms and Conditions to the Privacy or Security Rules means the section in effect or as amended.

c. In the event of a conflict between these Business Associate Terms and Conditions and any other terms and conditions of the Agreement, the terms and conditions of these Business Associate Terms and Conditions shall control.

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EXHIBIT K

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[RESERVED]

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EXHIBIT L

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FORMS OF SECRETARY’S CERTIFICATE

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Certificate of Secretary

I, the undersigned, being the Secretary of NMC Funding Corporation, a Delaware corporation (the “Company”), DO HEREBY CERTIFY that:

1. The person named below has been duly appointed, is duly qualified as and is on the date hereof an officer of the Company, and the signature below set opposite his name is his genuine signature.

Name	Office	Signature

Mark Fawcett	Treasurer

2. Attached hereto as Exhibit A is a copy of the Company’s Certificate of Incorporation as filed in the Office of the Secretary of State of the State of Delaware, together with all amendments thereto adopted through the date thereof.

3. Attached hereto as Exhibit B is a true and correct copy of the Company’s by-laws in effect on the date hereof, together with all amendments thereto adopted through the date thereof.

4. Attached hereto as Exhibit C are true and correct copies of the resolutions duly adopted by the Company’s board of directors on November 17, 2009 by written consent, which resolutions have not been revoked, modified, amended or rescinded and are in full force and effect as of the date hereof. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Company’s board of directors which deal with matters set forth in Exhibit C.

IN WITNESS WHEREOF, I have hereunto set my had this 17th day of November, 2009.

Douglas G. Kott
Secretary

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EXHIBIT M

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FORM OF CERTIFICATE

THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR CONVEYED EXCEPT IN ACCORDANCE WITH THE TRANSFER AND ADMINISTRATION AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND NO TRANSFER HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED AND ANY OTHER APPLICABLE LAWS.

No. 1	One Unit August 28, 1997

Evidencing an undivided interest in a pool of accounts receivables generated or otherwise acquired from time to time in the ordinary course of business by NATIONAL MEDICAL CARE, INC. and acquired by NMC FUNDING CORPORATION (the “Transferor”).

(Not an interest in or obligation of TRANSFEROR)

This certifies that NATIONSBANK, N.A., on behalf of and as agent for Enterprise Funding Corporation and the Bank Investors (as defined in the Agreement), as their respective interests may appear from time to time, is the registered owner of an undivided interest in a pool of accounts receivables (the “Receivables”) pursuant to a Transfer and Administration Agreement among the Transferor, National Medical Care Inc, as initial “Collection Agent”, Enterprise Funding Corporation, NationsBank, N.A. and certain financial institutions named therein, dated as of August 28, 1997 (the “Agreement”). The Receivables consist of all accounts receivables generated under the Contracts from time to time hereafter, all monies due or to become due in payment of the Receivables and the other assets and interests as provided in the Agreement.

To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the holder hereof by virtue of the acceptance hereof assents and by which the holder hereof is bound. In the event of any inconsistency or conflict between the terms of this Certificate and the terms of the Agreement shall control.

This Certificate represents an undivided interest in the Receivables, including the right to receive Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest in the Receivables represented by this Certificate at any time shall equal the Percentage Factor as determined in accordance with the Agreement.

IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.

NMC FUNDING CORPORATION

By:
Name:
Title:

M-1

EXHIBIT N

to
FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

[RESERVED]

N-1

EXHIBIT O

to

FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF TRANSFERRING AFFILIATE LETTER

AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of October 16, 2008

NATIONAL MEDICAL CARE, INC.
920 Winter Street
Waltham, MA 02451
Attention: Mark Fawcett

Dear Sirs:

We refer to the Amended and Restated Receivables Purchase Agreement dated as of October 16, 2008 between National Medical Care, Inc. (the “Seller”) and NMC Funding Corporation (the “Purchaser”) (such Agreement, as it may be amended, supplemented or otherwise modified from time to time being the “Agreement”). The undersigned Transferring Affiliates are parties to that certain Transferring Affiliate Letter dated as of August 28, 1997 (as amended prior to the date hereof, the “Existing Transferring Affiliate Letter’). The undersigned Transferring Affiliates hereby desire to amend and restate the Existing Transferring Affiliate Letter. Capitalized terms used and not otherwise defined in this Amended and Restated Transferring Affiliate Letter (this “Transferring Affiliate Letter”) have the meanings specified in the Agreement or, if not defined in the Agreement, in the Transfer and Administration Agreement referred to therein.

Effective as of the date hereof, this Transferring Affiliate Letter amends, restates and supersedes the Existing Transferring Affiliate Letter. This Transferring Affiliate Letter is not intended to constitute a novation of any obligations under the Existing Transferring Affiliate Letter. Upon the effectiveness of this Transferring Affiliate Letter, each reference to the Existing Transferring Affiliate Letter in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Transferring Affiliate Letter.

1. Each of the undersigned Transferring Affiliates will from time to time forthwith sell to the Seller, and the Seller will from time to time forthwith purchase from such Transferring Affiliate, all of the present and future Receivables, and all Related Security, if any, with respect thereto, which are owed from time to time to such Transferring Affiliate for an amount equal to the face amount of such Receivables, which amount the Seller shall pay to such Transferring Affiliate in cash or by way of a credit to such Transferring Affiliate in the appropriate intercompany account by the last Business Day of the month following the month in which such purchase was made; it being further agreed that (a) that each such purchase of each such Receivable and Related Security with respect thereto shall be deemed to be made on the date such Receivable is created, and (b) the Seller shall settle from time to time each such credit to the account of such Transferring Affiliate, by way of payments in cash or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller, in each case for the benefit of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash management and accounting policies.

It is the intention of the Seller and the Purchaser that each Purchase under the Agreement shall constitute a sale of such Receivables, together with the Related Assets with respect thereto, from the Seller to the Purchaser, conveying good title thereto free and clear of any Adverse Claims, and that such Receivables and Related Assets not be part of the Seller’s estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated under the Agreement should be deemed a financing, the Seller and the Purchaser intend that the Seller shall be deemed to have granted to the Purchaser a first priority perfected and continuing security interest in all of the Seller’s right, title and interest in, to and under the Receivables, together with the Related Assets with respect thereto, and together with all of the Seller’s rights hereunder, under the BMA Transfer Agreement and all other Transaction Documents with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables, and that the Agreement shall constitute a security agreement under applicable law. The Seller under the Agreement has assigned to the Purchaser all of its rights and remedies hereunder and under the BMA Transfer Agreement (and all instruments, documents and agreements executed in connection therewith) with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables.

2. Each Transferring Affiliate hereby severally agrees as follows:

(a) Such Transferring Affiliate shall make each such sale strictly in accordance with the terms of this Transferring Affiliate Letter, without regard to whether any other Transferring Affiliate has performed or failed to perform any of such other Transferring Affiliate’s obligations hereunder.

(b) Such Transferring Affiliate will instruct all Obligors to cause all Collections to be deposited directly into a Special Account.

(c) Such Transferring Affiliate will act as the Seller’s agent for any Collections received by such Transferring Affiliate with respect to Receivables sold by such Transferring Affiliate to the Seller and such Collections will be held in trust and segregated from the other funds of such Transferring Affiliate until the same are delivered to the Seller. Such Transferring Affiliate agrees that such Collections constitute the Seller’s property and shall be promptly deposited directly to a Special Account.

(d) Such Transferring Affiliate will not add or terminate any bank as a Special Account Bank to or from those listed in Exhibit C to the Agreement, nor make any change in its instructions to Obligors regarding payments to be made to any Special Account Bank; provided that a Transferring Affiliate may (A) add any bank as a Special Account Bank for purposes of this Transferring Affiliate Letter at any time following delivery to the Seller and its assigns of written notice of such addition and a Special Account Letter duly executed by such bank, and (B) terminate any Special Account Bank at any time following delivery to the Seller and its assigns of written notice of such termination and evidence satisfactory to the Seller and its assigns that the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account.

(e) In the event any Transferring Affiliate has instructed its Obligors to remit Collections to a Special Account that is maintained in the name of any Person other than such Transferring Affiliate, such Transferring Affiliate shall at all times ensure that such Person qualifies as a Designated Account Agent, including, without limitation, by causing such Person to execute and deliver to the Seller an Account Agent Agreement and by causing such Account Agent Agreement to remain in effect at all times. In furtherance of the foregoing, each such Transferring Affiliate hereby authorizes and directs each Person maintaining a Special Account on behalf of such Transferring Affiliate to (i) execute, and deliver to the Seller and its assigns, an Account Agent Agreement, (ii) execute and deliver a Special Account Letter in respect of each such Special Account maintained by such Person, and (iii) otherwise take all actions, or omit to take all actions, required to be taken, or required to be omitted to be taken, by such Transferring Affiliate with respect to such Special Accounts in accordance with the terms of this Transferring Affiliate Letter.

3. Each Transferring Affiliate shall provide (or, if applicable, shall cause its Designated Account Agents to provide) standing instructions to each Special Account Bank (which standing instructions shall be maintained in full force and effect at all times) to transfer, prior to the close of business each banking day (i) all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank to the Concentration Account or an Intermediate Concentration Account and (ii) if an Intermediate Concentration Account has been established at such Special Account Bank, all Collections on deposit during such banking day in such Intermediate Concentration Account to the Concentration Account; provided, however, that if the Collections on deposit in any Special Account during such banking day shall be less than $20,000.00 (the “Minimum Amount”), the Special Account Bank shall transfer such Collections to the Concentration Account, or to the Intermediate Concentration Account, as applicable, on the next succeeding banking day in which Collections in such Special Account first exceed the Minimum Amount.

4. Each Transferring Affiliate hereby authorizes the Seller and its assigns, to the extent permitted by applicable law, to take any and all steps in such Transferring Affiliate’s name and on behalf of such Transferring Affiliate to collect all amounts due under such Receivables and Related Security, including, without limitation, endorsing such Transferring Affiliate’s name on checks and other instruments representing collections and enforcing such Receivables and Related Security and the related Contracts; provided, however, neither that the Seller nor any of its assigns shall have the power or authority to direct Obligors of Receivables or Related Security payable under the CHAMPUS/VA, Medicare or Medicaid program to make payments of amounts due or to become due to such Transferring Affiliate in respect of such Receivables or Related Security directly either to the Intermediate Concentration Account or the Concentration Account or to the Seller, the Seller’s assigns or any of their respective designees, except for any such payment in respect of such Receivables or Related Security or any assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction.

5. Each Transferring Affiliate agrees that from time to time, to the extent permitted by applicable law, it will promptly execute and deliver all further instruments and documents, and take all further action that the Seller or its assigns may reasonably request in order to perfect, protect or more fully evidence the ownership interest of the Seller in the Receivables, Related Security and Collections, and any interest therein acquired by any assignee of the Seller, or to enable the Seller or its assigns to exercise or enforce any of their respective rights hereunder or under the Agreement or the Certificate. Without limiting the generality of the foregoing, each Transferring Affiliate will, upon the request of the Seller or its assigns: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate in order to perfect, protect or evidence the ownership interest of the Seller or the interest of any assignee thereof; (ii) mark conspicuously each of its records evidencing each Receivable and Related Security and the related Contract with a legend, acceptable to the Seller and its assigns, evidencing that such Receivable and Related Security have been sold in accordance with this Transferring Affiliate Letter, the Agreement or any document, instrument or agreement made in favor of any assignee; and (iii) mark its master data processing records evidencing such Receivables and Related Security and related Contracts with such legend. Each Transferring Affiliate hereby authorizes the Seller to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to the Receivables and Related Security sold by it to the Seller or any assignee now existing or hereafter arising without the signature of such Transferring Affiliate where permitted by law. If any Transferring Affiliate fails to perform any of its agreements or obligations under this Letter, the Seller or any of its assigns may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Seller or any of its assigns incurred in connection therewith shall be payable by such Transferring Affiliate.

6. Each Transferring Affiliate hereby severally represents and warrants as to itself as follows:

(a) Such Transferring Affiliate is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized and existing and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified and where the failure to so qualify would materially and adversely affect the business, condition, operations or properties of such Transferring Affiliate.

(b) The execution, delivery and performance by such Transferring Affiliate of this Transferring Affiliate Letter are within such Transferring Affiliate’s corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) such Transferring Affiliate’s charter or by-laws, (ii) any law, rule or regulation, including, without limitation the Social Security Act, any CHAMPUS Regulation, any Medicaid Regulation or any Medicare Regulation or (iii) any contractual or legal restriction binding on or affecting such Transferring Affiliate or its properties, and do not result in or require the creation of any Adverse Claim (other than pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Transferring Affiliate of this Transferring Affiliate Letter or for the perfection of or the exercise by the Seller or any assignee thereof of their respective rights and remedies under this Transferring Affiliate Letter, except for the filings of the financing statements referred to in Article IV of the TAA, all of which, on or prior to the date of the initial purchase thereunder, will have been duly made and be in full force and effect.

(d) This Transferring Affiliate Letter is the legal valid and binding obligation of such Transferring Affiliate enforceable against such Transferring Affiliate in accordance with its terms, except as may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(e) Such Transferring Affiliate will be, at the time of each sale hereunder, the legal and beneficial owner of each Receivable, and any Related Security with respect thereto, originally owed to such Transferring Affiliate and sold from time to time to the Seller hereunder, free and clear of any Adverse Claim except as created by the Agreement (or any subsequent assignment by the assignee thereunder). Upon each such sale of each such Receivable and Related Security hereunder, the Seller will acquire all right, title and interest in and to, and a valid and perfected first priority 100% ownership interest in, such Receivable and Related Security, and Collections with respect thereto, free and clear of any Adverse Claim except as created by the Agreement (or any subsequent assignment by the assignee thereunder). No effective financing statement or other instrument similar in effect covering any such Receivable or Related Security, or Collections with respect thereto, is on file in any recording office, except those filed in favor of the Seller relating to the Agreement (or any subsequent assignment by the assignee thereunder).

(f) Each Investor Report (to the extent that information contained therein is supplied by such Transferring Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by such Transferring Affiliate to the Seller or any of its assigns in connection the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Seller or the applicable assignee, as the case may be, at such time) as of the date so furnished, and no such document (if not prepared by or under the direction of such Transferring Affiliate or to the extent that the information contained therein is not supplied by such Transferring Affiliate, to the best of such Transferring

Affiliate’s knowledge) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(g) (i) The chief executive office of such Transferring Affiliate, except NMC Medical Products, Inc., is located at 920 Winter Street, Waltham, Massachusetts 02451, and (ii) the office where such Transferring Affiliate keeps its records concerning the Receivables is located at the address specified for such Transferring Affiliate in Exhibit J to the Agreement (or, in the case of each of clauses (i) or (ii) above, at such other locations, notified to the Seller and its assigns in accordance with Section 2.6 of the Agreement, in jurisdictions where all action required by Section 2.6 of the Agreement has been taken and completed).

(h) The names and addresses of all the Special Account Banks, together with the account numbers of the Special Accounts and the account numbers of the Intermediate Concentration Account, at such Special Account Banks and, if applicable, the name of each Designated Account Agent, are specified in Exhibit C to the Agreement (or at such other Special Account Banks, with such other Special Accounts, Intermediate Concentration Account or with such other Designated Account Agents in respect of which all of the requirements set forth in Section 5.2(e) of the Agreement have been satisfied).

Each Transferring Affiliate acknowledges that it has received a copy of the Agreement and hereby severally represents and warrants that each representation and warranty made by the Seller under the Agreement in respect of such Transferring Affiliate, or in respect of any of the assets or properties of such Transferring Affiliate, is true and correct and shall be true and correct on each date under the Agreement on which the Seller is required to remake (or is deemed to have remade) any such representation and warranty for the benefit of the Purchaser. In addition, with respect to any covenant or undertaking required to be performed by the Seller under the Agreement which relates to any Transferring Affiliate or the assets or properties of such Transferring Affiliate, such Transferring Affiliate severally agrees to take all action, or if applicable to omit to take any action, the taking (or omission to take) of which enables the Seller to comply fully and on a timely basis with the terms and conditions of such covenant or undertaking.

7. Anything to the contrary herein notwithstanding, all CHAMPUS/VA, Medicare or Medicaid payments which are made by an Obligor with respect to any Receivables shall be collected from such Obligor only by (i) the Transferring Affiliate which furnished the services for which such payments are made or (ii) an agent of such Transferring Affiliate, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than a Transferring Affiliate pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state CHAMPUS/VA, Medicare and Medicaid laws, rules and regulations; and this Transferring Affiliate Letter shall not be construed to permit any other Person, in violation of applicable federal and state CHAMPUS/VA, Medicare or Medicaid laws, rules and regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to a Transferring Affiliate’s or such agent’s receipt thereof.

8. No amendment or waiver of any provision of this Transferring Affiliate Letter, and no consent to any departure by any Transferring Affiliate herefrom, shall in any event be effective unless the same shall be in writing and signed by the Seller, each assignee of the Seller and the Transferring Affiliate or Transferring Affiliates to be bound thereby (or, in the case of waiver, by the party or parties waiving the provision hereof), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, as to each party hereto, at its address set forth, in the case of each Transferring Affiliate, as its chief executive office on Exhibit J to the Agreement; in the case of the Seller, under its name on the signature pages of the Agreement; in the case of any assignee of the Seller, such address as shall have been notified by such assignee to the Transferring Affiliates; or, in the case of each party hereto (or any such assignee), at such other address as shall be designated by such party in a written notice to the Seller and its assignees. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

10. This Transferring Affiliate Letter shall be binding upon, and inure to the benefit of, and be enforceable by, each Transferring Affiliate, the Seller and their respective successors and assigns, except that no Transferring Affiliate shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Seller and its assigns.

11. The Seller may assign at any time any or all of its rights and obligations hereunder and interests herein to any other Person without the consent of the any Transferring Affiliate. Without limiting the foregoing, each Transferring Affiliate acknowledges that (i) the Seller, pursuant to the Agreement, shall assign to the Purchaser all of its right, title and interest in and to the Receivables and the Related Security, together with all of its rights, remedies, powers and privileges hereunder, (ii) the Purchaser, pursuant to that certain Fourth Amended and Restated Transfer and Administration Agreement dated as of October 16, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “TAA”) among the Purchaser, as “Transferor”, the Seller, as the initial “Collection Agent” thereunder, the Persons parties thereto as “Conduit Investors”, the Persons parties thereto as “Bank Investors” (together with the Conduit Investors, the “Investors”), the Persons parties thereto as “Administrative Agents” and WestLB AG, New York Branch, as agent (in such capacity, the “Agent”), shall assign to the Agent, for the benefit of the Investors, an undivided percentage ownership interest in all of the Purchaser’s right, title and interest in and to the Receivables and the Related Security, together with all of the Purchaser’s rights, remedies, powers and privileges hereunder, and (iii) the Agent or any Investor may further assign such rights, interests, remedies, powers and privileges to the extent permitted in the TAA. Each Transferring Affiliate agrees that the Agent, as the assignee of the Seller, shall, subject to the terms of the TAA, have the right to enforce this Transferring Affiliate Letter and to exercise directly all of the Seller’s rights and remedies under this Transferring Affiliate Letter (including, without limitation, the right to give or withhold any consents or approvals of the Seller to be given or withheld hereunder) and each Transferring Affiliate agrees to cooperate fully with the Agent and the Collection Agent in the exercise of such rights and remedies. Each Transferring Affiliate agrees to give to the Agent copies of all notices it is required to give to the Seller hereunder and to permit the Agent and the Investors (and their assignees) to inspect the books and records of such Transferring Affiliate relating to the Receivables and the Related Security at any time, upon reasonable notice given by the Agent or such Investor to the Seller and such Transferring Affiliate. Each Transferring Affiliate agrees that, to the extent the Seller is herein permitted to take any action or to provide any information or report, the Agent and the Investors (and their assignees) may similarly so direct and require (with or without the concurrence of the Seller) such Transferring Affiliate to take such action or to provide such information or report. This Transferring Affiliate Letter shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date (the “Collection Date”) that the TAA shall be terminated in accordance with its terms and all “Aggregate Unpaids” thereunder paid in full; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by any Transferring Affiliate hereunder shall be continuing and shall survive any termination of this Transferring Affiliate Letter.

12. Each Transferring Affiliate hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any Conduit Investor, it will not institute against, or join any other Person in instituting against, such Conduit Investor any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Each Transferring Affiliate further covenants and agrees that, prior to the date which is one year and one day after the Collection Date, it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

13. No failure on the part of the Seller or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14. This Transferring Affiliate Letter shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the perfection of the interests of the Seller and its assigns, or remedies hereunder, in respect of the Receivables, any Related Security or any Collections in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

15. The Seller and each of its assignees (including the Agent) is hereby authorized by each of the Transferring Affiliates and the Seller to demand specific performance of this Transferring Affiliate Letter at any time when any of the Transferring Affiliates or the Seller shall have failed to comply with any of the provisions of this Transferring Affiliate Letter applicable to any such Transferring Affiliate or the Seller. Each of the Transferring Affiliates and the Seller hereby irrevocable waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

16. This Transferring Affiliate Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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Very truly yours,

ANGLETON DIALYSIS, INC.
ARIZONA RENAL INVESTMENTS, LLC
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CON MED SUPPLY COMPANY, INC.
CONEJO VALLEY DIALYSIS, INC.
COVINGTON DIALYSIS CENTER, LLC
DIABETES CARE GROUP, INC.
DIALYSIS AMERICA ALABAMA, LLC
DIALYSIS AMERICA GEORGIA, LLC
DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
DIALYSIS ASSOCIATES, LLC
DIALYSIS CENTERS OF AMERICA ILLINOIS, INC.
DIALYSIS LICENSING CORP.
DIALYSIS MANAGEMENT CORPORATION
DIALYSIS SERVICES OF ATLANTA, INC.

DIALYSIS SERVICES OF CINCINNATI, INC.
DIALYSIS SERVICES, INC.
DIALYSIS SPECIALISTS OF TOPEKA, INC.
DIALYSIS SPECIALISTS OF TULSA, INC.
DOUGLAS COUNTY DIALYSIS, LLC
DOYLESTOWN ACUTE RENAL SERVICES, L.L.C.
DU PAGE DIALYSIS, LTD.
EVEREST HEALTHCARE HOLDINGS, INC.
EVEREST HEALTHCARE INDIANA, INC.
EVEREST HEALTHCARE OHIO, INC.
EVEREST HEALTHCARE RHODE ISLAND, INC.
EVEREST HEALTHCARE TEXAS HOLDING CORP
EVEREST HEALTHCARE TEXAS, LP
EVEREST MANAGEMENT, INC.
FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO  LLC (F/K/A BIO
MEDICAL APPLICATIONS OF COLORADO, INC.)
FRESENIUS MEDICAL CARE DIALYSIS SERVICES OREGON,  LLC
FMC DIALYSIS SERVICES-OREGON, LLC (F/K/A WILLAMETTE  VALLEY KIDNEY CENTER, LLC)
FMS NEW YORK, INC.
FONDREN DIALYSIS CLINIC, INC.
FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
FOUR STATE REGIONAL DIALYSIS CENTER, INC.
FRESENIUS MANAGEMENT SERVICES, INC.
FRESENIUS USA HOME DIALYSIS, INC.
FRESENIUS USA MARKETING, INC.
FRESENIUS USA SALES, INC.
FRESENIUS USA, INC.
GULF REGION MOBILE DIALYSIS, INC.
HAEMO STAT, INC.
HENRY DIALYSIS CENTER, LLC
HOLTON DIALYSIS CLINIC, LLC
HOME DIALYSIS OF AMERICA, INC.
HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
HOME INTENSIVE CARE, INC.
JEFFERSON COUNTY DIALYSIS, INC.
KDCO, INC.
KENTUCKY RENAL CARE GROUP, LLC
LAWTON DIALYSIS, INC.
LITTLE ROCK DIALYSIS, INC.
MAUMEE DIALYSIS SERVICES, LLC
MERCY DIALYSIS CENTER, INC.
MIAMI REGIONAL DIALYSIS CENTER, INC.
MICHIGAN HOME DIALYSIS CENTER, INC.
NAPLES DIALYSIS CENTER, LLC
NATIONAL MEDICAL CARE, INC.
NATIONAL NEPHROLOGY ASSOCIATES MANAGEMENT  COMPANY OF TEXAS, INC.
NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
NEOMEDICA, INC
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NNA OF ALABAMA, INC.
NNA OF EAST ORANGE, L.L.C.
NNA OF FLORIDA, LLC
NNA OF GEORGIA, INC.
NNA OF HARRISON, L.L.C.

NNA OF LOUISIANA, LLC
NNA OF MEMPHIS, LLC
NNA OF NEVADA, INC.
NNA OF NEWARK, L.L.C.
NNA OF OKLAHOMA, INC.
NNA OF OKLAHOMA, L.L.C.
NNA OF RHODE ISLAND, INC.
NNA OF TOLEDO, INC.
NNA PROPERTIES OF TENNESSEE, INC.
NNA-SAINT BARNABAS LIVINGSTON, L.L.C.
NNA-SAINT BARNABAS, L.L.C.
NNA TRANSPORTATION SERVICES CORPORATION
NORCROSS DIALYSIS CENTER, LLC
NORTH BUCKNER DIALYSIS CENTER, INC.
NORTHEAST ALABAMA KIDNEY CLINIC, INC.
NORTHERN NEW JERSEY DIALYSIS, L.L.C.
NORTHWEST DIALYSIS, INC.
PHYSICIANS DIALYSIS COMPANY, INC.
PRIME MEDICAL, INC.
QUALICENTERS, INC.
RCG ARLINGTON HEIGHTS, LLC
RCG BLOOMINGTON, LLC
RCG CREDIT CORPORATION
RCG EAST TEXAS, LLP
RCG FINANCE, INC.
RCG INDIANA, L.L.C.
RCG IRVING, LLP
RCG MARION, LLC
RCG MARTIN, LLC
RCG MEMPHIS EAST, LLC
RCG MEMPHIS, LLC
RCG MISSISSIPPI, INC.
RCG PA MERGER CORP.
RCG UNIVERSITY DIVISION, INC.
RCG WEST HEALTH SUPPLY, L.C.
RCG WHITEHAVEN, LLC
RCG/SAINT LUKE’S, LLC
RCGIH, INC.
RENAL CARE GROUP ALASKA, INC.
RENAL CARE GROUP CENTRAL MEMPHIS, LLC
RENAL CARE GROUP EAST, INC.
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP NORTHWEST, INC.
RENAL CARE GROUP OF THE MIDWEST, INC.
RENAL CARE GROUP OF THE OZARKS, LLC
RENAL CARE GROUP OF THE SOUTH, INC.
RENAL CARE GROUP OF THE SOUTHEAST, INC.
RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTH NEW MEXICO, LLC
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.
RENAL CARE GROUP SOUTHWEST, L.P.
RENAL CARE GROUP TEXAS, INC.
RENAL CARE GROUP TEXAS, LP
RENAL CARE GROUP WESTLAKE, LLC
RENAL CARE GROUP, INC.
RENAL SCIENTIFIC SERVICES, INC.
RENALNET ARIZONA, INC.
RENALNET, INC.
RENALPARTNERS OF INDIANA, LLC

RENALPARTNERS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF AMESBURY, INC.
RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC.
RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
RENEX DIALYSIS CLINIC OF NORTH ANDOVER, INC.
RENEX DIALYSIS CLINIC OF ORANGE, INC.
RENEX DIALYSIS CLINIC OF PENN HILLS, INC.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
RENEX DIALYSIS CLINIC OF SHALER, INC.
RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
RENEX DIALYSIS CLINIC OF TAMPA, INC.
RENEX DIALYSIS CLINIC OF UNION, INC.
RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
RENEX DIALYSIS CLINIC OF WOODBURY, INC.
RENEX DIALYSIS FACILITIES, INC.
RENEX DIALYSIS HOMECARE OF GREATER ST. LOUIS, INC.
RENEX MANAGEMENT SERVICES, INC.
SAN DIEGO DIALYSIS SERVICES, INC.
SANTA BARBARA COMMUNITY DIALYSIS CENTER
SMYRNA DIALYSIS CENTER, LLC
SPECTRA EAST, INC.
SPECTRA LABORATORIES, INC.
SSKG, INC.
STAT DIALYSIS CORPORATION
STONE MOUNTAIN DIALYSIS CENTER, LLC
STUTTGART DIALYSIS, LLC
TERRELL DIALYSIS CENTER, L.L.C.
THREE RIVERS DIALYSIS SERVICES, LLC
WEST PALM DIALYSIS, LLC
WHARTON DIALYSIS, INC.
WSKC DIALYSIS SERVICES, INC.

By
Name:
Title:

Acknowledged and accepted:

NATIONAL MEDICAL CARE, INC.

By
Name:
Title:

NMC FUNDING CORPORATION

By
Name:
Title:

The undersigned acknowledges and accepts the foregoing, and hereby gives notice to each Transferring Affiliate that, for purposes of Section 9 of the Transferring Affiliate Letter, the address of the undersigned is WestLB AG, New York Branch.

WestLB AG, New York Branch as Agent

By
Name:
Title:

By
Name:
Title:

EXHIBIT P

to

FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF AMENDMENTS TO RECEIVABLES PURCHASE AGREEMENT
AND TRANSFERRING AFFILIATE LETTER AND REAFFIRMATION OF PARENT AGREEMENT

(Attached)

EXECUTION COPY

AMENDMENT NO. 1
Dated as of November 17, 2009
to
AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of October 16, 2008

THIS AMENDMENT (this “Amendment”) dated as of November 17, 2009 is entered into by and between NMC FUNDING CORPORATION, a Delaware corporation, as Purchaser (the “Purchaser”) and NATIONAL MEDICAL CARE, INC., a Delaware corporation, as Seller (the “Seller”).

PRELIMINARY STATEMENTS

A. The Purchaser and the Seller are parties to that certain Amended and Restated Receivables Purchase Agreement dated as of October 16, 2008 (as amended or otherwise modified prior to the date hereof, the “RPA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the RPA.

B. The Purchaser and the Seller have agreed to amend the RPA on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

1.1 Section 1.1 of the RPA is hereby amended to delete the definitions of “Collections”, “Contract” and “Receivable”. From and after the effective date of this Amendment, each such term will have the meaning specified in the TAA as provided in the first sentence of Section 1.1 of the RPA.

1.2 The second sentence of Section 2.3 of the RPA is hereby amended and restated in its entirety to read as follows:

“In addition, if on any day it is determined that (i) any of the representations or warranties in Article III was untrue with respect to a Receivable as of the date such representation or warranty was made or (ii) any of the representations or warranties set forth in Section 3.1(d) or Section 3.1(j) becomes untrue with respect to a Receivable (whether on or after the date of any transfer thereof to the Purchaser as contemplated hereunder) or (iii) a Receivable that was formerly treated as or represented to be an Eligible Receivable does not satisfy the requirements in paragraph (xi) of the definition of “Eligible Receivable” in the TAA or becomes a Diluted Government Program Receivable, then, in any such case, the Purchaser shall be entitled to a Purchase Price Credit in an amount equal the Outstanding Balance of such Receivable (determined without giving effect to any write-off with respect thereto).”

1.3 Sections 3.1(n) and 3.1(o) of the RPA are each amended to delete the date “September 1, 2008” and to substitute therefor the date “September 30, 2009”.

1.4 Section 3.1(s) of the RPA is amended to delete the words “Exhibit C hereto” and to substitute therefor the words “Account Schedule”.

1.5 Section 5.1(a)(vi) of the RPA is amended and restated in its entirety to read as follows:

“(vi) Credit and Collection Policy. On an annual basis, at least 30 days prior to the Commitment Termination Date, a complete copy of the Credit and Collection Policy then in effect, together with a summary of any material changes from the most recent Credit and Collection Policy delivered to the Administrative Agents pursuant to Section 4.1(o) or Section 5.1(a) of the TAA.”

1.6 Section 8.1 of the RPA is hereby amended to delete the word “or” at the end of clause (xvii), to replace the period at the end of clause (xviii) with a semi-colon followed by the word “or” and to add the following as new clause (xix):

“(xix) without duplication of any amounts paid by the Seller pursuant to Section 2.3, any cancellation or voiding of a Receivable, any Contractual Adjustment, or any other event or circumstance which gives arise to a “Deemed Collection” under the TAA or a “Purchase Price Credit” under this Agreement.”

1.7 Section 9.12 of the RPA is hereby amended and restated in its entirety to read as follows:

“Section 9.12 Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that each Purchase hereunder shall constitute a sale of such Receivables, together with the Related Assets with respect thereto, from the Seller to the Purchaser, conveying good title thereto free and clear of any Adverse Claims, and that such Receivables and Related Assets not be part of the Seller’s estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated under this Agreement should be deemed a financing, the Seller and the Purchaser intend that the Seller shall be deemed to have granted to the Purchaser a first priority perfected and continuing security interest in all of the Seller’s right, title and interest in, to and under the Receivables now or hereafter arising that are sold to the Purchaser pursuant to this Agreement, together with the Related Assets with respect thereto. In addition, to further protect the interests of the Purchaser and its assigns, the Seller hereby grants to the Purchaser (for the benefit of itself and the other Indemnified Parties) a first priority perfected and continuing security interest in all of the Seller’s right, title and interest in, to and under the Receivables arising after the Termination Date, together with the Related Assets with respect thereto. The security interests deemed granted and granted pursuant to the two preceding sentences shall secure all obligations of the Seller hereunder and under the other Transaction Documents (including, without limitation, all indemnification and other obligations of the Seller under Article VIII of this Agreement). The Seller hereby assigns to the Purchaser all of its rights and remedies under the Transferring Affiliate Letter and the BMA Transfer Agreement (and all instruments, documents and agreements executed in connection therewith) with respect to the Receivables and the Related Assets and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables and the Related Assets (including, without limitation, all security interests granted by the Transferring Affiliates under the Transferring Affiliate Letter and all indemnification obligations of the Transferring Affiliates under Section 17 of the Transferring Affiliate Letter).”

1.8 The RPA is further amended to add the following new Section 9.13 immediately after Section 9.12:

“Section 9.13 Perfection Representations. The Perfection Representations shall be a part of the Agreement for all purposes. The Seller hereby makes the representations and warranties set forth in the Perfection Representations as of the date of each sale of Receivables hereunder. The Perfection Representations shall survive termination of this Agreement.”

Section 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Purchaser of counterparts of this Amendment duly executed by the Purchaser and the Seller and (ii) the effectiveness of the Fifth Amended and Restated Transfer and Administration Agreement of even date herewith among the Purchaser, as “Transferor”, the Seller, as the initial “Collection Agent” thereunder, the Persons parties thereto as “Conduit Investors”, the Persons parties thereto as “Bank Investors”, the Persons parties thereto as “Administrative Agents” and WestLB AG, New York Branch, as “Agent”.

Section 3. Covenants, Representations and Warranties of the Seller.

3.1 Upon the effectiveness of this Amendment, the Seller hereby reaffirms all covenants, representations and warranties made by it in the RPA and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.2 The Seller hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Seller Default or Potential Seller Default shall exist under the RPA.

Section 4. Reference to and Effect on the RPA.

4.1 Upon the effectiveness of this Amendment, each reference in the RPA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the RPA as amended hereby, and each reference to the RPA in any other document, instrument and agreement executed and/or delivered in connection with the RPA shall mean and be a reference to the RPA as amended hereby.

4.2 Except as specifically amended hereby, the RPA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchaser or any of its assignees under the RPA or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

Section 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[The Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

NMC FUNDING CORPORATION,
as Purchaser

By:
Name:
Title:

NATIONAL MEDICAL CARE, INC.,
as Seller

By:
Name:
Title:

AMENDMENT NO. 1

Dated as of November 17, 2009

to

AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of October 16, 2008

THIS AMENDMENT NO. 1 (this “Amendment”) dated as of November 17, 2009 is entered into by and among (i) NATIONAL MEDICAL CARE, INC., a Delaware corporation (the “Seller”) and (ii) the entities listed on the signature pages hereof under the heading “New Transferring Affiliates” (collectively, the “New Transferring Affiliates”) and (iii) the other entities listed on the signature pages hereof under the heading “Existing Transferring Affiliates” (collectively, the “Existing Transferring Affiliates” and, together with the New Transferring Affiliates, the “Transferring Affiliates”).

PRELIMINARY STATEMENT

A. The Seller and the Existing Transferring Affiliates are parties to that certain Amended and Restated Transferring Affiliate Letter dated as of October 16, 2008 (as amended or otherwise modified prior to the date hereof, the “Transferring Affiliate Letter”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transferring Affiliate Letter or in the RPA referred to therein.

B. The parties hereto desire to add the New Transferring Affiliates as Transferring Affiliates under the Transferring Affiliate Letter and to amend the Transferring Affiliate Letter on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the New Transferring Affiliates are hereby added as “Transferring Affiliates” under the Transferring Affiliate Letter. From and after the effective date of this Amendment, each New Transferring Affiliate shall have all of the rights and obligations of a Transferring Affiliate under the Transferring Affiliate Letter. Accordingly, on the effective date of this Amendment, each New Transferring Affiliate shall sell to the Seller, and the Seller will forthwith purchase from such New Transferring Affiliate, all of the Receivables with respect to such New Transferring Affiliate and all Related Security with respect thereto. All Receivables with respect to such New Transferring Affiliate arising after the effective date of this Amendment and all Related Security with respect thereto shall be sold to the Seller pursuant to the terms of the Transferring Affiliate Letter in the same manner as if such New Transferring Affiliate had been an original party thereto.

(b) Fresenius USA Sales, Inc. and RenalNet Arizona, Inc. are hereby terminated as Transferring Affiliates as of the effective date of this Amendment. Each of Fresenius USA Sales, Inc. and RenalNet Arizona, Inc. have no further right or obligation to transfer any of its Receivables hereunder and shall cease to be a “Transferring Affiliate” hereunder except with respect to Receivables that arose prior to such termination.

(c) Section 1 of the Transferring Affiliate Letter is amended and restated in its entirety to read as follows:

1. (a) Each of the undersigned Transferring Affiliates will from time to time forthwith sell to the Seller, and the Seller will from time to time forthwith purchase from such Transferring Affiliate, all of the present and future Receivables, and all Related Security, if any, with respect thereto, which are owed from time to time to such Transferring Affiliate for an amount equal to the Intercompany Purchase Price (as defined below) of such Receivables, which amount the Seller shall pay to such Transferring Affiliate in cash or by way of a credit to such Transferring Affiliate in the appropriate intercompany account by the last Business Day of the month following the month in which such purchase was made; it being further agreed that (a) that each such purchase of each such Receivable and Related Security with respect thereto shall be deemed to be made on the date such Receivable is created, and (b) the Seller shall settle from time to time each such credit to the account of such Transferring Affiliate, by way of payments in cash or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller, in each case for the benefit of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash management and accounting policies. As used herein, the term “Intercompany Purchase Price” shall mean a purchase price as may be agreed from time by each Transferring Affiliate and the Seller and which would provide the Seller with a reasonable return on its purchases hereunder after taking into account (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to the Seller of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each Transferring Affiliate and the Seller may agree from time to time to change the Intercompany Purchase Price based on changes in the items described in clauses (i) and (ii) of the previous sentence, provided that any change to the Intercompany Purchase Price shall apply only prospectively and shall not affect the purchase price of Receivables sold prior to the date on which the Transferring Affiliate and the Seller agree to make such change.

(b) If on any day the Purchaser becomes entitled to a Purchase Price Credit pursuant to Section 2.3(a) of the Agreement, the Seller shall become entitled to a credit against the Intercompany Purchase Price in the same amount as such Purchase Price Credit, which will be owed to the Seller by the Transferring Affiliate that originated the Receivable giving rise to the Purchase Price Credit. If any credit to which the Seller becomes so entitled on any date exceeds the aggregate Intercompany Purchase Price of the Receivables sold hereunder by such Transferring Affiliate on such date, then such Transferring Affiliate shall pay the remaining amount of such credit to the Seller in cash on the next succeeding Business Day; provided that, if the Termination Date has not occurred, such Transferring Affiliate shall be allowed to deduct the remaining amount of such credit from any indebtedness owed to it by the Seller with respect to other purchases of Receivables hereunder.

(c) It is the intention of the parties hereto that each purchase of Receivables under this Transferring Affiliate Letter shall constitute a sale of such Receivables, together with the Related Assets with respect thereto, from the applicable Transferring Affiliate to the Seller, conveying good title thereto free and clear of any Adverse Claims, and that such Receivables and Related Assets not be part of the applicable Transferring Affiliate’s estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated under this Transferring Affiliate Letter should be deemed a financing, each Transferring Affiliate and the Seller intend that each Transferring Affiliate shall be deemed to have granted to the Seller a first priority perfected and continuing security interest in all of such Transferring Affiliate’s right, title and interest in, to and under the Receivables now or hereafter arising that are sold to the Seller pursuant to this Transferring Affiliate Letter, together with the Related Assets with respect thereto. In addition, to further protect the interests of the Seller and its assigns, each Transferring Affiliate hereby grants to the Seller (for the benefit of itself and the other Indemnified Parties (as defined in Section 17)) a first priority perfected and continuing security interest in all of such Transferring Affiliate’s right, title and interest in, to and under all Receivables arising after the Termination Date, together with the Related Assets with respect thereto. The security interests deemed granted and granted pursuant to the two preceding sentences shall secure all obligations of the Transferring Affiliates hereunder and under the other Transaction documents (including, without limitation, all indemnification obligations of the Transferring Affiliates under Section 17 of this Transferring Affiliate Letter).

(d) The Transferring Affiliate Letter is further amended to add the following new Sections 17 and 18 immediately after Section 16:

17. Indemnities by the Transferring Affiliates. Without limiting any other rights which the Seller or any other Indemnified Party (as defined below) may have hereunder or under applicable law, the Transferring Affiliates hereby jointly and severally agree to indemnify the Seller and any successors and permitted assigns (including, without limitation, the Purchaser, Conduit Investors, the Bank Investors, the Agent, the Administrative Agents, the Collateral Agents, the Liquidity Providers and the Credit Support Providers) and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of any Liquidity Provider, any Credit Support Provider, the Agent, any Administrative Agent, any Collateral Agent or the Purchaser, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between any Transferring Affiliate or any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Transferring Affiliate Letter, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Seller and its assigns of Receivables and Related Assets or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party, Indemnified Amounts for which the Seller is compensated under Section 1(b), or (iii) recourse (except as otherwise specifically provided in this Transferring Affiliate Letter) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferring Affiliates, jointly and severally, shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i) any representation or warranty made by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) or any officers of any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) under or in connection with this Transferring Affiliate Letter or any of the other Transaction Documents, any Investor Report or any other information or report delivered by any Parent Group Member pursuant to or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made;

(ii) the failure by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation), including with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

(iii) the failure to vest and maintain vested in the Purchaser a first priority ownership interest in the Affected Assets free and clear of any Adverse Claim;

(iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) any failure of the Collection Agent (if a Parent Group Member or designee thereof) to perform its duties or obligations in accordance with the provisions of the TAA; or

(vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

(ix) the failure by any Parent Group Member (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Transferring Affiliate Letter or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

(x) the failure of any Originating Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

(xi) the commingling by the Seller, any other Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) of Collections of Receivables at any time with other funds;

(xii) any investigation, litigation or proceeding related to Transferring Affiliate Letter, any of the other Transaction Documents, the use of proceeds of Transfers by the Seller or any other Originating Entity, the ownership of any Receivable, Related Security or Contract or any interest therein;

(xiii) the failure of any Special Account Bank or any Designated Account Agent to remit any amounts held by it pursuant to the instructions set forth in the applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement or any instruction of the Collection Agent, the Seller, any Originating Entity or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms of the Transaction Documents) whether by reason of the exercise of set-off rights or otherwise;

(xiv) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice of business activity report or any similar report;

(xv) any failure of the Seller to give reasonably equivalent value to any Transferring Affiliate in consideration of the purchase by the Seller from such Transferring Affiliate of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer or any transfer of any Receivable hereunder under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvi) any action taken by the Seller, any other Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) in the enforcement or collection of any Receivable; provided, however, that if any Conduit Investor enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate such Indemnified Amounts which are in connection with any applicable Liquidity Provider Agreement, Credit Support Agreement or the credit support furnished by any applicable Credit Support Provider to the Seller and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to any Parent Group Member and not attributable to any Other Transferor, the Seller shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Indemnified Amounts;

(xvii) any reduction or extinguishment of, or any failure by any Obligor to pay (in whole or in part), any Receivable or any Related Security with respect thereto as a result of or on account of any violation of or prohibition under any law, rule or regulation now or hereafter in effect from time to time, including without limitation and CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation, or as a result of or on account of the entering of any judicial or regulatory order or agreement adversely affecting the Seller or any Parent Group Member; or

(xviii) any failure by the Seller or any Parent Group Member to maintain all governmental and other authorization and approvals necessary to render the services, or sell the merchandise, resulting in Receivables.

18. Perfection Representations. The Perfection Representations shall be a part of the Agreement for all purposes. Each Transferring Affiliate hereby makes the representations and warranties set forth in the Perfection Representations as of the date of each sale of Receivables hereunder. The Perfection Representations shall survive termination of this Agreement.

Section 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Seller of counterparts of this Amendment duly executed by the Seller and the Transferring Affiliates and (ii) the effectiveness of the Fifth Amended and Restated Transfer and Administration Agreement of even date herewith among the Purchaser, as “Transferor”, the Seller, as the initial “Collection Agent” thereunder, the Persons parties thereto as “Conduit Investors”, the Persons parties thereto as “Bank Investors”, the Persons parties thereto as “Administrative Agents” and WestLB AG, New York Branch, as “Agent”.

Section 3. Covenants, Representations and Warranties of the Transferring Affiliates.

3.1 Upon the effectiveness of this Amendment, each Transferring Affiliate hereby reaffirms all covenants, representations and warranties made by it in the Transferring Affiliate Letter (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.2 Each Transferring Affiliate hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with terms hereof.

Section 4. Reference to and Effect on the Transferring Affiliate Letter.

4.1 Upon the effectiveness of this Amendment, each reference in the Transferring Affiliate Letter to “Transferring Affiliate Letter,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Transferring Affiliate Letter as amended hereby, and each reference to the Transferring Affiliate Letter in any other document, instrument and agreement executed and/or delivered in connection with the Transferring Affiliate Letter shall mean and be a reference to the Transferring Affiliate Letter as amended hereby.

4.2 Except as specifically amended hereby, the Transferring Affiliate Letter and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Seller or any of its assignees under the Transferring Affiliate Letter or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

Section 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

New Transferring Affiliates:

APHERESIS CARE GROUP, INC.
BIO-MEDICAL APPLICATIONS OF AMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF IDAHO, LLC
BIO-MEDICAL APPLICATIONS OF WYOMING, LLC
DIALYSIS SERVICES OF SOUTHEAST ALASKA, LLC
DIALYSIS SPECIALISTS OF MARIETTA, LTD.
FMS PHILADELPHIA DIALYSIS, LLC
FRESENIUS MEDICAL CARE COMPREHENSIVE CKD  SERVICES, INC.
FRESENIUS MEDICAL CARE HEALTH PLAN, INC.
FRESENIUS MEDICAL CARE HEALTHCARE RECRUITMENT, LLC
FRESENIUS MEDICAL CARE HOLDINGS, INC.
FRESENIUS MEDICAL CARE OF ILLINOIS, LLC
FRESENIUS MEDICAL CARE PHARMACY SERVICES, INC.
FRESENIUS MEDICAL CARE PSO, LLC
FRESENIUS MEDICAL CARE RX, LLC
FRESENIUS MEDICAL CARE VENTURES HOLDING  COMPANY, INC.
FRESENIUS MEDICAL CARE VENTURES, LLC
FRESENIUS USA MANUFACTURING, INC.
HOMESTEAD ARTIFICIAL KIDNEY CENTER, INC.
INTEGRATED RENAL CARE OF THE PACIFIC, LLC
METRO DIALYSIS CENTER — NORMANDY, INC.
METRO DIALYSIS CENTER — NORTH, INC.
NEPHROMED LLC
NEW YORK DIALYSIS MANAGEMENT, INC.
NMC SERVICES, INC.
QUALICENTERS ALBANY, LTD.
QUALICENTERS BEND LLC
QUALICENTERS COOS BAY, LTD.
QUALICENTERS EUGENE-SPRINGFIELD, LTD.
QUALICENTERS INLAND NORTHWEST L.L.C.
QUALICENTERS PUEBLO LLC
QUALICENTERS SALEM LLC
QUALICENTERS SIOUX CITY, LLC
RENAISSANCE HEALTH CARE, INC.
RENAL CARE GROUP OF THE ROCKIES, LLC
RENAL CARE GROUP SOUTHWEST MICHIGAN, LLC
RENAL CARE GROUP TOLEDO, LLC
RENAL CARE GROUP-HARLINGEN, L.P.
RENAL SOLUTIONS, INC.
S.A.K.D.C., INC.
SORB TECHNOLOGY, INC.
SPECTRA DIAGNOSTICS, LLC
SPECTRA MEDICAL DATA PROCESSING, LLC
SPECTRA RENAL RESEARCH, LLC
ST. LOUIS REGIONAL DIALYSIS CENTER, INC.
TAPPAHANNOCK DIALYSIS CENTER, INC.
U.S. VASCULAR ACCESS HOLDINGS, LLC
WARRENTON DIALYSIS FACILITY, INC.
WEST END DIALYSIS CENTER, INC.

By:

Name:

Title:

Existing Transferring Affiliates:

ANGLETON DIALYSIS, INC.
ARIZONA RENAL INVESTMENTS, LLC
BIO-MEDICAL APPLICATIONS HOME DIALYSIS  SERVICES, INC.
BIO MEDICAL APPLICATIONS MANAGEMENT  COMPANY, INC.
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
BIO-MEDICAL APPLICATIONS OF AGUADILLA, INC.
BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC
BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF CAPITOL HILL, INC.
BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF CARSON, INC.
BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
BIO-MEDICAL APPLICATIONS OF COLUMBIA  HEIGHTS, INC.
BIO-MEDICAL APPLICATIONS OF CONNECTICUT,  INC.
BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.
BIO-MEDICAL APPLICATIONS OF DOVER, INC.
BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE,  INC.
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
BIO-MEDICAL APPLICATIONS OF GLENDORA, INC.
BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
BIO-MEDICAL APPLICATIONS OF HOBOKEN, INC.
BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.
BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
BIO-MEDICAL APPLICATIONS OF LAS AMERICAS,  INC.
BIO-MEDICAL APPLICATIONS OF LONG BEACH, INC.
BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
BIO-MEDICAL APPLICATIONS OF MAINE, INC.
BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS,  INC.

BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
BIO-MEDICAL APPLICATIONS OF MISSION HILLS,  INC.
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
BIO-MEDICAL APPLICATIONS OF MLK, INC.
BIO-MEDICAL APPLICATIONS OF NEVADA, INC
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE,  INC.
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA,  INC.
BIO-MEDICAL APPLICATIONS OF NORTHEAST, D.C.,  INC.
BIO-MEDICAL APPLICATIONS OF OAKLAND, INC.
BIO-MEDICAL APPLICATIONS OF OHIO, INC.
BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA,  INC.
BIO-MEDICAL APPLICATIONS OF PONCE, INC.
BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
BIO-MEDICAL APPLICATIONS OF RHODE ISLAND,  INC.
BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
BIO-MEDICAL APPLICATIONS OF SAN ANTONIO, INC.
BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA,  INC.
BIO-MEDICAL APPLICATIONS OF SOUTHEAST  WASHINGTON, INC.
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF  COLUMBIA, INC.
BIO-MEDICAL APPLICATIONS OF UKIAH, INC.
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA,  INC.
BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.
BRAZORIA KIDNEY CENTER, INC.
BREVARD COUNTY DIALYSIS, LLC
CARTERSVILLE DIALYSIS CENTER, LLC
CLAYTON COUNTY DIALYSIS, LLC
CLERMONT DIALYSIS CENTER, LLC
COBB COUNTY DIALYSIS, LLC
COLUMBUS AREA RENAL ALLIANCE, LLC
CON MED SUPPLY COMPANY, INC.
CONEJO VALLEY DIALYSIS, INC.
COVINGTON DIALYSIS CENTER, LLC
DIABETES CARE GROUP, INC.
DIALYSIS AMERICA ALABAMA, LLC
DIALYSIS AMERICA GEORGIA, LLC
DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY,  L.L.C.

DIALYSIS ASSOCIATES, LLC
DIALYSIS CENTERS OF AMERICA ILLINOIS, INC.
DIALYSIS LICENSING CORP.
DIALYSIS MANAGEMENT CORPORATION
DIALYSIS SERVICES OF ATLANTA, INC.
DIALYSIS SERVICES OF CINCINNATI, INC.
DIALYSIS SERVICES, INC.
DIALYSIS SPECIALISTS OF TOPEKA, INC.
DIALYSIS SPECIALISTS OF TULSA, INC.
DOUGLAS COUNTY DIALYSIS, LLC
DOYLESTOWN ACUTE RENAL SERVICES, L.L.C.
DU PAGE DIALYSIS, LTD.
EVEREST HEALTHCARE HOLDINGS, INC.
EVEREST HEALTHCARE INDIANA, INC.
EVEREST HEALTHCARE OHIO, INC.
EVEREST HEALTHCARE RHODE ISLAND, INC.
EVEREST HEALTHCARE TEXAS HOLDING CORP
EVEREST HEALTHCARE TEXAS, LP
EVEREST MANAGEMENT, INC.
FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO LLC (F/K/A BIO
MEDICAL APPLICATIONS OF COLORADO, INC.)
FRESENIUS MEDICAL CARE DIALYSIS SERVICES  OREGON, LLC
FMS NEW YORK, INC.
FONDREN DIALYSIS CLINIC, INC.
FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
FOUR STATE REGIONAL DIALYSIS CENTER, INC.
FRESENIUS MANAGEMENT SERVICES, INC.
FRESENIUS USA HOME DIALYSIS, INC.
FRESENIUS USA MARKETING, INC.
FRESENIUS USA SALES, INC.
FRESENIUS USA, INC.
GULF REGION MOBILE DIALYSIS, INC.
HAEMO STAT, INC.
HENRY DIALYSIS CENTER, LLC
HOLTON DIALYSIS CLINIC, LLC
HOME DIALYSIS OF AMERICA, INC.
HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
HOME INTENSIVE CARE, INC.
JEFFERSON COUNTY DIALYSIS, INC.
KDCO, INC.
KENTUCKY RENAL CARE GROUP, LLC
LAWTON DIALYSIS, INC.
LITTLE ROCK DIALYSIS, INC.
MAUMEE DIALYSIS SERVICES, LLC
MERCY DIALYSIS CENTER, INC.
MIAMI REGIONAL DIALYSIS CENTER, INC.
MICHIGAN HOME DIALYSIS CENTER, INC.
NAPLES DIALYSIS CENTER, LLC
NATIONAL MEDICAL CARE, INC.
NATIONAL NEPHROLOGY ASSOCIATES MANAGEMENT COMPANY OF TEXAS, INC.
NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS,  L.P.
NEOMEDICA, INC
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NNA OF ALABAMA, INC.

NNA OF EAST ORANGE, L.L.C.
NNA OF FLORIDA, LLC
NNA OF GEORGIA, INC.
NNA OF HARRISON, L.L.C.
NNA OF LOUISIANA, LLC
NNA OF MEMPHIS, LLC
NNA OF NEVADA, INC.
NNA OF NEWARK, L.L.C.
NNA OF OKLAHOMA, INC.
NNA OF OKLAHOMA, L.L.C.
NNA OF RHODE ISLAND, INC.
NNA OF TOLEDO, INC.
NNA PROPERTIES OF TENNESSEE, INC.
NNA-SAINT BARNABAS LIVINGSTON, L.L.C.
NNA-SAINT BARNABAS, L.L.C.
NNA TRANSPORTATION SERVICES CORPORATION
NORCROSS DIALYSIS CENTER, LLC
NORTH BUCKNER DIALYSIS CENTER, INC.
NORTHEAST ALABAMA KIDNEY CLINIC, INC.
NORTHERN NEW JERSEY DIALYSIS, L.L.C.
NORTHWEST DIALYSIS, INC.
PHYSICIANS DIALYSIS COMPANY, INC.
QUALICENTERS, INC.
RCG ARLINGTON HEIGHTS, LLC
RCG BLOOMINGTON, LLC
RCG CREDIT CORPORATION
RCG EAST TEXAS, LLP
RCG FINANCE, INC.
RCG INDIANA, L.L.C.
RCG IRVING, LLP
RCG MARION, LLC
RCG MARTIN, LLC
RCG MEMPHIS EAST, LLC
RCG MEMPHIS, LLC
RCG MISSISSIPPI, INC.
RCG PA MERGER CORP.
RCG UNIVERSITY DIVISION, INC.
RCG WEST HEALTH SUPPLY, L.C.
RCG WHITEHAVEN, LLC
RCG/SAINT LUKE’S, LLC
RCGIH, INC.
RENAL CARE GROUP ALASKA, INC.
RENAL CARE GROUP CENTRAL MEMPHIS, LLC
RENAL CARE GROUP EAST, INC.
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP NORTHWEST, INC.
RENAL CARE GROUP OF THE MIDWEST, INC.
RENAL CARE GROUP OF THE OZARKS, LLC
RENAL CARE GROUP OF THE SOUTH, INC.
RENAL CARE GROUP OF THE SOUTHEAST, INC.
RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTH NEW MEXICO, LLC
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.
RENAL CARE GROUP SOUTHWEST, L.P.
RENAL CARE GROUP TEXAS, INC.
RENAL CARE GROUP TEXAS, LP
RENAL CARE GROUP WESTLAKE, LLC
RENAL CARE GROUP, INC.
RENALNET, INC.

RENALPARTNERS OF INDIANA, LLC
RENALPARTNERS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF AMESBURY, INC.
RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC.
RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
RENEX DIALYSIS CLINIC OF NORTH ANDOVER, INC.
RENEX DIALYSIS CLINIC OF ORANGE, INC.
RENEX DIALYSIS CLINIC OF PENN HILLS, INC.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
RENEX DIALYSIS CLINIC OF SHALER, INC.
RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
RENEX DIALYSIS CLINIC OF TAMPA, INC.
RENEX DIALYSIS CLINIC OF UNION, INC.
RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
RENEX DIALYSIS CLINIC OF WOODBURY, INC.
RENEX DIALYSIS FACILITIES, INC.
RENEX DIALYSIS HOMECARE OF GREATER ST. LOUIS,  INC.
RENEX MANAGEMENT SERVICES, INC.
SAN DIEGO DIALYSIS SERVICES, INC.
SANTA BARBARA COMMUNITY DIALYSIS CENTER
SMYRNA DIALYSIS CENTER, LLC
SPECTRA EAST, INC.
SPECTRA LABORATORIES, INC.
SSKG, INC.
STAT DIALYSIS CORPORATION
STONE MOUNTAIN DIALYSIS CENTER, LLC
STUTTGART DIALYSIS, LLC
TERRELL DIALYSIS CENTER, L.L.C.
THREE RIVERS DIALYSIS SERVICES, LLC
WEST PALM DIALYSIS, LLC
WHARTON DIALYSIS, INC.
WSKC DIALYSIS SERVICES, INC.

By:
Name:
Title:

NATIONAL MEDICAL CARE, INC.

By:
Name:
Title:

REAFFIRMATION OF PARENT AGREEMENT
          , 2009

WestLB, AG, New York Branch, as Administrative Agent and Agent 1211 Avenue of the Americas New York, New York 10036	The Bank of Nova Scotia as Administrative Agent One Liberty Plaza New York, New York 10006

Bayerische Landesbank, New York Branch, as Administrative Agent 560 Lexington Avenue New York, New York 10022	Barclays Bank PLC as Administrative Agent 745 7th Avenue, 16 Floor New York, NY, 10019

Calyon New York Branch as Administrative Agent 1301 Avenue of the Americas New York, New York 10019	Royal Bank of Canada as Administrative Agent 1 Liberty Plaza, 5th Floor New York, New York 10006

Each of the undersigned, Fresenius Medical Care AG & Co. KGaA and FRESENIUS MEDICAL CARE HOLDINGS, INC. (i) acknowledges, and consents to, the execution of that certain Fifth Amended and Restated Transfer and Administration Agreement, dated as of          , 2009 (“TAA”) among NMC Funding Corporation, National Medical Care, Inc., the entities parties thereto as “Conduit Investors”, the financial institutions parties thereto as “Bank Investors”, the financial institutions parties thereto as “Administrative Agents” and WestLB AG, New York Branch, as “Agent”, together with the other instruments, documents and agreements referenced in Section 4.1 of the TAA (collectively, the “Amendment Documents”) (ii) reaffirms all of its obligations under that certain Amended and Restated Parent Agreement dated as of October 16, 2008 made by the undersigned (as amended or otherwise modified from time to time, the “Parent Agreement”), and (iii) acknowledges and agrees that, after giving effect to the TAA and the other Amendment Documents, such Parent Agreement remains in full force and effect and such Parent Agreement is hereby ratified and confirmed.

FRESENIUS MEDICAL CARE HOLDINGS, INC.		FRESENIUS MEDICAL CARE AG & Co. KGaA represented by Fresenius Medical Care Management AG (General Partner)

By:		By:

	Name: Mark Fawcett		Name: Dr. Ben Lipps
	Title: Vice President & Asst. Treasurer		Title: Member of the Management Board CEO
By:

Name: Dr. Rainer Runte
Title: Member of the Management Board Law and Compliance General Counsel

EXHIBIT Q

to

FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

LIST OF TRANSFERRING AFFILIATES

Chief Executive Office for each	920 Winter Street
Transferring Affiliate:	Waltham, Massachusetts 02451-1457

Original Transferring Affiliates	State of
(before October 19, 2006)	Incorporation

Bio-Medical Applications Home Dialysis Services, Inc.	Delaware
Bio-Medical Applications Management Company, Inc	Delaware
Bio-Medical Applications of Alabama, Inc.	Delaware
Bio-Medical Applications of Anacostia, Inc.	Delaware
Bio-Medical Applications of Aguadilla, Inc.	Delaware
Bio-Medical Applications of Arecibo, Inc.	Delaware
Bio-Medical Applications of Arkansas, Inc.	Delaware
Bio-Medical Applications of Bayamon, Inc.	Delaware
Bio-Medical Applications of Blue Springs, Inc	Delaware
Bio-Medical Applications of Caguas, Inc.	Delaware
Bio-Medical Applications of California, Inc.	Delaware
Bio-Medical Applications of Camarillo, Inc.	Delaware
Bio-Medical Applications of Capitol Hill, Inc.	Delaware
Bio-Medical Applications of Carolina, Inc.	Delaware
Bio-Medical Applications of Carson, Inc.	Delaware
Bio-Medical Applications of Clinton, Inc.	Delaware
Bio-Medical Applications of Columbia Heights, Inc.	Delaware
Bio-Medical Applications of Connecticut, Inc.	Delaware
Bio-Medical Applications of Delaware, Inc.	Delaware
Bio-Medical Applications of Dover, Inc.	Delaware
Bio-Medical Applications of Eureka, Inc.	Delaware
Bio-Medical Applications of Fayetteville, Inc.	Delaware
Bio-Medical Applications of Florida, Inc.	Delaware
Bio-Medical Applications of Fremont, Inc.	Delaware
Bio-Medical Applications of Fresno, Inc.	Delaware
Bio-Medical Applications of Georgia, Inc.	Delaware
Bio-Medical Applications of Glendora, Inc.	Delaware
Bio-Medical Applications of Guayama, Inc.	Delaware
Bio-Medical Applications of Hoboken, Inc.	Delaware
Bio-Medical Applications of Humacao, Inc.	Delaware
Bio-Medical Applications of Illinois, Inc.	Delaware
Bio-Medical Applications of Indiana, Inc.	Delaware
Bio-Medical Applications of Kansas, Inc.	Delaware
Bio-Medical Applications of Kentucky, Inc.	Delaware
Bio-Medical Applications of Las Americas, Inc.	Delaware
Bio-Medical Applications of Long Beach, Inc.	Delaware
Bio-Medical Applications of Los Gatos, Inc.	Delaware
Bio-Medical Applications of Louisiana, LLC	Delaware
Bio-Medical Applications of Maine, Inc.	Delaware
Bio-Medical Applications of Manchester, Inc.	Delaware

Original Transferring Affiliates	State of
(before October 19, 2006)	Incorporation

Bio-Medical Applications of Maryland, Inc.	Delaware
Bio-Medical Applications of Massachusetts, Inc.	Delaware
Bio-Medical Applications of Mayaguez, Inc.	Delaware
Bio-Medical Applications of Michigan, Inc.	Delaware
Bio-Medical Applications of Minnesota, Inc.	Delaware
Bio-Medical Applications of Mission Hills, Inc.	Delaware
Bio-Medical Applications of Mississippi, Inc.	Delaware
Bio-Medical Applications of Missouri, Inc.	Delaware
Bio-Medical Applications of MLK, Inc.	Delaware
Bio-Medical Applications of Nevada, Inc	Nevada
Bio-Medical Applications of New Hampshire, Inc.	Delaware
Bio-Medical Applications of New Jersey, Inc.	Delaware
Bio-Medical Applications of New Mexico, Inc.	Delaware
Bio-Medical Applications of North Carolina, Inc.	Delaware
Bio-Medical Applications of Northeast, D.C., Inc.	Delaware
Bio-Medical Applications of Oakland, Inc.	Delaware
Bio-Medical Applications of Ohio, Inc.	Delaware
Bio-Medical Applications of Oklahoma, Inc.	Delaware
Bio-Medical Applications of Pennsylvania, Inc.	Delaware
Bio-Medical Applications of Ponce, Inc.	Delaware
Bio-Medical Applications of Puerto Rico, Inc.	Delaware
Bio-Medical Applications of Rhode Island, Inc.	Delaware
Bio-Medical Applications of Rio Piedras, Inc.	Delaware
Bio-Medical Applications of San Antonio, Inc.	Delaware
Bio-Medical Applications of San German, Inc.	Delaware
Bio-Medical Applications of San Juan, Inc.	Delaware
Bio-Medical Applications of South Carolina, Inc.	Delaware
Bio-Medical Applications of Southeast Washington, Inc.	Delaware
Bio-Medical Applications of Tennessee, Inc.	Delaware
Bio-Medical Applications of Texas, Inc.	Delaware
Bio-Medical Applications of The District of Columbia, Inc.	Delaware
Bio-Medical Applications of Ukiah, Inc.	Delaware
Bio-Medical Applications of Virginia, Inc.	Delaware
Bio-Medical Applications of West Virginia, Inc.	Delaware
Bio-Medical Applications of Wisconsin, Inc.	Delaware
Bio-Medical Applications of Woonsocket, Inc.	Delaware
Dialysis America Alabama, LLC	Delaware
Dialysis America Georgia, LLC	Delaware
Dialysis Associates of Northern New Jersey, L.L.C.	New Jersey
Everest Healthcare Holdings, Inc.	Delaware
Everest Healthcare Indiana, Inc.	Indiana
Everest Healthcare Rhode Island, Inc.	Delaware
Everest Healthcare Texas Holding Corp	Delaware
Everest Healthcare Texas, LP	Delaware
Everest Management, Inc.	Delaware
Fresenius Medical Care Dialysis Services Colorado LLC	Delaware
Fresenius Medical Care Dialysis Services-Oregon, LLC	Oregon
FMS New York, Inc.	Delaware
Fresenius Management Services, Inc.	Delaware

Original Transferring Affiliates	State of
(before October 19, 2006)	Incorporation

Fresenius USA Home Dialysis, Inc.	Delaware
Fresenius USA Marketing, Inc.	Delaware
Fresenius USA, Inc.	Massachusetts
Gulf Region Mobile Dialysis, Inc.	Delaware
Home Dialysis of America, Inc.	Arizona
Home Dialysis of Muhlenberg County, Inc.	Kentucky
Home Intensive Care, Inc.	Delaware
Mercy Dialysis Center, Inc.	Wisconsin
National Medical Care, Inc.	Delaware
Neomedica, Inc	Delaware
North Buckner Dialysis Center, Inc.	Delaware
Northern New Jersey Dialysis, L.L.C.	Delaware
Qualicenters, Inc.	Colorado
San Diego Dialysis Services, Inc.	Delaware
Spectra East, Inc.	Delaware
Spectra Laboratories, Inc.	Nevada
Terrell Dialysis Center, L.L.C.	Delaware
Conejo Valley Dialysis, Inc.	California
Dialysis Services of Cincinnati, Inc.	Ohio
Dialysis Services, Inc.	Texas
Dialysis Specialists of Topeka, Inc.	Kansas
Dialysis Specialists of Tulsa, Inc.	Oklahoma
Everest Healthcare Ohio, Inc.	Ohio
Haemo-Stat, Inc.	California
Santa Barbara Community Dialysis Center, Inc.	California
Con-Med Supply Company, Inc.	Illinois
WSKC Dialysis Services, Inc.	Illinois
Du Page Dialysis, Ltd.	Illinois

Additional Transferring Affiliates	State of
(added October 19, 2006)	Incorporation

Angleton Dialysis, Inc.	Texas
Arizona Renal Investments, LLC	Delaware
Brazoria Kidney Center, Inc.	Texas
Brevard County Dialysis, LLC	Florida
Cartersville Dialysis Center, LLC	Georgia
Clayton County Dialysis, LLC	Georgia
Clermont Dialysis Center, LLC	Georgia
Cobb County Dialysis, LLC	Georgia
Columbus Area Renal Alliance, LLC	Delaware
Covington Dialysis Center, LLC	Georgia
Diabetes Care Group, Inc.	Delaware
Dialysis Associates, LLC	Tennessee
Dialysis Centers of America — Illinois, Inc.	Illinois
Dialysis Licensing Corp.	Delaware
Dialysis Management Corporation	Texas
Dialysis Services of Atlanta, Inc.	Georgia
Douglas County Dialysis, LLC	Georgia
Doylestown Acute Renal Services, L.L.C.	Pennsylvania

Additional Transferring Affiliates	State of
(added October 19, 2006)	Incorporation

Fondren Dialysis Clinic, Inc.	Texas
Fort Scott Regional Dialysis Center, Inc.	Missouri
Four State Regional Dialysis Center, Inc.	Missouri
Henry Dialysis Center, LLC	Georgia
Holton Dialysis Clinic, LLC	Georgia
Jefferson County Dialysis, Inc.	Arkansas
KDCO, Inc.	Missouri
Kentucky Renal Care Group, LLC	Delaware
Lawton Dialysis, Inc.	Arkansas
Little Rock Dialysis, Inc.	Arkansas
Maumee Dialysis Services, LLC	Delaware
Miami Regional Dialysis Center, Inc.	Missouri
Michigan Home Dialysis Center, Inc.	Michigan
Naples Dialysis Center, LLC	Florida
National Nephrology Associates Management Company of Texas, Inc.	Texas
National Nephrology Associates of Texas, L.P.	Texas
NNA Management Company of Kentucky, Inc.	Kentucky
NNA Management Company of Louisiana, Inc.	Louisiana
NNA of Alabama, Inc.	Alabama
NNA of East Orange, L.L.C.	New Jersey
NNA of Florida, LLC	Florida
NNA of Georgia, Inc.	Delaware
NNA of Harrison, L.L.C.	New Jersey
NNA of Louisiana, LLC	Louisiana
NNA of Memphis, LLC	Tennessee
NNA of Nevada, Inc.	Nevada
NNA of Newark, L.L.C.	New Jersey
NNA of Oklahoma, Inc.	Nevada
NNA of Oklahoma, L.L.C.	Oklahoma
NNA of Rhode Island, Inc.	Rhode Island
NNA of Toledo, Inc.	Ohio
NNA Properties of Tennessee, Inc.	Tennessee
NNA Transportation Services Corporation	Tennessee
NNA-Saint Barnabas, L.L.C.	New Jersey
NNA-Saint Barnabas-Livingston, L.L.C.	New Jersey
Norcross Dialysis Center, LLC	Georgia
Northeast Alabama Kidney Clinic, Inc.	Alabama
Northwest Dialysis, Inc.	Arkansas
Physicians Dialysis Company, Inc.	Pennsylvania
RCG Arlington Heights, LLC	Delaware
RCG Bloomington, LLC	Delaware
RCG Credit Corporation	Tennessee
RCG East Texas, LLP	Delaware
RCG Finance, Inc.	Delaware
RCG Indiana, L.L.C.	Delaware
RCG Irving, LLP	Delaware
RCG Marion, LLC	Delaware
RCG Martin, LLC	Delaware
RCG Memphis East, LLC	Delaware

Additional Transferring Affiliates	State of
(added October 19, 2006)	Incorporation

RCG Memphis, LLC	Delaware
RCG Mississippi, Inc.	Delaware
RCG PA Merger Corp.	Texas
RCG University Division, Inc.	Tennessee
RCG West Health Supply, L.C.	Arizona
RCG Whitehaven, LLC	Delaware
RCG/Saint Luke’s, LLC	Delaware
RCGIH, Inc.	Delaware
Renal Care Group Alaska, Inc.	Alaska
Renal Care Group Central Memphis, LLC	Delaware
Renal Care Group East, Inc.	Pennsylvania
Renal Care Group Michigan, Inc.	Delaware
Renal Care Group Northwest, Inc.	Delaware
Renal Care Group of the Midwest, Inc.	Kansas
Renal Care Group of the Ozarks, LLC	Delaware
Renal Care Group of the South, Inc.	Delaware
Renal Care Group of the Southeast, Inc.	Florida
Renal Care Group Ohio, Inc.	Delaware
Renal Care Group South New Mexico, LLC	Delaware
Renal Care Group Southwest Holdings, Inc.	Delaware
Renal Care Group Southwest, L.P.	Delaware
Renal Care Group Texas, Inc.	Texas
Renal Care Group Texas, LP	Delaware
Renal Care Group Westlake, LLC	Delaware
Renal Care Group, Inc.	Delaware
RenalNet, Inc.	Delaware
RenalPartners of Indiana, LLC	Indiana
RenalPartners, Inc.	Delaware
Renex Corp.	Florida
Renex Dialysis Clinic of Amesbury, Inc.	Massachusetts
Renex Dialysis Clinic of Bloomfield, Inc.	New Jersey
Renex Dialysis Clinic of Bridgeton, Inc.	Missouri
Renex Dialysis Clinic of Creve Coeur, Inc.	Missouri
Renex Dialysis Clinic of Doylestown, Inc.	Pennsylvania
Renex Dialysis Clinic of Maplewood, Inc.	Missouri
Renex Dialysis Clinic of North Andover, Inc.	Massachusetts
Renex Dialysis Clinic of Orange, Inc.	New Jersey
Renex Dialysis Clinic of Penn Hills, Inc.	Pennsylvania
Renex Dialysis Clinic of Philadelphia, Inc.	Pennsylvania
Renex Dialysis Clinic of Pittsburgh, Inc.	Pennsylvania
Renex Dialysis Clinic of Shaler, Inc.	Pennsylvania
Renex Dialysis Clinic of South Georgia, Inc.	Georgia
Renex Dialysis Clinic of St. Louis, Inc.	Missouri
Renex Dialysis Clinic of Tampa, Inc.	Florida
Renex Dialysis Clinic of Union, Inc.	Missouri
Renex Dialysis Clinic of University City, Inc.	Missouri
Renex Dialysis Clinic of Woodbury, Inc.	New Jersey
Renex Dialysis Facilities, Inc.	Mississippi
Renex Dialysis Homecare of Greater St. Louis, Inc.	Missouri

Additional Transferring Affiliates	State of
(added October 19, 2006)	Incorporation

Renex Management Services, Inc.	Florida
Smyrna Dialysis Center, LLC	Georgia
SSKG, Inc.	Illinois
STAT Dialysis Corporation	Delaware
Stone Mountain Dialysis Center, LLC	Georgia
Stuttgart Dialysis, LLC	Arkansas
Three Rivers Dialysis Services, LLC	Delaware
West Palm Dialysis, LLC	Georgia
Wharton Dialysis, Inc.	Texas

Additional Transferring Affiliates	State of
(added November 17, 2009)	Incorporation

Apheresis Care Group, Inc.	Delaware
Bio-Medical Applications of Amarillo, Inc.	Delaware
Bio-Medical Applications of Idaho, LLC	Delaware
Bio-Medical Applications of Wyoming, LLC	Delaware
Dialysis Services of Southeast Alaska, LLC	Alaska
Dialysis Specialists of Marietta, Ltd.	Ohio
FMS Philadelphia Dialysis, LLC	Delaware
Fresenius Medical Care Comprehensive CKD Services, Inc.	Delaware
Fresenius Medical Care Health Plan, Inc.	Delaware
Fresenius Medical Care Healthcare Recruitment, LLC	Delaware
Fresenius Medical Care Holdings, Inc.	New York
Fresenius Medical Care of Illinois, LLC	Delaware
Fresenius Medical Care Pharmacy Services, Inc.	Delaware
Fresenius Medical Care PSO, LLC	Delaware
Fresenius Medical Care Rx, LLC	Delaware
Fresenius Medical Care Ventures Holding Company, Inc.	Delaware
Fresenius Medical Care Ventures, LLC	Delaware
Fresenius USA Manufacturing, Inc.	Delaware
Homestead Artificial Kidney Center, Inc.	Florida
Integrated Renal Care of the Pacific, LLC	Hawaii
Metro Dialysis Center — Normandy, Inc.	Missouri
Metro Dialysis Center — North, Inc.	Missouri
Nephromed LLC	Delaware
New York Dialysis Management, Inc.	New York
NMC Services, Inc.	Delaware
QualiCenters Albany, Ltd.	Colorado
QualiCenters Bend LLC	Colorado
QualiCenters Coos Bay, Ltd.	Colorado
QualiCenters Eugene-Springfield, Ltd.	Colorado
QualiCenters Inland Northwest L.L.C.	Colorado
QualiCenters Pueblo LLC	Colorado
QualiCenters Salem LLC	Colorado
QualiCenters Sioux City, LLC	Colorado
Renaissance Health Care, Inc.	Delaware
Renal Care Group of the Rockies, LLC	Delaware
Renal Care Group Southwest Michigan, LLC	Delaware
Renal Care Group Toledo, LLC	Delaware

Additional Transferring Affiliates	State of
(added November 17, 2009)	Incorporation

Renal Care Group-Harlingen, L.P.	Delaware
Renal Solutions, Inc.	Indiana
S.A.K.D.C., Inc.	Texas
SORB Technology, Inc.	Mississippi
Spectra Diagnostics, LLC	Delaware
Spectra Medical Data Processing, LLC	Delaware
Spectra Renal Research, LLC	Delaware
St. Louis Regional Dialysis Center, Inc.	Missouri
Tappahannock Dialysis Center, Inc.	Virginia
U.S. Vascular Access Holdings, LLC	Delaware
Warrenton Dialysis Facility, Inc.	Virginia
West End Dialysis Center, Inc.	Virginia

EXHIBIT R

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FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF ACCOUNT AGENT AGREEMENT

ACCOUNT AGENT AGREEMENT

ACCOUNT AGENT AGREEMENT (this “Agreement”), dated as of August 28, 1997, made by each of the parties identified on the signature pages hereto as being a “Titleholder”, for the benefit of NMC Funding Corporation, a Delaware corporation (“NMC Funding”) and NationsBank, N.A., as agent (the “Agent” ) for certain “Investors” (as defined below).

PRELIMINARY STATEMENTS:

(1) National Medical Care, Inc., a Delaware corporation (“NMC”) has entered into that certain Transferring Affiliate Letter (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Transferring Affiliate Letter”) dated as of even date herewith with each of the “Transferring Affiliates” named therein, under which each Such Transferring Affiliate has agreed to sell and assign on each day hereafter all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein) to NMC in accordance with the terms thereof.

(2) NMC has entered into that certain Receivables Purchase Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “BMA Transfer Agreement”) dated as of even date herewith with Bio-Medical Applications Management Company, Inc., a Delaware corporation (“BMA”), under which BMA has agreed to sell and assign on the date hereof all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein) to NMC in accordance with the terms thereof.

(3) NMC has entered into that certain Receivables Purchase Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Receivables Agreement”) dated as of even date herewith with NMC Funding, under which NMC has agreed to sell and assign on each day hereafter all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein), including, without limitation, all Receivables and Related Security acquired by NMC from the Transferring Affiliates under the Transferring Affiliate Letter and from BMA under the BMA Transfer Agreement, to NMC Funding in accordance with the terms thereof.

(4) NMC Funding has entered into that certain Transfer and Administration Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “TAA”) dated as of even date herewith with Enterprise Funding Corporation (“Enterprise”), NMC, as the “Collection Agent” thereunder, certain “Bank Investors” from time to time party thereto (together with Enterprise, the “Investors”) and the Agent, under which NMC Funding shall from time to time sell and assign undivided percentage ownership interests in all “Receivables” and “Related Security” (each as defined therein), including, without limitation, in all Receivables and Related Security acquired by NMC Funding from NMC under the Receivables Agreement, to the Agent for the benefit of the Investors in accordance with the terms thereof. Terms used herein and not otherwise defined herein shall have the meanings assigned under the TAA.

(5) Each Titleholder maintains, for the benefit of certain of the Transferring Affiliates, one or more deposit accounts (each, a “Remittance Account”) to which Obligors on Receivables that have been originated by such Transferring Affiliate have been directed to remit payment on such Receivables.

(6) NMC Funding, as a condition to its entering into the Receivables Agreement, and the Investors and the Agent, as a condition to their entering into the TAA, have required that the Titleholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the sufficiency and receipt of which are acknowledged), each Titleholder agrees as follows:

Section 1. Representations and Warranties. Each Titleholder represents and warrants that:

(a) Such Titleholder maintains one or more Remittance Accounts for the benefit of one or more Transferring Affiliates. In each case, such Titleholder is acting exclusively in its capacity as agent for such Transferring Affiliate in the establishment and maintenance of each Remittance Account, and acts exclusively at the direction of such Transferring Affiliate in respect of the handling and disposition of all monies, checks, instruments, collections, remittances or other payment items received in the Remittance Accounts (the “Payment Items”). Each Remittance Account exists solely for the administrative convenience of the applicable Transferring Affiliate.

(b) Such Titleholder does not hold or claim any lien, security interest, charge or encumbrance, or other right or claim in, of or on (i) any Receivables originated by any Transferring Affiliate, (ii) any Payment Items in respect of any such Receivables or (iii) any Related Security with respect to any of the foregoing (collectively, the “Affected Assets”). To the extent that the Titleholder at any time comes into possession, whether by reason of a remittance to a Remittance Account or otherwise, of any Affected Assets, such Titleholder holds such Affected Assets in trust for the benefit of the applicable Transferring Affiliate.

(c) Such Titleholder satisfies, upon execution and delivery of this Agreement, the requirements set forth in the Receivables Agreement and the TAA for being a “Designated Account Agent” for purposes of those agreements.

(d) Such Titleholder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. Such Titleholder is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(e) The maintenance of each Remittance Account for the benefit of the applicable Transferring Affiliates, and the execution, delivery and performance by such Titleholder of this Agreement, are within such Titleholder’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or By-laws of such Titleholder or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Titleholder.

(f) This Agreement constitutes the legal, valid and binding obligation of such Titleholder enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(g) Each Remittance Account meets the requirements for being a Special Account under the terms of each of the Receivables Agreement and the TAA, and a Special Account Letter is in effect with respect thereto. The names and addresses of each Remittance Account, together with the account numbers thereof and the Special Account Banks with respect thereto, are specified in Exhibit C to the Receivables Agreement (as the same may be amended from time to time in accordance with the terms of the Receivables Agreement). Neither such Titleholder nor, to the best of such Titleholder’s knowledge, any Transferring Affiliate has granted to any Person dominion and control over any Remittance Account or the right to take dominion and control over any Remittance Account at a future time or upon the occurrence of a future event and each Remittance Account is otherwise free and clear of any Adverse Claim.

On each day that a “Purchase” is made under the Receivables Agreement, each Titleholder shall be deemed to have certified that all representations and warranties described in this Section 1 are correct on and as of such day as though made on and as of such day.

Section 2. Acknowledgment of Interest. Each Titleholder acknowledges (i) that it has received a copy of each of the Transferring Affiliate Letter, the Receivables Agreement and the TAA, (ii) the ownership and related interests transferred to each of NMC, NMC Funding and the Agent, for the benefit of the Investors, thereunder and (iii) that for purposes of Uniform Commercial Code Section 9-305, it has received adequate notice of each of such interests.

Section 3. Covenants. At all times from the date hereof to the Collection Date, unless each of NMC Funding and the Agent shall otherwise consent in writing, each Titleholder agrees that:

(a) Such Titleholder shall take all action, or omit to take all action, required to be taken (or to be omitted) by each Transferring Affiliate as it may relate to the Remittance Accounts under the Transferring Affiliate Letter, the Receivables Agreement, or the TAA, including, without limitation any such action that relates to any covenant or undertaking on the part of such Transferring Affiliate or any of its assigns in respect of “Special Accounts,” the “Concentration Account” or any “Designated Account Agent” thereunder.

(b) Such Titleholder will furnish to each of NMC Funding and the Agent from time to time such information with respect to the activity in the Remittance Accounts as NMC Funding or the Agent may reasonably request, and will at any time and from time to time during regular business hours permit NMC Funding and the Agent, or any of their respective agents or representatives, (i) to examine and make copies of and take abstracts from records of such Titleholder in respect of the Remittance Accounts and (ii) to visit the offices and properties of such Titleholder for the purpose of examining such records.

(c) Such Titleholder will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse claim upon (or the filing of any financing statement against) or with respect to any of the Affected Assets or any of the Remittance Accounts. The Payment Items mailed to, and funds deposited to or otherwise available in, the Remittance Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of such Titleholder, all of which such Titleholder hereby waives. To the extent there are any amounts due to any Titleholder in respect of its fees and expenses for the maintenance and operation of any of the Remittance Accounts, or in respect of any other claim such Titleholder may from time to time hold against any Transferring Affiliate or any affiliate thereof, such claims shall be settled separately as between such Titleholder and such Transferring Affiliate (or other affiliate), by disbursement from the general operating funds of the applicable Transferring Affiliate (or other affiliate), by disbursement from the general operating funds of the applicable Transferring Affiliate (or other affiliate) and not by way of set-off against, or otherwise from, funds at any time available in the Remittance Accounts.

Section 4. Miscellaneous.

(a) This Agreement may not be terminated at any time by or as to any Titleholder except in accordance with the terms of the Receivables Agreement.

(b) Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by NMC Funding and the Agent.

(c) No Titleholder may assign or transfer any of its rights or obligations hereunder without the prior written consent of NMC Funding and the Agent. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, NMC Funding, the Agent, each of the Titleholders and their respective successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Titleholders:	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
By
Title:

HOME NUTRITIONAL SERVICES, INC.
By
Title:
Accepted and agreed as of the date first above written:

NMC FUNDING CORPORATION
By
Title:
NATIONSBANK, N.A., as Agent
By
Title:

Signature Page to Account Agent Agreement
Dated as of August 28, 1997

EXHIBIT S

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FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

LIST OF CLOSING DOCUMENTS

S-1

FIFTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

Dated as of November 17, 2009

NMC FUNDING CORPORATION,

as Transferor

List of Closing Documents

1. Fifth Amended and Restated Transfer and Administration Agreement (7077786).

2. Fifth Amended and Restated Investor Fee Letter (7091908).

3. Amendment No. 1 to Amended and Restated Receivables Purchase Agreement (7091571).

4. Amendment No. 1 to Amended and Restated Transferring Affiliate Letter (7091522).

5. Reaffirmation of Parent Guaranty (7097901).

6. Opinion of Douglas G. Kott.

7. Opinion of Arent Fox LLP relating to corporate, UCC and other matters.

8. True sale and non-consolidation opinion of Arent Fox LLP.

9. Opinion of German counsel.

10. Amendment to Transferor’s Certificate of Incorporation, certified by the Secretary of State of Delaware.

11. Certificate of the Secretary of the Transferor, certifying (a) the Certificate of Incorporation of the Transferor, (b) By-Laws of the Transferor, (c) resolutions of the Transferor’s Board of Directors approving the execution, delivery and performance by the Transferor of the transaction documents to which it is a party and (d) Good Standing Certificate for the Transferor from the Secretary of State of Delaware.

12. Certificate of the Secretary of the Collection Agent, certifying (a) the Certificate of Incorporation, (b) By-Laws of the Collection Agent, (c) resolutions of the Collection Agent’s Board of Directors approving the execution, delivery and performance by the Collection Agent of the transaction documents to which it is a party and (d) Good Standing Certificate for the Collection Agent from the Secretary of State of Delaware.

13. Certificate of the Secretary of each new Transferring Affiliate listed on Schedule A, certifying (a) its Certificate of Incorporation, Certificate of Formation or equivalent document, (b) its by-laws, limited liability company agreement or equivalent document, if any and (c) resolutions of its Board of Directors (or equivalent governing body) approving the execution, delivery and performance of the transaction documents to which it is a party.

14. Good Standing Certificate for each new Transferring Affiliate listed on Schedule A from the relevant jurisdiction of organization.

15. Lien Searches for each new Transferring Affiliate listed on Schedule A.

16. UCC-1 financing statement for each new Transferring Affiliate listed on Schedule A.

17. Certificate of Officer of Collection Agent (7131418) certifying (i) true and correct copies of the forms of Contracts, (ii) a true and correct copy of the Credit and Collection Policy, (iii) a true and correct copy of the Account Schedule (7103652) and (iv) a true and correct copy of the FI/MAC Schedule.

18. Liquidity Agreement for Salisbury Receivables Company, LLC (7100984).

19. Liquidity Agreement for Old Line Funding, LLC (Drafted by RBC).

20. Liquidity Loan Agreement for Old Line Funding, LLC (Drafted by RBC).

21. Liquidity Agreement for Atlantic Asset Securitization LLC (7101047).

22. Second Amended and Restated Liquidity Asset Purchase Agreement for Paradigm Funding LLC (7139710)

23. Fourth Amended and Restated Liquidity Fee Letter for Helaba relating to Paradigm LAPA (7139884).

24. Liquidity Asset Purchase Agreement for Liberty Street Funding LLC (7107830).

25. Ratings Letters from Moody’s and S&P for Salisbury Receivables Company, LLC, Atlantic Asset Securitization LLC, Old Line Funding, LLC and Paradigm Funding LLC.

26. Rating Letters from Fitch for Atlantic Asset Securitization LLC, Old Line Funding, LLC and Giro Balanced Funding Corporation.

27. Agent Fee Letter (7100876).

28. Special Account Letters for accounts related to New Transferring Affiliates.

S-2

EXHIBIT T
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FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF AGREED UPON PROCEDURES REPORT

EXHIBIT T

To

FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

Agreed Upon Procedures

Procedures performed and findings are presented as follows. For purposes of reporting our findings, in those instances in which one or both the compared amounts were rounded to the same degree, we have nevertheless stated that we found the compared amounts to be in agreement. Minor or insignificant differences, as determined by management of the company (“management), between source or testing data and the Investor Report are not discussed herein and are noted as such in the body of the report, as indicated by the tickmark “P”. All testing is performed on the monthly Investor Report for the period ending January 20  .

1A. For Dialysis Products Division (DPD) and Fresenius Medical Services (FMS), obtain the January 20   Monthly Investor Reports (IR) from management and compare gross receivables (line item 1), all components of the Net Receivables Balance calculation (line items 6-19b), Self-Pay Receivables (line items 26-31) and all components of the Monthly Activity calculation (line items 32-37) to the general ledger (GL) and aged trial balance (ATB). Obtain and document management’s reconciliation of differences in the Agreed Upon Procedures Report (the “Report”).

1B. For FMS, obtain from management a list of void & rebills issued in January 20  , select 60 and complete the following:

Arrow Pointing Right	Document management’s explanation of credit memos and void & rebills.

Arrow Pointing Right	Obtain from management a list of each obligor, amount and reason for the issuance of the void & rebill. Document management’s response in the Report in table format.

Arrow Pointing Right	Calculate and document in the Report the average dilution horizon for each void & rebill selected above. The dilution horizon is defined as the period from the average of the original and ending claim dates to the void & rebill date for those claims.

1B. For DPD obtain from management a list of 20 credit memos issued in January 20   and complete the following:

Arrow Pointing Right	Obtain from management a list of each obligor, amount and reason for the issuance of the credit memo. Document management’s response in the Report in table format.

Arrow Pointing Right	Calculate and document in the Report the weighted average dilution horizon for each credit memo selected above. The dilution horizon is defined as the period from original invoice date to the issuance of a credit memo against that invoice. For credits issued for future purchases the dilution horizon is zero. For cash rebates, where the A/R is not discounted and is paid in full, the dilution horizon is zero.

2A. Obtain from management the agings as represented in the selected Monthly Reports and compare amounts to the Company’s ATB and to the GL (DPD and FMS). For each of the divisions, illustrate in the Report the amount as shown in the aged trial balance, the GL and the selected IR. Obtain and document management’s reconciliation of differences.

2B. For DPD and FMS inquire of management the definition of the receivable aging policy utilized (i.e. invoice date or due date). Document management’s representation in the Report.

2C. For FMS, select 60 claims from the January 31, 20   aging and determine if the claims were aged properly in accordance with the Company’s aging policy. Note in the report any invoices/claims that may not be aged in accordance with the aging policy in Procedure 2B.

2C. For DPD, from the 20 invoices/claims selected in January 20   in Procedure 2D, determine if the invoices were aged properly in January in accordance with the Company’s aging policy. Note in the Report any invoices/claims that may not be aged in accordance with the aging policy in 2B.

2D. For FMS, for January 20  , select 60 claims from 8 predetermined commercial checks received into a lockbox account. Additionally, from 3 predetermined Medicare payments received into a lockbox account, select a total of 60 claims. Trace all selected claims to the medical manager/QMS system to determine if the cash received was applied to the appropriate claim.

2D. For DPD, obtain from management 20 cash receipts for DPD from the January 20   monthly cash collections report to determine if cash was applied to the correct invoices/claims.

3A. For DPD and FMS, obtain from management a list of payment terms. Document the list of payment terms received from management.

3B. For DPD and FMS, inquire of management as to whether the Company extends/alters maturity of receivables? If so, under which circumstances? Inquire as to how do the systems/reporting track these payment term extensions (i.e., is the due date extended in the system)? Document management’s response.

4A. For DPD and FMS, compare the monthly write-off amounts as represented in the January 20   IR to the monthly activity in the January 20   roll forward of the allowance for doubtful accounts. Document management’s explanation for any differences greater than $100,000.

4B. For DPD and FMS, obtain from management a listing of the 20 largest DPD accounts that were written-off in January 20   and 60 written-off claims from FMS. Request of management the reason for the write-off and note the response.

4C. For DPD and FMS, inquire of management and note the response of the following:

Arrow Pointing Right	What is the methodology for reserving expected bad debts?

Arrow Pointing Right	Has the Company reserved for any non-delinquent or non-defaulted accounts?

Arrow Pointing Right	Is there a separate account in which delinquent accounts are placed prior to eventual charge-off whereby the amounts are not reflected on the aging?

4D. For DPD and FMS, of the charge offs listed in Procedure 4B, inquire of management as to if any of the accounts were converted to Notes Receivable and if so at what point in the aging where they converted?

5. For DPD and FMS, obtain a list of the primary obligors as listed in the IR as of January 20   and compare this information by tracing amounts to ATB. Obtain and document management’s reconciliation of differences.

6A. For DPD and FMS, obtain from management a listing of the lockbox number and name of the depository banks in which collections are deposited. Compare the list of bank accounts to the Accepted Exhibit C, an updated schedule for the TAA.

6B. For DPD and FMS obtain from management an understanding of the collection process for payments not going directly through the accounts from 6A. Inquire as to whether any payments are received via ACH or wire transfer? If so, obtain from management a listing of bank accounts.

6C. For DPD and FMS, examine a January 20   bank statement to GL reconciliation for one depository account for each division, noting the timeliness of completion and amount of unreconciled differences. Document the quantity of all reconciling items greater than $100,000. Document management’s explanation for all reconciling items greater than $250,000.

6D. For DPD and FMS obtain from management a schedule for January 20   summarizing collections within the bank statement from Procedure 6C by method of receipt, in a format similar to the one shown below.

	ARTICLE
ARTICLE XI Method of Receipt ($000s)	XII January 20	ARTICLE III%

Obligor mailed/sent payment directly to a Special Lock-Box Account (via check, ACH, or Wire Transfer)	$
Obligor sent payment to Company’s office
Other (describe)
ARTICLE IV TOTAL COLLECTIONS DEPOSITED per Bank Statement(s)		$100%
ARTICLE V Reconciling items

6E. For DPD and FMS, compare the accuracy of this schedule by tracing this information to the bank statements, accounting records, and the January 20   report.

6F. For DPD and FMS, inquire of management as to if more than 5% of the collections were not remitted by the obligors directly to one of the Special Accounts. If yes, (i.e. > 5%) select a sample of 5 of these cash receipts and inquire as to whether these collections were deposited into the Concentration Account within 48 hours.

7. KPMG will provide a no material weakness letter for FMCH for the period ending XXX.

See Appendix           for the no material weakness letter.

8. Obtain from the Company the name of independent director and their contact information as well as the name of the independent director’s employer or, if retired, the name of their most recent employer.

9. Please note any changes made to the Company’s credit and collection policy since 12/31/2006 through the date of this Report.

EXHIBIT U

to

FIFTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF “NO MATERIAL WEAKNESS” REPORT

[RESERVED]

U-1